UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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EyePoint Pharmaceuticals, Inc.

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480 Pleasant Street

Watertown, MA 02472

United States

May 10, 2019

To My Fellow Stockholders,

It is my pleasure to invite you to the annual meeting of stockholders of EyePoint Pharmaceuticals, Inc., or the Company, which will be held on Tuesday, June 25, 2019 at 9:00 a.m. U.S. Eastern Time at EyePoint’s Corporate Headquarters, 480 Pleasant Street, Suite A210, Watertown, Massachusetts 02472, in order to vote on the proposals disclosed in the accompanying proxy statement.

Calendar year 2018 was transformational for our Company as we executed on our strategy to become a fully-integrated, specialty biopharmaceutical company with two products commercially launched for the treatment of ocular diseases. As part of our Company transition, in March 2018 we rebranded to EyePoint Pharmaceuticals, Inc. to highlight our progression from a research and development driven clinical-stage organization into an emerging, commercial-stage specialty pharmaceutical company focused on advancing our innovative ophthalmic products for serious eye disorders. We also changed our fiscal year-end date from June 30 to December 31. As a result, you will see references throughout the accompanying proxy statement to the Company’s six-month transition period ended December 31, 2018.

Our commercially available product portfolio includes DEXYCUTM (dexamethasone intraocular suspension) 9%, which was added to our portfolio through the acquisition of Icon Bioscience, Inc. in March 2018, and utilizes our proprietary Verisome® sustained release technology. DEXYCU is a U.S. Food and Drug Administration, or FDA, approved ophthalmic product indicated for the treatment of postoperative inflammation, and is administered as a single dose following surgery. Cataract surgery is the most common surgical procedure performed in the U.S., with approximately 4.8 million surgeries completed in 2018 alone. The current standard of care to treat inflammation post-cataract surgery is to administer steroid drops titrated over three to four weeks. This treatment regimen can be burdensome to cataract surgery patients, who tend to be elderly and can suffer from other medical conditions such as mild cognitive impairment or osteoarthritis in the hands, making compliance difficult. DEXYCU has the potential to address the limitations of the current standard of care for patients by providing a convenient, long-lasting, single-dose injection immediately following cataract surgery. Reimbursement for DEXYCU has been secured by The Centers for Medicare and Medicaid Services, or CMS, through its issuance of a specific and permanent J-code. The Company retains transitional pass-through status for DEXYCU from CMS for three years.

Our second commercial product is YUTIQTM (fluocinolone acetonide intravitreal implant) 0.18 mg, a three-year intravitreal micro-insert for the treatment of chronic non-infectious uveitis affecting the posterior segment of the eye, the third leading cause of blindness in the U.S. YUTIQ is derived from our proprietary DURASERTTM sustained-release technology platform that has been licensed previously to several companies, including Alimera Sciences and Bausch & Lomb, which have developed or marketed products utilizing the DURASERT technology. We believe YUTIQ addresses the high unmet need for treatment options that last longer than the current standard of care and that offer the ease of physician office administration. YUTIQ provides patients with a therapeutic alternative that delivers a consistent micro dosing for up to a three-year period. Extended and consistent drug delivery is an important element to the treatment of posterior segment uveitis as it helps prevent inflammatory uveitis eye flares, which can lead to blindness.

Since launching both products in the first quarter of 2019, our 44-person salesforce (10 for YUTIQ and 34 for DEXYCU) have been successfully trained and are active across the U.S. targeting high-volume surgery centers and cataract surgeons for DEXYCU and uveitis and retinal specialists for YUTIQ. The DEXYCU launch has been strategically staged to ensure both appropriate initial training for the physicians and other members of the ambulatory surgical centers and adherence to best practices when administering drugs or new medical devices in the surgical suite. Our sales efforts have been supported by our robust medical education initiatives and medical science liaison team that continues to expand our presence at key congresses, as well as to proactively plan publications for continued data flow to the greater medical community. We are pleased by the increased interest for both of our products from the greater ophthalmology community of physicians and patients and look forward to providing further progress updates throughout 2019.

From a corporate standpoint, we made several critical management and Board of Directors appointments to ensure the success of our commercialization planning and ongoing product launches. Key new hires in 2018 included David Price, Chief Financial Officer, Dr. John J. Weet, Senior Vice President of Regulatory Affairs & Quality, Ron Honig, Esq., Senior Vice President, General Counsel & Company Secretary, and other professionals in sales, marketing, manufacturing and medical affairs positions to support our launch efforts. We have also strengthened our Board of Directors with the appointment of Dr. Göran Ando, the former Chairman of the Board of Novo Nordisk A/S, who was also named our Chairman of the Board in September 2018 to help guide the Company through this next phase of growth. We were also privileged to welcome Ron Eastman, Managing Director of EW Healthcare Partners, Dr. John Landis, a former executive at Schering-Plough Corporation and Dr. David Guyer, Executive Chairman of IVERIC bio, Inc. (formerly known as Ophthotech Corporation), as additional members of our Board.

I am tremendously proud of the accomplishments our Company and team have made this year. A special thank you is warranted to our dedicated employees who have helped lead our organization through a transformational year and the momentous milestones for our pipeline of ophthalmic products. It is only through the combined efforts of all of us that we can bring to market innovative ophthalmology products.

Finally, I would also like to thank you, our stockholders, for your continued support through our major transition into a specialty pharmaceutical company. We plan to build on this momentum as we enter a new period of growth. I look forward to keeping you updated on our progress and milestones.

In connection with this annual meeting, all stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, we urge you to submit your voting instructions as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. For specific instructions on voting, please refer to the instructions on the stockholder meeting notice.

Instead of mailing a printed copy of our proxy materials (including our Transition Report on Form 10-K for the six months ended December 31, 2018) to each stockholder of record, we have decided to provide access to these materials via the Internet. This delivery method reduces the amount of paper necessary to produce these materials, as well as the costs associated with printing and mailing these materials to all stockholders. Accordingly, on or about May 10, 2019, we will have commenced the mailing of a Notice of Internet Availability of Proxy Materials, or the Notice, to all stockholders of record as of April 26, 2019. As explained in greater detail in the Notice, all stockholders may access our proxy materials on our website or may request a printed set of our proxy materials. In addition, the Notice and website provide information on how to request to receive all future proxy materials in printed form or electronically.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 25, 2019: This proxy statement and our Transition Report on Form 10-K for the six months ended December 31, 2018 are available on the following websites: www.edocumentview.com/EYPT for street holders and www.envisionreports.com/EYPT for registered holders.

Whether or not you plan to attend the meeting, your vote is very important and we encourage you to vote promptly and affirmatively for the proposals. As a Delaware corporation and under our bylaws, a

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minimum of one-third of our outstanding shares of common stock must be present in person or represented by proxy at the meeting in order for the meeting to be considered valid. You may vote your shares online, by telephone or by mailing a completed proxy card if you elect to receive the proxy materials by mail. Instructions regarding each method of voting are provided on the stockholder meeting notice. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

Yours sincerely,

Nancy Lurker

President and Chief Executive Officer

This letter to stockholders includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. You should be aware that our actual results could differ materially from those contained in the forward-looking statements. Among the factors that could cause actual results to differ materially from the anticipated results or other expectations expressed, anticipated or implied in our forward-looking statements are risks and uncertainties inherent in our business including, without limitation: our ability to achieve profitable operations and access to needed capital; fluctuations in our operating results; our ability to successfully produce sufficient commercial quantities of YUTIQ and DEXYCU and to successfully commercialize YUTIQ and DEXYCU in the U.S.; our ability to sustain and enhance an effective commercial infrastructure and enter into and maintain commercial agreements for YUTIQ and DEXYCU; the regulatory approval and successful release of our YUTIQ line extension shorter-acting treatment for non-infectious uveitis affecting the posterior segment of the eye; potential off-label sales of ILUVIEN for non-infectious uveitis affecting the posterior segment of the eye; consequences of fluocinolone acetonide side effects for YUTIQ; consequences of dexamethasone side effects for DEXYCU; successful commercialization of, and receipt of revenues from, ILUVIEN for diabetic macular edema, or DME; Alimera’s ability to obtain additional marketing approvals and the effect of pricing and reimbursement decisions on sales of ILUVIEN for DME; Alimera’s ability to commercialize ILUVIEN for non-infectious uveitis affecting the posterior segment of the eye in its licensed territories; potential declines in Retisert royalties; our ability to market and sell products; the success of current and future license agreements; termination or breach of current license agreements; our dependence on contract research organizations, contract sales organizations, vendors and investigators; effects of competition and other developments affecting sales of products; market acceptance of products; effects of guidelines, recommendations and studies; protection of intellectual property and avoiding intellectual property infringement; retention of key personnel; product liability; industry consolidation; compliance with environmental laws; manufacturing risks; risks and costs of international business operations; volatility of stock price; possible dilution; absence of dividends; and other factors described in our filings with the Securities and Exchange Commission. We cannot guarantee that the results and other expectations expressed, anticipated or implied in any forward-looking statement will be realized. A variety of factors, including these risks, could cause our actual results and other expectations to differ materially from the anticipated results or other expectations expressed, anticipated or implied in our forward-looking statements. Should known or unknown risks materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected in the forward-looking statements. You should bear this in mind as you consider any forward-looking statements. Our forward-looking statements speak only as of the dates on which they are made. We do not undertake any obligation to publicly update or revise our forward-looking statements even if experience or future changes makes it clear that any projected results expressed or implied in such statements will not be realized.

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NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 25, 2019

Dear Stockholders:

NOTICE IS HEREBY GIVEN that the 2019 Annual Meeting of Stockholders, or the Annual Meeting, of EyePoint Pharmaceuticals, Inc., or the Company, will be held on Tuesday, June 25, 2019, at 9:00 a.m., local time, at the Company’s Corporate Headquarters, 480 Pleasant Street, Suite A210, Watertown, Massachusetts 02472, for the following purposes:

1.	To elect nine directors to the Company’s Board of Directors, each to serve until the Company’s 2020 Annual Meeting of Stockholders or until such person’s successor is duly elected and qualified.

2.	To approve an amendment to the EyePoint Pharmaceuticals, Inc. 2016 Long-Term Incentive Plan to increase the number of shares authorized for issuance thereunder by 11,000,000.

3.	To approve the EyePoint Pharmaceuticals, Inc. 2019 Employee Stock Purchase Plan.

4.	To approve, on an advisory basis, the compensation paid to our named executive officers as disclosed in the accompanying proxy statement.

5.	To vote, on an advisory basis, on the frequency of advisory stockholder votes on the compensation paid to our named executive officers.

6.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

7.	To transact such other business as may properly come before the meeting or any adjournment or postponement of the Annual Meeting.

The Company’s Board of Directors recommends that stockholders vote FOR ALL on Proposal No. 1, FOR Proposal Nos. 2, 3, 4 and 6 and 1 YEAR on Proposal No. 5.

Stockholders of record at the close of business on April 26, 2019, the record date of the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement of the meeting. A list of stockholders as of the record date will be available for stockholder inspection at the Annual Meeting and at the Company’s executive offices at 480 Pleasant Street, Suite A210, Watertown, Massachusetts 02472 during normal business hours from April 26, 2019 to the date of the Annual Meeting.

Important notice regarding the availability of proxy materials for the Annual Meeting to be held on June 25, 2019. Our 2019 Proxy Statement and Transition Report on Form 10-K for the six months ended December 31, 2018 are available at www.edocumentview.com/EYPT for street holders and www.envisionreports.com/EYPT for registered holders.

The accompanying proxy statement includes further details with respect to the proposals to be considered at the Annual Meeting. This notice of Annual Meeting and the accompanying proxy statement contain important information and should be read in their entirety. If you are in doubt as to how you should vote at the Annual Meeting, you should seek advice from your legal counsel, accountant or other professional adviser prior to voting.

By Order of the Board of Directors

Ron Honig

SVP, General Counsel and Company Secretary

May 10, 2019

Watertown, Massachusetts

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND VOTING	1

DIRECTORS AND EXECUTIVE OFFICERS	9

CORPORATE GOVERNANCE AND BOARD MATTERS	16

STOCK OWNERSHIP	27

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION	30

PROPOSAL 1: ELECTION OF NINE DIRECTORS	40

PROPOSAL 2: AMENDMENT TO 2016 LONG-TERM INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE	41

PROPOSAL 3: ADOPTION OF EMPLOYEE STOCK PURCHASE PLAN	48

PROPOSAL 4: ADVISORY VOTE ON EXECUTIVE COMPENSATION	51

PROPOSAL 5: ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION	52

PROPOSAL 6: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	53

INFORMATION ABOUT STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS	55

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS	55

AVAILABILITY OF TRANSITION REPORT ON FORM 10-K	55

OTHER BUSINESS	56

ANNEX A: AMENDMENT NO. 1 TO EYEPOINT PHARMACEUTICALS, INC. 2016 LONG TERM INCENTIVE PLAN AND EYEPOINT PHARMACEUTICALS, INC. 2016 LONG TERM INCENTIVE PLAN	A-1

ANNEX B. EYEPOINT PHARMACEUTICALS, INC. 2019 EMPLOYEE STOCK PURCHASE PLAN	B-1

In this proxy statement, the words “EyePoint,” “the Company,” “we,” “our,” “ours,” “us” and similar terms refer to EyePoint Pharmaceuticals, Inc. and its consolidated subsidiaries, unless the context indicates otherwise.

The Notice of 2019 Annual Meeting of Stockholders and Proxy Statement and our accompanying Transition Report on Form 10-K are being distributed and made available on or about May 10, 2019.

QUESTIONS AND ANSWERS

ABOUT

THE PROXY MATERIALS AND VOTING

Proxy Materials

Why am I receiving these proxy materials?

Our Board of Directors (Board) has made these proxy materials available to you on the Internet, or, upon your request, has delivered a printed or email copy of these proxy materials to you, in connection with its solicitation of proxies for use at our 2019 Annual Meeting of Stockholders (Annual Meeting), which will take place on June 25, 2019 at 9:00 a.m., local time, at the Company’s Corporate Headquarters, 480 Pleasant Street, Suite A210, Watertown, MA 02472. We began sending the Notice of Internet Availability of Proxy Materials (Notice) on or about May 10, 2019. You received proxy materials because you owned shares of EyePoint common stock at the close of business on April 26, 2019 (the Record Date), and that entitles you to vote at the Annual Meeting. These proxy materials describe the matters on which our Board of Directors would like you to vote and contain information that we are required to provide to you under the rules of the U.S. Securities and Exchange Commission (SEC) when we solicit your proxy.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 25, 2019. Our 2019 Proxy Statement and Transition Report on Form 10-K for the six months ended December 31, 2018 are available at www.edocumentview.com/EYPT for street holders and www.envisionreports.com/EYPT for registered holders.

What is included in the proxy materials?

The proxy materials include:

•	the Notice of 2019 Annual Meeting of Stockholders and Proxy Statement (Proxy Statement);

•	our Transition Report on Form 10-K for the six months ended December 31, 2018 (Transition Report); and

•	if you requested a printed or email copy of these proxy materials, the proxy or voting instruction card that accompanied these materials.

What information is contained in this Proxy Statement and our Transition Report on Form 10-K?

The information in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and certain of our executive officers, corporate governance matters, and certain other required information. Our Transition Report contains information about our business, our audited financial statements and other important information that we are required to disclose under the rules of the SEC.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with SEC rules, we may furnish proxy materials, including this Proxy Statement and our Transition Report, to our stockholders by providing access to such documents on the Internet instead of mailing

EyePoint Pharmaceuticals - 2019 Proxy Statement  |  1

printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy or voting instructions on the Internet. If you would like to receive a paper or email copy of the proxy materials, you should follow the instructions in the Notice for requesting such materials.

How can I access the proxy materials over the Internet?

The Notice and, if you requested to receive a printed or email copy of these proxy materials, the proxy or voting instruction card that accompanied these materials, contains instructions on how to:

•	view the proxy materials for the Annual Meeting on the Internet and vote your shares; and

•	instruct us to send our future proxy materials to you electronically by email.

Our proxy materials are also available at www.edocumentview.com/EYPT for street holders and www.envisionreports.com/EYPT for registered holders.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you revoke it.

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Voting Information

What items of business will be voted on at the Annual Meeting?

The items of business scheduled to be voted on at the Annual Meeting are:

Proposal No. 1:	To elect nine members of our Board of Directors, each to serve until our 2020 Annual Meeting of Stockholders or until such person’s successor is duly elected and qualified.

Proposal No. 2:	To approve an amendment to our 2016 Long-Term Incentive Plan to increase the number of shares of common stock authorized for issuance by 11,000,000.

Proposal No. 3.	To approve the adoption of our 2019 Employee Stock Purchase Plan.

Proposal No. 4	To approve, on an advisory basis, the compensation paid to our named executive officers, as described in this proxy statement.

Proposal No. 5	To vote, on an advisory basis, on the frequency of advisory stockholder votes on the compensation paid to our named executive officers.

Proposal No. 6:	The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

See the “Proposals” section of this Proxy Statement for information on these proposals. We will also consider any other business that is properly brought before the Annual Meeting or any adjournments or postponements thereof. See “What happens if additional matters are presented at the Annual Meeting?” below.

How does the Board of Directors recommend that I vote?

Our Board recommends that you vote your shares as follows:

Board Recommendation
Proposal No. 1:	The election of nine members of our Board of Directors, each to serve until our 2020 Annual Meeting of Stockholders or until such person’s successor is duly elected and qualified.	FOR ALL

Proposal No. 2:	The approval of an amendment to our 2016 Long-Term Incentive Plan to increase the number of shares of common stock authorized for issuance by 11,000,000.	FOR

Proposal No. 3:	The approval of the adoption of our 2019 Employee Stock Purchase Plan.	FOR

Proposal No. 4:	The approval, on an advisory basis, of the compensation paid to our named executive officers, as described in this proxy statement.	FOR

Proposal No. 5:	The vote, on an advisory basis, on the frequency of advisory stockholder votes on the compensation paid to our named executive officers.	1 YEAR

Proposal No. 6:	The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.	FOR

EyePoint Pharmaceuticals - 2019 Proxy Statement  |  3

See the “Proposals” section of this Proxy Statement for information on these proposals and our Board’s recommendations.

What happens if additional matters are presented at the Annual Meeting?

Other than the six items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Nancy S. Lurker, President and Chief Executive Officer, and Ron I. Honig, Senior Vice President, General Counsel and Company Secretary, or either of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting or any adjournments or postponements thereof. If, for any reason, any of the director nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our Board of Directors.

How many votes do I have?

There were 106,105,728 shares of common stock issued and outstanding as of the close of business on the Record Date. Each share of our common stock that you own as of the Record Date entitles you to one vote on each matter presented at the Annual Meeting. Cumulative voting for directors is not permitted.

What is the difference between holding shares as a “stockholder of record” as compared to as a “beneficial owner”?

Most of our stockholders hold their shares as a beneficial owner through a broker, bank, trust or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

•

Stockholder of Record: If your shares are registered directly in your name with our transfer agent, Computershare Trust Company N.A., you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy over the Internet by following the instructions provided in the Notice, or, if you requested a printed or email copy of the these proxy materials, you can also vote by telephone or mail by following the instructions contained in the proxy card that accompanied these materials See “How can I vote my shares without attending the Annual Meeting?” below.

•

Beneficial Owner: If your shares are held through a broker, bank, trust or other nominee, like the majority of our stockholders, you are considered the beneficial owner of shares held in street name, and the Notice was forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker, bank, trustee, or other nominee how to vote the shares in your account. Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank, trustee, or other nominee that holds your shares giving you the right to vote the shares at the Annual Meeting. If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy over the Internet by following the instructions provided in the Notice, or, if you requested a printed or email copy of these proxy materials, you can also vote by telephone or by mail by following the instructions on the voting instruction card provided to you by your broker, bank, trustee, or other nominee. See “How can I vote my shares without attending the Annual Meeting?” below.

How can I vote my shares in person at the Annual Meeting?

You may vote your shares held in your name as the stockholder of record in person at the Annual Meeting. You may vote your shares held beneficially in street name in person at the Annual Meeting only if you obtain a legal

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proxy from the broker, bank, trustee, or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

How can I vote my shares without attending the Annual Meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting.

•

Stockholder of Record: If you are a stockholder of record, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the Notice, or, if you requested a printed or email copy of these proxy materials, you can also vote by telephone or mail by following the instructions on the proxy card that accompanied these materials.

•

Beneficial Owner: If you hold shares beneficially in street name, you may also vote by proxy over the Internet by following the instructions provided in the Notice, or, if you requested to receive a printed or email copy of these proxy materials, you can also vote by telephone or mail by following the instructions on the voting instruction card provided to you by your broker, bank, trustee, or other nominee.

Can I change my vote or revoke my proxy?

If you are the stockholder of record, you may change your vote at any time prior to the taking of the vote at the Annual Meeting by:

•

granting a new proxy bearing a later date by following the instructions provided in the Notice or, if you requested to receive a printed or email copy of these proxy materials, the proxy card that accompanied these materials;

•

providing a written notice of revocation to our Company Secretary at 480 Pleasant Street, Suite A210, Watertown, MA 02472, which notice must be received by our Company Secretary before the Annual Meeting; or

•	attending the Annual Meeting and voting in person.

If you hold shares beneficially in street name, you may change your vote by:

•	submitting new voting instructions to your broker, bank, trustee, or other nominee by following the instructions provided in the voting instruction card that accompanied these proxy materials; or,

•

if you have obtained a valid legal proxy from your broker, bank, trustee, or other nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person using the valid legal proxy.

Note that for both stockholders of record and beneficial owners, attendance at the Annual Meeting will not cause your previously granted proxy or voting instructions to be revoked unless you specifically so request or vote in person at the Annual Meeting.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within our Company or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation.

EyePoint Pharmaceuticals - 2019 Proxy Statement  |  5

What is a “broker non-vote”?

If you are a beneficial owner of shares held by a broker, bank, trust or other nominee and you do not provide your broker, bank, trustee or other nominee with voting instructions, your shares may constitute “broker non-votes”. Broker non-votes occur on a matter when the broker, bank, trustee or other nominee is not permitted under applicable stock exchange rules to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters.

Proposal Nos. 1 to 5 are considered “non-routine” matters, while Proposal No. 6 to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2019 is considered a “routine” matter. Therefore, if you are a beneficial owner of shares held in street name and do not provide voting instructions, your shares will not be voted on Proposal Nos. 1 to 5, and a broker non-vote will occur on this matter. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered voting power present with respect to that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting, assuming that a quorum is obtained. Because Proposal No. 6 is a “routine” matter, a broker, bank, trustee or other nominee will be permitted to exercise its discretion on this proposal, which means there will be no broker non-votes on this matter.

How many shares must be present or represented to conduct business at the Annual Meeting?

A “quorum” is necessary to conduct business at the Annual Meeting. A quorum is established if the holders of one-third of all shares issued and outstanding and entitled to vote at the Annual Meeting are present at the Annual Meeting, either in person, by means of remote communication in a manner, if any, authorized by the Board of Directors in its sole discretion or represented by proxy. Abstentions and broker non-votes will be counted as present for purposes of determining a quorum at the Annual Meeting. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

What are the voting requirements to approve the proposals discussed in this Proxy Statement?

•

Proposal No. 1: Election of nine directors to the Board. Votes may be cast: FOR ALL nominees, WITHHOLD ALL nominees or FOR ALL EXCEPT those nominees noted by you on the appropriate portion of your proxy or voting instructions. A plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting is required to elect director nominees, and as such, the nine nominees who receive the greatest number of votes cast by stockholders entitled to vote on the matter will be elected. Broker non-votes and abstentions will have no effect on the outcome of this proposal.

•

Proposal No. 2: Approve an amendment to the EyePoint Pharmaceuticals, Inc. 2016 Long-Term Incentive Plan (2016 Plan) to increase the number of shares reserved under the 2016 Plan by 11,000,000 shares. Votes may be cast: FOR, AGAINST or ABSTAIN. The approval of this Proposal No. 2 requires the affirmative vote of a majority of the votes properly cast on the matter. Broker non-votes and abstentions will have no effect on the outcome of this proposal.

•

Proposal No. 3: Approve the adoption of the EyePoint Pharmaceuticals, Inc. 2019 Employee Stock Purchase Plan. Votes may be cast: FOR, AGAINST or ABSTAIN. The approval of this Proposal No. 3 requires the affirmative vote of a majority of the votes properly cast on the matter. Broker non-votes and abstentions will have no effect on the outcome of this proposal.

•

Proposal No. 4: Approve, on an advisory basis, the compensation paid to our named executive officers as disclosed in this proxy statement. Votes may be cast: FOR, AGAINST or ABSTAIN. The approval of this Proposal No. 4 requires the affirmative vote of a majority of the votes properly cast on the matter. Broker non-votes and abstentions will have no effect on the outcome of this proposal.

•	Proposal No. 5: Vote, on an advisory basis, on the frequency of advisory stockholder votes on the compensation paid to our named executive officers. Votes may be cast: 1 YEAR, 2 YEARS, 3

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YEARS or ABSTAIN. The approval of this Proposal No. 5 requires the affirmative vote of a majority of the votes properly cast on the matter. Broker non-votes and abstentions will have no effect on the outcome of this proposal. As stockholders have several voting choices with respect to this proposal, it is possible that no single choice will receive a majority vote. In light of the foregoing, the Board of Directors will consider the outcome of the vote when determining the frequency of future advisory votes on executive compensation. Moreover, because this vote is non-binding, the Board may determine the frequency of future advisory votes on executive compensation in its discretion.

•

Proposal No. 6: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019. Votes may be cast: FOR, AGAINST or ABSTAIN. The approval of this Proposal No. 6 requires the affirmative vote of a majority of the votes properly cast on the matter. Broker non-votes will not occur in connection with this proposal because brokers, banks, trustees and other nominees have discretionary voting authority to vote shares on the ratification of independent registered public accounting firms under stock exchange rules without specific instructions from the beneficial owner of such shares. Abstentions will have no effect on the outcome of this proposal.

Who will bear the cost of soliciting votes for the Annual Meeting?

We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. Our directors, officers and employees may solicit proxies or votes in person, by telephone or by electronic communication. We will not pay our directors, officers or employees any additional compensation for these services. We will ask brokers, banks, trustees and other nominees to forward the proxy materials to their principals and to obtain authority to execute proxies and will reimburse them for certain costs in connection therewith.

Who will count the votes?

Votes will be counted by the inspector of election appointed for the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting and disclose the final voting results in a Current Report on Form 8-K that we will file with the SEC within four business days of the Annual Meeting.

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Attending the Annual Meeting

How can I attend the Annual Meeting?

You are entitled to attend the Annual Meeting only if you were an EyePoint Pharmaceuticals, Inc. stockholder as of the Record Date (April 26, 2019), or you hold a valid legal proxy from a stockholder of record for attending or voting at the Annual Meeting. You must present valid government-issued photo identification, such as a driver’s license or passport, for admittance. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you must also provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to April 26, 2019, a copy of the voting instruction card provided by your broker, bank, trustee, or other nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting.

Please let us know if you plan to attend the Annual Meeting by indicating your plans when prompted if you vote by Internet or telephone or, if you vote by mail, by marking the appropriate box on your proxy or voting instruction card.

The Annual Meeting will begin promptly at 9:00 a.m., local time. Check-in will begin at 8:30 a.m., local time, and you should allow ample time for the check-in procedures. The Corporate Headquarters of EyePoint Pharmaceuticals, Inc. are located at 480 Pleasant Street, Suite A210, Watertown, MA 02472.

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DIRECTORS AND EXECUTIVE OFFICERS

Directors

Our Board of Directors consists of ten (10) directors. The term of each director expires each year at our Annual Meeting of Stockholders. Each director also continues to serve as a director until his or her successor is duly elected and qualified, or until he or she sooner dies, resigns, or is removed. Michael Rogers will not stand for re-election at our 2019 Annual Meeting but will continue to serve as a director until the expiration of his term at the 2019 Annual Meeting. The size of the Board of Directors will be reduced to nine (9) as of the 2019 Annual Meeting.

The following table sets forth the name, age, director service period and position of each of our current directors as of April 26, 2019 other than Michael Rogers, who will not stand for re-election at our 2019 Annual Meeting:

Name	Age	Position	Director Since
Göran Ando, M.D.	70	Chairman of the Board of Directors	2018
Nancy Lurker	61	President and Chief Executive Officer and Director	2016
David J. Mazzo, Ph.D.	62	Director	2005
Douglas Godshall	54	Director	2012
Jay Duker, M.D.	60	Director	2016
Kristine Peterson	59	Director	2017
Ronald W. Eastman	67	Director	2018
John B. Landis, Ph.D.	66	Director	2018
David Guyer, M.D.	59	Director	2019

Set forth below for each current director standing for election at the 2019 Annual Meeting is a list of Board Committee memberships and a description of his or her business experience, qualifications, education and skills that led our Board to conclude that such individual should serve as a member of our Board:

Göran Ando, M.D.

Chairman of the Board and member of the Science Committee and the Governance and Nominating Committee

Dr. Göran Ando has had a distinguished career in the global pharmaceutical industry that has spanned nearly four decades. He began his career at Pfizer, Inc., where he held several senior clinical positions both in the U.S. and in Europe. Dr. Ando also served as President of the Astra Research Centre. He held various senior appointments at GlaxoSmithKline plc, including Research and Development Director for Glaxo Group Research. Dr. Ando then joined Pharmacia AB in 1995 as Executive Vice President and Deputy Chief Executive Officer to lead Research and Development with additional responsibilities for manufacturing, information technology, business development and M&A. During his nine-year tenure as Head of Research and Development at Pharmacia/Pharmacia & Upjohn, 17 new drugs were approved by the FDA prior to Pharmacia’s acquisition by Pfizer for $60 billion. Dr. Ando is the retired Chairman of Novo Nordisk A/S and previously served as the Chief Executive Officer of Cell Tech Group PLC. He has also served as Chairman of the Board for several European-based biopharmaceutical companies and he currently serves as a Board member of biopharmaceutical companies in Europe, U.S. and Singapore. He is a Senior Advisor at EW Healthcare Partners. Dr. Ando received his Bachelor of Arts degree from Uppsala University in Sweden and Doctor of Medicine degree from Linköping University in Sweden.

We believe Dr. Ando is qualified to serve as Chair of our Board because his strong record of leadership as an executive officer and director in the life sciences industry affords him a deep understanding of the industry and corporate setting in which we operate and allows him to impart his substantial expertise in the fields of manufacturing, information technology, business development and commercialization to the Board and our company.

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Nancy Lurker

President and Chief Executive Officer

Ms. Lurker has been our President and Chief Executive Officer since September 2016. From 2008 to 2015, Ms. Lurker served as President and Chief Executive Officer and a director of PDI, Inc., a Nasdaq-listed healthcare commercialization company now named Interpace Diagnostics Group, Inc. From 2006 to 2007, Ms. Lurker was Senior Vice President and Chief Marketing Officer of Novartis Pharmaceuticals Corporation, the U.S. subsidiary of Novartis AG. From 2003 to 2006, she served as President and Chief Executive Officer of ImpactRx, Inc., a privately held healthcare information company. From 1998 to 2003, Ms. Lurker served as Group Vice President, Global Primary Care Products and Vice President, General Therapeutics for Pharmacia Corporation (Pharmacia), now a part of Pfizer, Inc. She also served as a member of Pharmacia’s U.S. executive management committee. Previously, Ms. Lurker spent 14 years at Bristol-Myers Squibb Company, rising from a sales representative to Senior Director, Worldwide Cardiovascular Franchise Management. Since April 2018, Ms. Lurker has served as a member of the board of directors of Aquestive Therapeutics, a Nasdaq-listed company. Ms. Lurker also serves as chair of the board of directors of X4 Pharmaceuticals, Inc. and as a member of the board of directors of the Cancer Treatment Centers of America, both privately held companies. Ms. Lurker previously served as a member of the boards of directors of publicly held Auxilium Pharmaceuticals, Inc. from 2011 to 2015 and Mallinckrodt Pharmaceuticals, plc from 2013 to 2016, in addition to serving as a director of PDI, Inc. from 2008 to 2015. Ms. Lurker received a B.S. in Biology from Seattle Pacific University and an M.B.A. from the University of Evansville.

We believe Ms. Lurker is qualified to serve on our Board because of her role as our President and Chief Executive Officer, as well as her broad ranging experience in the pharmaceutical industry and her track record of maximizing the potential of new therapies and successfully implementing innovative U.S. and global drug launches, which provide her with valuable expertise and perspective on our corporate strategy, management, operations and governance.

David J. Mazzo, Ph.D.

Chairman of the Compensation Committee and member of the Audit Committee and the Science Committee

Dr. Mazzo has been the Chief Executive Officer and a director of Caladrius Biosciences, Inc., a Nasdaq Stock Market LLC, or Nasdaq, listed company, since January 2015. Caladrius is a cell therapeutics development company with a focus on applications in cardiovascular and autoimmune diseases. Prior to joining Caladrius, Dr. Mazzo served from August 2008 to October 2014 as Chief Executive Officer and as a member of the board of directors of Regado Biosciences, Inc., a Nasdaq-listed biopharmaceutical company focused on the development of novel antithrombotic drug systems for acute and sub-acute cardiovascular indications. Prior to his leading Regado, from March 2007 to April 2008, Dr. Mazzo was President, Chief Executive Officer and a director of Æterna Zentaris, Inc., a publicly held international biopharmaceutical company co-listed on Nasdaq and the Toronto Stock Exchange. From 2003 until 2007, Dr. Mazzo served as President, Chief Executive Officer and a director of Chugai Pharma USA, LLC, a biopharmaceutical company which was the U.S. subsidiary of Chugai Pharmaceutical Co., Ltd. of Japan. Dr. Mazzo has also held senior management and executive positions in research and development and/or directorships with the Essex Chimie European subsidiary at Schering-Plough Corporation, a publicly held pharmaceutical company that was subsequently acquired by Merck & Co., Inc.; Hoechst Marion Roussel, Inc., the U.S. subsidiary of Hoechst AG, which was subsequently acquired by Sanofi, a multinational pharmaceuticals company; and Rhone-Poulenc Rorer, Inc., a subsidiary of Rhone-Poulene SA, a French pharmaceuticals company, which was subsequently acquired by Hoechst AG. He also previously served on the board of directors of Avanir Pharmaceuticals, Inc., a specialty pharmaceutical company, from 2005 until Avanir was sold to Otsuka Holdings in 2015. Dr. Mazzo earned a B.A. in the Honors Program (Interdisciplinary Humanities) and a B.S. in Chemistry from Villanova University. In addition, Dr. Mazzo received his M.S. in chemistry and his Ph.D. degree in analytical chemistry from the University of Massachusetts, Amherst. He was also a research fellow at the Ecole Polytechnique Federale de Lausanne, Switzerland.

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We believe Dr. Mazzo is qualified to serve on our Board because his extensive experience as an executive officer and director in the life sciences industry, his understanding of the strategic and regulatory environment in which we conduct our business, his lengthy track record in global product development, his Ph.D. in analytical chemistry and his broad scientific and managerial background provide him expertise in the oversight of companies in this sector and the ability to guide such companies through varying operating climates.

Douglas Godshall

Chairman of the Governance and Nominating Committee and member of the Compensation Committee

Mr. Godshall has served since May 2017 as President and Chief Executive Officer of Shockwave Medical, a privately held company which is creating and commercializing interventional devices designed to better address patients with problematic cardiovascular calcification. Previously, he served as the Chief Executive Officer of HeartWare International, Inc., a Nasdaq-listed company, and its predecessor HeartWare Limited, a medical device company focused on heart failure, from September 2006 until August 2016 and as director from October 2006 until August 2016. HeartWare was acquired by Medtronic PLC in August 2016. Prior to joining HeartWare Limited, Mr. Godshall served in various executive and managerial positions at Boston Scientific Corporation, where he had been employed since 1990, including as a member of Boston Scientific’s Operating Committee. From January 2005 he served as President, Vascular Surgery, and for the prior five years as Vice President, Business Development, focused on acquisition strategies for the cardiology, electrophysiology, neuroradiology and vascular surgery divisions. Mr. Godshall has a Bachelor of Arts in Business from Lafayette College and Master of Business Administration from Northeastern University. Mr. Godshall has served on the board of directors of the Medical Device Manufacturers Association, a national trade association, since May 2014. Mr. Godshall previously served on the board of directors of Vital Therapies, Inc., a public company traded on Nasdaq, that develops cell-based therapies for the treatment of liver disease, from May 2013 to October 2018.

We believe Mr. Godshall is qualified to serve on our Board because his managerial experience at public, life sciences companies provides him insights as a successful life sciences entrepreneur with in-depth knowledge of medical product strategy and development.

Jay Duker, M.D.

Chairman of the Science Committee and member of the Governance and Nominating Committee

Dr. Duker is the Director of the New England Eye Center, where he has served in various capacities since 1992. He is also Professor and Chairman of Ophthalmology at Tufts Medical Center and Tufts University School of Medicine. He has published more than 200 journal articles related to ophthalmology and is co-author of Yanoff and Duker’s Ophthalmology, a best-selling ophthalmic text. Dr. Duker is co-founder of three companies, including Hemera Biosciences, Inc., a privately held company seeking to develop anti-compliment gene-based therapies for the treatment of dry and wet age-related macular degeneration. Dr. Duker serves as a director of Hemera and Sesen Bio, a Nasdaq-listed biopharmaceutical company developing protein therapeutics to treat bladder cancer. Dr. Duker received an A.B. from Harvard University and an M.D. from the Jefferson Medical College of Thomas Jefferson University.

We believe Dr. Duker is qualified to serve on our Board because his extensive clinical and academic experience and expertise in ophthalmology coupled with his leadership as co-founder of other life sciences companies provide him with valuable clinical, scientific and commercial insight to bring to our company.

Kristine Peterson

Member of the Audit Committee and the Governance and Nominating Committee

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Ms. Peterson has over 30 years of healthcare industry experience. She most recently served from 2009 to 2016 as Chief Executive Officer of Valeritas, Inc., a medical technology company focused on innovative drug delivery systems, and as a strategic advisor to Valeritas until August 2017. Prior to that, Ms. Peterson served as Company Group Chair of Johnson & Johnson’s biotech groups from 2006 to 2009, and as Executive Vice President of Johnson & Johnson’s global strategic marketing organization from 2004 to 2006. Prior to that, she served as Senior Vice President, Commercial Operations for Biovail Corporation, a pharmaceutical company, and President of Biovail Pharmaceuticals from 2003 to 2004. Ms. Peterson began her career at Bristol-Myers Squibb, holding assignments of increasing responsibility spanning marketing, sales and general management, including running a cardiovascular / metabolic business unit and a generics division. Ms. Peterson is also a director of Paratek Pharmaceuticals, Inc., Immunogen, Inc. Amarin Corporation plc and Enanta Pharmaceuticals, Inc., and within the past five years also served as a director of Valeritas, Inc. Ms. Peterson earned a B.S. and M.B.A. from the University of Illinois at Champaign Urbana.

We believe Ms. Peterson is qualified to serve on our Board because of her extensive executive management and sales and marketing experience in both large, multinational pharmaceutical and smaller biotechnology companies, in particular as it relates to later-stage development and commercialization, as well as her other public company board experience.

Ronald W. Eastman

Member of the Compensation Committee and the Governance and Nominating Committee

Mr. Eastman joined Essex Woodlands (EW) in 2006 as a Partner and was appointed Managing Director in 2008. Mr. Eastman led and served on the Board of Directors of EW’s growth equity investment in ProteinSimple (acquired by Bio-Techne). He currently serves on the Board of Directors of EW portfolio companies Elusys Therapeutics, Inc., Suneva Medical, Inc. and Symphogen A/S. Mr. Eastman has over 40 years of experience in building healthcare businesses. He began his career at American Cyanamid Company, which was acquired by American Home Products (now Pfizer), where Mr. Eastman spent 15 years managing various pharmaceutical products, divisions and subsidiaries in the U.S. and overseas. Later as CEO of Geron Corporation, Mr. Eastman led the company’s growth from a venture-backed start-up to a publicly traded pioneer in the fields of regenerative medicine and cancer. Most recently, at Rinat, a private biotech company spun out of Genentech with the support of EW in late 2001, Mr. Eastman led the effort to build the first company dedicated to discovering and developing large molecule drugs for treating nervous system disorders. Rinat was acquired by Pfizer for $500M in 2006. Mr. Eastman has a Bachelor of Arts degree from Williams College and a Master of Business Administration degree from Columbia University.

We believe Mr. Eastman is qualified to serve on the Board because he brings to the Board knowledge and experience in both the healthcare and finance fields, as well as executive leadership, based on his work in life science-related venture capital. Mr. Eastman also brings corporate governance expertise through his service on public company boards.

John Landis, Ph.D.

Member of the Science Committee

Dr. Landis served as a director for Bioanalytical Systems, Inc. from 2009 to 2017, serving as the chairman of its board of directors from 2011 until his departure in 2017. Dr. Landis previously served as Senior Vice President, Pharmaceutical Sciences of Schering-Plough Corporation, a pharmaceutical company, from September 2003 until his retirement in October 2008. In that role, Dr. Landis led the global pharmaceutical sciences function of pharmacy, analytical chemistry, process chemistry, biotechnology, quality assurance, clinical supplies and devices. Prior to that, Dr. Landis served as Senior Vice President, Preclinical Development at Pharmacia Corporation from 1997 until 2003 and led the global preclinical functions of toxicology, drug metabolism and pharmacokinetics, pharmaceutical sciences, analytical chemistry and laboratory animal care. Dr. Landis also

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served as Vice President, Central Nervous System Psychiatry, Critical Care and Inflammation Development for Pharmacia & Upjohn from 1995 through 1997. Prior to that, Dr. Landis was employed by The Upjohn Company, where he held positions of increasing responsibility in the areas of analytical research, quality assurance and quality control. He is a current member of Purdue University’s Chemistry Leadership Council and Dean’s Leadership Council for the School of Science and serves on the Advisory Board of South West Michigan Life Science Venture Capital and NanoMed Scientific and on the board of directors of Metabolic Solutions Development Company. Over his career, Dr. Landis served on several other boards of directors, academic advisory panels and professional boards. Dr. Landis earned Ph.D. and M.S. degrees in Analytical Chemistry from Purdue University and a B.S. degree in Chemistry from Kent State University.

We believe Dr. Landis is qualified to serve on the Board because his substantial and varied experience working within medical communities ranging from academia to the pharmaceutical industry position him to provide a practical and balanced perspective to the Board. Dr. Landis also brings to the Board executive experience in clinical research and his service on other public company boards affords him a deep understanding of the role of the Board and its oversight of corporate governance and business strategy.

David Guyer, M.D.

Member of the Science Committee

Dr. Guyer currently serves as Executive Chairman of IVERIC bio, Inc. (formerly Ophthotech Corporation), a publicly-traded biopharmaceutical company specializing in gene therapy treatments for ocular diseases, which he co-founded, and for which he served as Chief Executive Officer from April 2013 until January 2017. Before founding Ophthotech, Dr. Guyer served as a partner and venture partner at SV Life Science Advisers, a venture capital firm focused on healthcare, from 2006 to 2013. Dr. Guyer co-founded Eyetech Pharmaceuticals, Inc. and served as its Chief Executive Officer and as a member of its Board of Directors from 2000 until it was acquired by OSI Pharmaceuticals, Inc. in November 2005. Prior to co-founding Eyetech Pharmaceuticals, Dr. Guyer was a Professor and served as Chairman of the Department of Ophthalmology at New York University School of Medicine. He currently serves on the Board of Directors of Oxurion NV, a publicly-traded biotechnology company.

Dr. Guyer received a B.S. from Yale University and an M.D. from Johns Hopkins Medical School. Dr. Guyer completed his ophthalmology residency at Wilmer Ophthamological Institute, Johns Hopkins Hospital and a retinal fellowship at the Massachusetts Eye and Ear Infirmary at Harvard Medical School.

We believe Dr. Guyer is qualified to serve on the Board because of his extensive executive leadership experience, his extensive experience in ophthalmology, his extensive experience in the life sciences industry as an entrepreneur and venture capital investor, and his service on the board of directors of other life sciences companies.

Executive Officers

Each of our executive officers holds office until the first meeting of our Board following the next annual meeting of stockholders and until such officer’s respective successor is chosen and qualified, unless a shorter period shall have been specified by the terms of such officer’s election or appointment. The following table sets forth information about our executive officers:

Name	Age	Position
Nancy Lurker	61	President and Chief Executive Officer
David Price	56	Chief Financial Officer
Dario Paggiarino, M.D.	62	Senior Vice Presdient and Chief Medical Officer
Leonard S. Ross	69	Vice President, Finance and Chief Accounting Officer

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Nancy Lurker

Please refer to the section entitled “Directors, Executive Officers and Corporate Governance – Directors” above for Ms. Lurker’s biographical information.

David Price

Mr. Price has served as our Chief Financial Officer since August 2018. Mr. Price brings to EyePoint more than 25 years of financial experience in the healthcare, investment banking and accounting industries. He has extensive experience in executing debt and equity capital financings, business development deals, restructurings and oversight of all financial functions in both domestic and international markets for public and private commercial companies. Most recently, he served as Chief Financial Officer of Concordia International Corporation, a publicly traded, revenue generating, generic pharmaceutical company. Prior to Concordia, he was the Chief Financial Officer at Bioventus, a global, commercial medical device company, where he was responsible for the creation of an independent business unit following the company’s spinout from Smith & Nephew. In this role, he led a $175 million debt financing and $210 million public debt raise. In addition, Mr. Price served as Chief Financial Officer of Cornerstone Therapeutics Inc., a publicly-traded, commercial specialty pharmaceutical company, where he orchestrated and executed the reverse merger of Cornerstone BioPharma with Critical Therapeutics to form Cornerstone Therapeutics Inc. Mr. Price also served as Chief Financial Officer of EDGAR Online, Inc., a financial data, technology and business process outsourcing company. In addition to his corporate experience, Mr. Price previously served as a managing director in the healthcare and pharmaceutical services sector at both Jefferies & Company and Bear Stearns & Co. Mr. Price began his career in public accounting at Arthur Andersen and PriceWaterhouseCoopers, and earned a B.A. in Accounting from Lancaster University.

Dario Paggiarino, M.D.

Dr. Paggiarino has served as our Senior Vice President and Chief Medical Officer since April 2019, and was previously Vice President, Chief Medical Officer since August 2016. Prior to that, Dr. Paggiarino served since April 2013 as Senior Vice President and Chief Development Officer of Lpath, Inc., a biotechnology company focused on the discovery and development of lipidomic-based therapeutic antibodies that target bioactive signaling lipids to treat a wide range of human diseases. Dr. Paggiarino served as Vice President and Therapeutic Unit Head for retina diseases at Alcon, a division of Novartis from 2011 to 2013. He served as Executive Director of Clinical Development and Medical Affairs at Pfizer Global R&D, a division of Pfizer, Inc., from 2001 to 2011. Earlier in his career, he held research and development positions of increasing responsibility at Angelini Pharmaceuticals, Inc., an affiliate of Angelini S.p.A, a privately-owned company, ultimately serving as president, and later joined Pharmacia Global R&D, a division of Pharmacia Corporation, where he was clinical program director of ophthalmology.

Leonard S. Ross

Mr. Ross has served as our Vice President, Finance and Chief Accounting Officer since July 2017, and was previously Vice President, Finance since November 2009 and before that our Corporate Controller from October 2006. From 2001 through April 2006, Mr. Ross served as Corporate Controller for NMT Medical, Inc., a medical device company. From 1990 to 1999, Mr. Ross was employed by JetForm Corporation, a developer of workflow software solutions, where he served in various capacities, including Vice President, Finance and Vice President, International Operations. Mr. Ross received a B.S. in Chemical Engineering from Tufts University, an M.B.A. from the Amos Tuck School at Dartmouth College and an M.S. in Taxation from Bentley College.

Family Relationships

There are no family relationships among any of our directors or executive officers.

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Arrangements between Officers and Directors

Mr. Eastman was appointed to the Board as the designee of EW Healthcare Partners, L.P., or EWHP, and EW Healthcare Partners-A, L.P., or EWHP-A, pursuant to the terms of that certain Securities Purchase Agreement, dated March 28, 2018, by and among us, EWHP and EWHP-A, or the First Tranche Securities Purchase Agreement. Mr. Eastman is a Managing Director of EW Healthcare Partners, which is an affiliate of both EWHP and EWHP-A. Per the terms of the First Tranche Securities Purchase Agreement, EWHP and EWHP-A have the right, subject to certain customary limitations and restrictions, to nominate one individual to our Board for so long as they beneficially own shares of our common stock.

Dr. Ando was appointed to the Board as the designee of EWHP and EWHP-A, pursuant to the terms of that certain Second Tranche Securities Purchase Agreement, dated March 28, 2018, by and among us, EWHP, EWHP-A and the other accredited investors signatory thereto, or the Second Tranche Securities Purchase Agreement. Dr. Ando is Senior Advisor to EW Healthcare Partners, which is an affiliate of both EWHP and EWHP-A. Per the terms of the Second Tranche Securities Agreement, EWHP and EWHP-A will have the right, subject to certain customary limitations and restrictions, to nominate one additional individual to our Board for so long as they beneficially own shares of our common stock.

Other than as disclosed above, there is no arrangement or understanding between any of our executive officers or directors and any other person, pursuant to which such person was selected to serve as an executive officer or director, as applicable.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Director Independence

The Board has unanimously determined that Dr. Mazzo, Mr. Rogers, Mr. Godshall, Dr. Duker, Ms. Peterson, Mr. Eastman, Dr. Ando, Dr. Landis and Dr. Guyer are independent under applicable standards of the SEC and Nasdaq. Ms. Lurker serves as our President and Chief Executive Officer. Each of the Audit Committee, the Compensation Committee, the Governance and Nominating Committee and the Science Committee is comprised entirely of independent directors.

Board Leadership Structure, Processes and Role in Risk Oversight

Board Leadership Structure

The Board has chosen to separate the roles of Board Chair and Chief Executive Officer and believes that such a separation of roles is in our best interests and the best interests of our stockholders. Dr. Ando’s extensive experience in the life sciences industry in both senior management and board of director positions coupled with his perspective as an independent director provide effective leadership for our Board and support for our executive team.

Board’s Role in Risk Oversight

It is management’s responsibility to manage risk and bring to the Board’s attention risks that are material to the Company. The Board has oversight responsibility for the systems established to report and monitor the most significant risks applicable to us. The Board administers its risk oversight role directly and through its committee structure. The Board reviews strategic and financial risks and exposures associated with our long-term strategy, development and commercialization of products and product candidates and other matters that may present material risk to our operations, strategy and prospects. The Audit Committee reviews risks associated with financial and accounting matters, including financial reporting, accounting, disclosure and internal control over financial reporting. The Compensation Committee reviews risks related to executive compensation and the design of compensation programs, plans and arrangements. The Governance and Nominating Committee manages risks associated with corporate governance, non-financial compliance (including healthcare and related regulatory matters and information technology (including cybersecurity) matters) and Board composition and procedures. The Science Committee supports the Board’s oversight of risks related to our research and development, or R&D, organization.

Executive Sessions

Executive sessions of our independent directors are held at each regularly scheduled meeting of our Board and at other times they deem necessary. Our Board’s policy is to hold executive sessions both with and without the presence of management. Our Board committees also generally meet in executive session at the end of each committee meeting.

Executive and Director Compensation Processes

The agenda for each meeting of the Compensation Committee is usually developed by the chair of the Compensation Committee in consultation with our Chief Executive Officer. The Compensation Committee meets regularly in executive session. From time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. No officer may participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding the compensation for such officer or employee. Our Chief Executive Officer provides recommendations to our Compensation Committee with respect to executive and employee compensation, other than her own compensation. The Compensation Committee takes into consideration Ms. Lurker’s input in granting annual bonuses or equity awards and setting compensation levels.

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The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel, as well as the authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

During 2018, the Compensation Committee retained Radford, an Aon company, as its independent consultant to assist in evaluating our executive compensation programs and practices and to make recommendations regarding compensation for the six-month transition period ended December 31, 2018. During this process, Radford:

•	prepared competitive market data for the compensation of our executive management team;

•	evaluated the continued appropriateness of and made recommendations regarding our peer group;

•	analyzed our short term and long-term incentive plan designs;

•	reviewed equity retention and our equity burn rate and dilution levels relative to the market;

•	assessed our compensation practices and levels against those of our peer group companies and the broader marketplace;

•	made recommendations regarding base salary, target bonus percentage and long-term incentive compensation for each Named Executive Officer; and

•	updated the Compensation Committee on compensation trends and regulatory developments.

None of Radford, Aon or their affiliates provides other services to us. The Compensation Committee assessed the independence of Radford pursuant to SEC rules and concluded that no conflict of interest existed that would prevent Radford from independently representing the Compensation Committee. The Compensation Committee has sole responsibility for the selection, engagement, removal and compensation of its compensation consultant.

The Compensation Committee may form and delegate any or all of its duties or responsibilities to a subcommittee of the Compensation Committee, to the extent consistent with our Certificate of Incorporation, bylaws and applicable laws and rules of markets in which our securities then trade.

Board Committees

The Board has four standing committees: the Audit Committee, the Compensation Committee, the Governance and Nominating Committee and the Science Committee. Each standing committee has a written charter. Each of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee is comprised entirely of independent directors. The Science Committee is currently comprised entirely of independent directors; however it may in the future include members of our R&D organization and other members of executive management in accordance with its charter. While each committee has designated responsibilities, the committees act on behalf of the entire Board and regularly report on their activities to the entire Board. Details concerning the role and structure of the Board and each Board committee are contained in the Corporate Governance Guidelines and the committee charters, available on the “Investor” section of our website at www.eyepointpharma.com under “Corporate Governance.”

Audit Committee

The Audit Committee is responsible for assisting the Board with oversight of our accounting and financial reporting processes, including but not limited to (i) our audit program; (ii) the integrity of our financial statements; (iii) the review and assessment of the qualifications and independence of our independent registered

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public accounting firm; and (iv) the preparation of reports required of the Audit Committee under the rules of the Securities and Exchange Commission, or SEC. More specifically, the Audit Committee’s responsibilities include:

•

appointing, overseeing and, if necessary, replacing the independent registered public accounting firm, including evaluating the effectiveness and independence of the firm at least annually, approving or pre-approving all audit and non-audit services provided by the firm and establishing hiring policies for employees or former employees of the firm, and also including resolving any disagreements between management and the firm regarding financial reporting;

•	reviewing with the independent registered public accounting firm the scope of, plans for and any difficulties with audits and the adequacy of staffing and compensation;

•

reviewing with the independent registered public accounting firm matters required to be communicated to audit committees in accordance with Public Company Accounting Oversight Board, or PCAOB, Auditing Standard No. 1301, Communications With Audit Committees;

•

reviewing with management and the independent registered public accounting firm our internal controls, financial and critical accounting policies (including effects of alternate United States generally accepted accounting principles, or GAAP, methods and off-balance sheet structures, if any) and significant judgments;

•

reviewing with management and the independent registered public accounting firm our annual and quarterly financial statements and financial disclosure, and preparing the Audit Committee report for inclusion in our annual proxy statement;

•	reviewing, or establishing standards for, the substance and presentation of information included in earnings press releases and other earnings guidance;

•	reviewing material pending legal proceedings and other contingent liabilities;

•	implementing appropriate control processes for accounting, disclosures and reporting, review and approval of intercompany, related party and significant unusual transactions;

•

establishing procedures for receipt, retention and treatment of complaints, including the confidential and anonymous submission of concerns by employees regarding accounting, internal accounting controls or auditing matters;

•

receiving from management a report of any significant deficiencies and material weaknesses in the design or operation of our internal controls, and any fraud involving management or other employees who have a significant role in our internal controls;

•	presenting to the Board annually an evaluation of the Audit Committee’s performance and charter; and

•	performing such other activities as the Board or the Audit Committee deem appropriate.

The members of the Audit Committee are Mr. Rogers (chair), Ms. Peterson and Dr. Mazzo, each of whom was a member of the Audit Committee during the fiscal year ended June 30, 2018 and the six-month transition period ended December 31, 2018. Mr. Rogers will not be standing for re-election at the 2019 Annual Meeting and will be replaced as Audit Committee chair by Dr. Guyer following the Annual Meeting.

The Board has determined that all members of the Audit Committee are independent for purposes of service on the Audit Committee as provided in SEC and Nasdaq rules, as applicable. The Board also has determined that Mr. Rogers, Dr. Mazzo, Ms. Peterson and Dr. Guyer are audit committee financial experts.

The Audit Committee met six times during the fiscal year ended June 30, 2018. The Audit Committee met two times during the six-month transition period ended December 31, 2018.

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Compensation Committee

The Compensation Committee is responsible for (i) discharging the Board’s responsibilities relating to executive compensation, (ii) overseeing our compensation and employee benefits plans and practices, including incentive, equity-based and other compensatory plans in which executive officers and key employees participate and (iii) producing a report on executive compensation as required by the SEC. More specifically, the Compensation Committee’s responsibilities include:

•	developing and periodically reviewing compensation policies and practices applicable to executive officers;

•	determining and approving the compensation of the CEO and other executive officers;

•

supervising, administering and evaluating incentive, equity-based and other compensatory plans of our company in which executive officers and key employees participate, including approving guidelines and size of grants and awards, making grants and awards, interpreting and promulgating rules relating to the plans, modifying or canceling grants or awards, designating employees eligible to participate and imposing limitations and conditions on grants or awards;

•

reviewing and making recommendations to the Board regarding any executive and equity compensation plans and such other compensation and benefit plans that are subject to Board approval and, where appropriate or required, to stockholder approval;

•

approving any tax-qualified, non-discriminatory employee benefit plans (and any parallel nonqualified plans) for which stockholder approval is not sought and pursuant to which options or stock may be acquired by our officers, directors, employees or consultants;

•

reviewing and approving any employment agreements, severance arrangements, change-in-control arrangements or special or supplemental employee benefits, and any material amendments to any of the foregoing, applicable to executive officers and our other employees;

•

making individual determinations and granting any shares, stock options or other equity-based awards under all equity-based compensation plans that are outside approved guidelines for such grants, and exercising such power and authority as may be required or permitted under such plans;

•	annually evaluating the performance of the Compensation Committee;

•	annually reviewing and reassessing the charter of the Compensation Committee and, if appropriate, recommending changes to the Board;

•	annually evaluating the adequacy of directors’ compensation and the composition of such compensation;

•

reviewing the Compensation Discussion & Analysis to be included in our annual proxy statement or Annual Report on Form 10-K and issuing a Compensation Committee report thereon as required by the SEC to be included in our annual proxy statement or Annual Report on Form 10-K filed with the SEC;

•

reviewing significant risks or exposures facing us and discussing the relationship, if any, between these risks and our compensation policies and practices, as well as appropriate means through compensation policy to mitigate these risks;

•

annually reviewing and recommending to the Board, as applicable, for approval of, (i) the frequency with which we conduct stockholder advisory votes on executive compensation (Say on Pay Vote) and (ii) any proposals related to the Say on Pay Vote to be included in our annual proxy statement, in each case as applicable;

•	performing such other duties and responsibilities as may be assigned to the Compensation Committee by the Board or as designated in plan documents; and

•	forming and delegating authority to subcommittees, comprised of one or more members of the Compensation Committee, when the Compensation Committee deems appropriate.

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The members of the Compensation Committee are Dr. Mazzo (chair), Mr. Rogers, Mr. Godshall and Mr. Eastman, each of whom was a member of the Compensation Committee during the fiscal year ended June 30, 2018 and the six-month transition period ended December 31, 2018. Mr. Rogers will not be standing for re-election at the 2019 Annual Meeting.

The Board has determined that all current and transition period members of the Compensation Committee are independent for purposes of service on the Compensation Committee as provided in SEC and Nasdaq rules, as applicable.

The Compensation Committee met four times during the fiscal year ended June 30, 2018. The Compensation Committee met two times during the six-month transition period ended December 31, 2018.

The processes and procedures followed by our Compensation Committee in considering and determining executive and director compensation are described above under “Corporate Governance and Board Matters—Board Leadership Structure, Processes and Role in Risk Oversight—Executive and Director Compensation Processes.”

Governance and Nominating Committee

The Governance and Nominating Committee is responsible for (i) identifying and recommending to the Board individuals qualified to serve as directors, (ii) advising the Board with respect to Board composition and procedures, (iii) overseeing the evaluation of the Board and (iv) developing and maintaining our corporate governance and compliance policies. The Governance and Nominating Committee has periodically engaged third parties to identify and evaluate candidates qualified to serve as our directors and may continue to do so in the future. More specifically, the Governance and Nominating Committee’s responsibilities include:

•	identifying, recruiting and interviewing candidates for Board membership;

•	reviewing the background and qualifications of individuals being considered as director candidates;

•	developing and recommending to the Board guidelines and criteria to determine the qualifications of directors;

•	recommending to the Board the director nominees for election by the stockholders or appointment by the Board to fill any vacancies pursuant to our By-Laws;

•	reviewing and considering candidates for election submitted by stockholders;

•	reviewing the suitability for continued service as a director of each Board member when his or her term expires, and recommending whether or not the director should be re-nominated;

•	monitoring the independence (within the meaning of the Nasdaq listing requirements) of Board members and the overall Board composition;

•	reviewing periodically the size of the Board and to recommend to the Board any appropriate changes;

•	making recommendations on the frequency and structure of Board meetings and on the practices of the Board;

•	recommending to the Board the directors to be appointed to each committee of the Board, including the Governance and Nominating Committee;

•	recommending to the Board the director to serve as chair of the Board and the directors to serve as chair of each committee of the Board, including the Governance and Nominating Committee;

•

reviewing our corporate governance policies, including information related to the operations of the committees of the Board, director independence, the director nominations process and the documents, policies and procedures in our corporate governance framework, identifying best practices and discussing with management the results of such review;

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•

overseeing policies, if any, with respect to risk assessment and risk management and periodically discussing our plans or processes to monitor, control and minimize corporate risks and exposures (including with respect to information technology and cybersecurity) with our external legal counsel, insurance advisors and the independent registered public accounting firm;

•

overseeing all non-financial compliance activities and matters, including the design and implementation of appropriate compliance programs, policies and procedures and the management of matters involving significant legal or regulatory compliance exposure or material reports or inquiries from government or regulatory agencies;

•	overseeing an annual self-evaluation of the Board and its committees to determine whether the Board and its committees are functioning effectively;

•	performing such other duties and responsibilities as may be assigned to the Governance and Nominating Committee by the Board or as designated in plan documents; and

•	forming and delegating authority to subcommittees, comprised of one or more members of the Governance and Nominating Committee, when the Governance and Nominating Committee deems appropriate.

The members of the Governance and Nominating Committee are Mr. Godshall (chair), Dr. Ando, Dr. Duker, Ms. Peterson and Mr. Eastman. Each of Mr. Godshall, Dr. Duker, Ms. Peterson and Mr. Eastman was a member of the committee during the fiscal year ended June 30, 2018 and for the six-month transition period ended December 31, 2018. Dr. Ando joined the committee on February 21, 2019.

The Board has determined that all current and transition period members of the Governance and Nominating Committee are independent for purposes of service on the Governance and Nominating Committee as provided in SEC and Nasdaq rules, as applicable.

The Governance and Nominating Committee met five times during the fiscal year ended June 30, 2018. The Governance and Nominating Committee met two times during the six-month transition period ended December 31, 2018.

Science Committee

The Science Committee is responsible for reviewing the science, clinical and regulatory strategy underlying our research and development programs and making recommendations to the Board on key strategic and tactical issues relating to our research and development activities. More specifically, the Science Committee’s responsibilities include:

•	reviewing the science and clinical and regulatory strategy underlying the major research and development programs, including publication strategies;

•	reviewing our significant medical affairs strategies and initiatives;

•	reviewing the annual research and development budget and allocation of resources to discovery and development programs;

•	reviewing the capacity and skill set of the research development organization;

•	reviewing the implications for the research and development organization of significant business development transactions, including mergers, acquisitions, licensing and collaborative agreements;

•	reviewing the progress toward achievement of key research and development milestones;

•	reviewing and overseeing our intellectual property strategies and initiatives; and

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•

reviewing the interactions of the research and development organization with health care providers and regulatory bodies, especially with regard to the reporting of adverse events and/or unexpected negative data observed in the preclinical and clinical studies conducted by us.

The current members of the Science Committee are Dr. Duker (chair), Dr. Mazzo, Dr. Ando, Dr. Landis and Dr. Guyer. Each of Dr. Duker, Dr. Mazzo and Dr. Ando was a member of the committee during the fiscal year ended June 30, 2018 and for the six-month transition period ended December 31, 2018. Dr. Landis joined the committee on October 25, 2018 and Dr. Guyer joined the committee on January 25, 2019.

The Science Committee met three times during the fiscal year ended June 30, 2018. The Science Committee met two times during the six-month transition period ended December 31, 2018.

Attendance at Board and Committee Meetings

The Board met ten times during the fiscal year ended June 30, 2018 and the Board met three times during the six-month transition period ended December 31, 2018. Except as described below, each of the directors who served during the fiscal year ended June 30, 2018 and the six-month transition period ended December 31, 2018 and are standing for election attended at least 75% of the aggregate of the total number of meetings of the Board and of the committees on which he or she served (during the period that each such director served). During the six-month transition period ended December 31, 2018, Mr. Eastman attended approximately 60% of the aggregate of the total number of meetings of the Board and of the committees on which he served during such transition period. In accordance with our policy that encourages each director to attend Annual Meetings, each director who was serving as a director as of the 2017 Annual Meeting, which was our most recently held annual meeting, attended the 2017 Annual Meeting.

Stockholder Nominations for Director

The Governance and Nominating Committee will consider written stockholder recommendations for candidates for the Board, which recommendations should be delivered or mailed, postage prepaid, to:

Company Secretary

EyePoint Pharmaceuticals, Inc.

480 Pleasant Street, Suite A210

Watertown, MA 02472

United States

Stockholder recommendations must include certain relevant information concerning the candidate, the stockholder making the recommendation and any beneficial owner on whose behalf the recommendation is made. The required information is set forth in our Stockholder Nomination Policy, available on the “Investor” section of our website at www.eyepointpharma.com under “Corporate Governance – Governance Overview.”

The Governance and Nominating Committee will evaluate candidates for director who are recommended by stockholders on the same basis as candidates recommended by other sources. Considerations include the Governance and Nominating Committee’s discretionary assessment of the skills represented and required on the Board, and an evaluation of candidates against the standards and qualifications set forth in our Corporate Governance Guidelines and criteria approved by the Board from time to time. We do not have a formal policy with respect to diversity, although we seek to have a Board that reflects a range of talents, ages, skills, viewpoints, professional experience, educational backgrounds, expertise, genders and ethnicities. The Governance and Nominating Committee will determine whether to interview any candidate in its sole discretion.

Stockholder Communications with Directors

Stockholders and other interested parties may communicate directly with the Board, the independent directors, the Chairman of the Board, any other group of directors or any individual director. The required information is

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set forth in our Policy Regarding Stockholder Communications With Directors, available on the “Investor” section of our website at www.eyepointpharma.com under “Corporate Governance – Governance Overview”. Any such written communications should be addressed to the relevant group or individual and sent to the following address:

Name(s) of Director(s), Group of Directors or Board of Directors

c/o Company Secretary

EyePoint Pharmaceuticals, Inc.

480 Pleasant Street, Suite A210

Watertown, MA 02472

United States

Our Company Secretary will forward such communications to the relevant group or individual at or prior to the next meeting of the Board.

Code of Business Conduct

We have adopted a Code of Business Conduct applicable to each of our officers, directors and employees, and consultants and contractors to, us and our subsidiaries, including our principal executive officer and principal financial officer. The Code of Business Conduct is a set of policies on key integrity issues that requires our representatives to act ethically and legally. It includes policies with respect to conflicts of interest, compliance with laws, insider trading, corporate opportunities, competition and fair dealing, discrimination and harassment, health and safety, record-keeping, confidentiality, protection and proper use of assets, payments to government personnel and reports to and communications with the SEC and the public.

We intend to disclose any future amendments to, or waivers from, the Code of Business Conduct that affect our directors or senior financial and executive officers within four business days of the amendment or waiver by posting such information on the “Investor” section of our website at www.eyepointpharma.com under “Corporate Governance—Governance Overview.”

Audit Committee Report

As more fully described in its charter, the Audit Committee oversees our financial reporting process on behalf of the Board. Our management is responsible for our financial reporting process, including assuring that we develop and maintain adequate financial controls and procedures, and assess compliance therewith. Our independent registered public accounting firm, Deloitte & Touche LLP, or Deloitte, is responsible for performing an audit of the effectiveness of our internal control over financial reporting in conjunction with an audit of our consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States), or PCAOB, and issuing its opinion on the financial statements and the effectiveness of internal control over financial reporting.

The committee reviewed and discussed our audited consolidated financial statements for the fiscal year ended June 30, 2018 and the six-month transition period ended December 31, 2018 with our management and Deloitte. The committee also reviewed and discussed with Deloitte our audited consolidated financial statements and the matters required by PCAOB Auditing Standard No. 1301, Communications with Audit Committees. The committee met with Deloitte, with and without management present, to discuss the results of their examinations, other areas of oversight relating to the financial reporting and audit process that the Audit Committee determined appropriate, their evaluation of our internal controls and the overall quality of our financial reporting.

The committee discussed with Deloitte the firm’s independence and received from Deloitte and reviewed the written disclosures and the letter required by PCAOB Ethics and Independence Rule 3526 (Communication with Audit Committees Concerning Independence). The committee considered whether Deloitte’s provision of non-audit services to us is compatible with Deloitte’s independence and concluded that Deloitte is independent from our company and our management.

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Based on the above-referenced reviews and discussions with our management and Deloitte, the Audit Committee recommended to the Board that our audited consolidated financial statements be included in each of our Annual Report on Form 10-K for the fiscal year ended June 30, 2018 and our Transition Report on Form 10-K for the six months ended December 31, 2018, each for filing with the SEC.

Submitted by the members of the

Audit Committee

Michael Rogers (Chair)

Kristine Peterson

David Mazzo

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RELATED PARTY TRANSACTIONS

Policy Regarding Transactions with Related Persons

We maintain a written “Policy Regarding Related Person Transactions.” Under this policy, the Audit Committee or, in time sensitive instances, the chair of the Audit Committee, has responsibility for reviewing and approving or ratifying any transaction in which we and any of our directors, director nominees, executive officers or 5% stockholders and their immediate family members are participants, or in which such persons have a direct or indirect material interest, as provided under SEC rules. In reviewing transactions, the committee or the chair considers all of the relevant facts and circumstances, and approves only those transactions that the committee or the chair in good faith determines to be in, or not inconsistent with, the best interests of us and our stockholders. Except as disclosed below, there were no such related-person transactions since January 1, 2017.

Transactions with Related Persons

Equity Financings

On March 28, 2018, we entered into (i) the First Tranche Securities Purchase Agreement with two related parties, EWHP and EWHP-A, which we collectively refer to as the First Tranche Investors, pursuant to which we offered and sold to such investors an aggregate of 8,606,324 shares of our common stock, or the First Tranche Transaction, and (ii) the Second Tranche Securities Purchase Agreement with the First Tranche Investors and certain other accredited investors signatory thereto, which we collectively refer to as the Second Tranche Investors, pursuant to which we agreed to offer and sell, subject to the approval of our stockholders, an aggregate of up to approximately $25.5 million of units, which we refer to individually each as a Unit and collectively as the Units, with each Unit consisting of (a) one share of our common stock and (b) one warrant to purchase a share of our common stock. We refer to the issuance of the Units pursuant to the Second Tranche Securities Purchase Agreement as the Second Tranche Transaction. Our stockholders approved the sale and issuance of the Units on June 22, 2018 and we sold 20,184,224 Units to the Second Tranche Investors upon the closing of the Second Tranche Transaction on June 25, 2018.

The shares of our common stock sold to the First Tranche Investors pursuant to the First Tranche Securities Purchase Agreement were sold at a purchase price of $1.10 per share, which was the consolidated closing bid price of our common stock on the Nasdaq Global Market immediately preceding the execution of the First Tranche Securities Purchase Agreement. Each Unit sold upon the closing of the Second Tranche Transaction was sold at a purchase price of $1.265 per Unit.

Each of the warrants issued in the Second Tranche Transaction, which we refer to individually as a Second Tranche Warrant and collectively as the Second Tranche Warrants, were exercisable at any time on or prior to the close of business on September 28, 2018 (which was the 15th business day following the date on which the holders of the Second Tranche Warrants received written notice from us that the Centers for Medicare & Medicaid Services had announced that a new C-Code has been established for DEXYCU). As of September 28, 2018, the Second Tranche Investors exercised all of the outstanding Second Tranche Warrants and we issued an aggregate of 20,184,224 shares of our common stock at an exercise price of $1.43 per share to the Second Tranche Investors.

Pursuant to the First Tranche Securities Purchase Agreement and the Second Tranche Securities Purchase Agreement, we issued to EWHP an aggregate 24,485,283 shares of our common stock and 16,211,822 Second Tranche Warrants for aggregate gross proceeds of $29,608,762. Pursuant to the First Tranche Securities Purchase Agreement and the Second Tranche Securities Purchase Agreement, we issued to EWHP-A an aggregate 985,107 shares of our common stock and 652,244 Second Tranche Warrants for aggregate gross proceeds of $1,191,238.

In connection with the First Tranche Transaction, we entered into a Registration Rights Agreement with the First Tranche Investors, or the First Tranche Registration Rights Agreement, effective as of the closing of the First

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Tranche Transaction. Pursuant to the First Tranche Registration Rights Agreement, the First Tranche Investors required us to register their shares of common stock for resale on a registration statement filed with the SEC and such investors have the right to “piggyback” on certain of our registrations. The registration rights will terminate with respect to each First Tranche Investor on the date on which such investor ceases to beneficially own shares of our common stock or can sell all of its registrable shares without limitation pursuant to Rule 144 of the Securities Act of 1933, as amended.

In connection with the closing of the Second Tranche Transaction, we entered into that certain Second Registration Rights Agreement with the Second Tranche Investors, or the Second Tranche Registration Rights Agreement. Pursuant to the Second Tranche Registration Rights Agreement, we were required, within 30 days of the closing of the Second Tranche Transaction, to file a shelf registration statement with the SEC registering for resale the securities issued to the Second Tranche Investors in the Second Tranche Transaction and any securities issued pursuant to the First Tranche Securities Purchase Agreement that have not already been registered. We filed a registration statement registering for resale these securities on July 25, 2018.

We amended the Second Tranche Registration Rights Agreement, which amendment extended the date by which we were required to have a registration statement registering for resale the securities issued to the Second Tranche Investors in the Second Tranche Transaction and any securities issued pursuant to the First Tranche Securities Purchase Agreement that had not already been registered declared effective by the SEC. Per the terms of the amended Second Tranche Registration Rights Agreement, the registration statement registering for resale the securities issued to the Second Tranche Investors in the Second Tranche Transaction and any securities issued pursuant to the First Tranche Securities Purchase Agreement that have not already been registered were to be declared effective on or before November 5, 2018. The Second Tranche Registration Rights Agreement was declared effective on November 1, 2018.

The brother of James Barry, a former member of our Board, served as a managing director of the First Tranche Investors at the time of the closing of the First Tranche Transaction. Dr. Barry’s brother was not involved in either the First Tranche Transaction or the Second Tranche Transaction nor did he receive any direct financial benefit from the closing of the First Tranche Transaction or the Second Tranche Transaction.

Two of our directors, Mr. Eastman and Dr. Ando, were appointed to the Board by the First Tranche Investors pursuant to the terms of the First Tranche Securities Purchase Agreement and the Second Tranche Securities Purchase Agreement, respectively. Mr. Eastman is a Managing Director of EW Healthcare Partners, which is an affiliate of the First Tranche Investors and Dr. Ando is a Senior Advisor to EW Healthcare Partners, which is an affiliate of the First Tranche Investors.

Lease Agreement

Effective June 11, 2018, we leased 1,381 square feet of incremental office space in Basking Ridge, New Jersey from Caladrius Biosciences Inc. David J. Mazzo, a member of our Board, is the President and Chief Executive Officer and a member of the board of directors of Caladrius Biosciences Inc. The lease term extends through May 2022. Base rent of $2,884 per month increases by $0.50 per square foot each year beginning June 1, 2019. During the period from inception through June 30, 2018 and for the six-month transition period ended December 31, 2018, we incurred $1,923 and $17,304, respectively, of rent expense for this facility.

Director and Officer Indemnification Agreements

We have entered into indemnification agreements with our directors and executive officers. In general, these agreements provide that we will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as a director or executive officer of our company or in connection with their service at our request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that a director or executive officer makes a claim for indemnification and establishes certain presumptions that are favorable to the director or executive officer.

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We maintain a general liability insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

STOCK OWNERSHIP

Stock Ownership of Directors, Officers and Principal Stockholders

At the close of business on April 26, 2019, there were 106,105,728 shares of our common stock issued and outstanding and entitled to vote. On April 26, 2019, the closing price of our common stock as reported on the Nasdaq Global Market was $1.77 per share.

The following table sets forth certain information relating to the beneficial ownership of our common stock as of April 26, 2019 by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of common stock;

•	each of our directors;

•	each of our Named Executive Officers (as defined below); and

•	all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC as indicated in the footnotes to the table below.

Unless otherwise indicated, the address for each of the beneficial owners listed below is: c/o EyePoint Pharmaceuticals, Inc., 480 Pleasant Street, Suite A210, Watertown, MA 02472, United States.

Beneficial Owner	Aggregate Number of Shares Beneficially Owned(1)	Percent of Shares Beneficially Owned
Greater Than 5% Stockholder:
EW Healthcare(2)(3)	41,903,956	39.49%
21 Waterway Avenue, Suite 225
The Woodlands, TX 77380

Executive Officers and Directors:
Göran Ando	26,666	*
Nancy Lurker	931,867	*
David Mazzo	514,666	*
Michael Rogers	375,834	*
Douglas Godshall	242,834	*
Ron Eastman(2)(3)	41,903,956	39.49%
Jay Duker	97,500	*
Kristine Peterson	66,667	*
John Landis(4)	—	*
David Guyer(5)	—	*
David Price(6)	—	*
Dario Paggiarino	226,112	*
All current directors and executive officers as a group (13 persons)	44,743,920	41.29%

*	Represents holdings of less than 1% of our outstanding common stock
(1)

Reflects sole voting and investment power, except as indicated below. Includes shares of common stock that each of the following persons had the right to acquire on April 26, 2019 or within sixty (60) days thereafter through the exercise of stock options or for the issuance of common shares underlying restricted stock units

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and deferred stock units: Dr. Ando (26,666), Ms. Lurker (730,000), Dr. Mazzo (374,166), Mr. Rogers (275,834), Mr. Godshall (225,834), Dr. Duker (72,500), Ms. Peterson (66,667) and Dr. Paggiarino (206,033). Also included in the shares beneficially owned by all current directors and executive officers as a group is 69,452 common shares owned by Mr. Ross and 288,366 shares of common stock that Mr. Ross had the right to acquire on April 26, 2019 or within sixty (60) days thereafter through the exercise of stock options or for the issuance of common shares underlying restricted stock units.
(2)

Based, in part, on information provided on a Schedule 13D/A filed jointly on February 13, 2019 by EWHP, EWHP-A, Essex Woodlands Fund IX-GP, L.P., a Delaware limited partnership, or Essex IX Fund GP, Essex Woodlands IX, LLC, a Delaware limited liability company, or Essex IX General Partner, Martin P. Sutter, an individual, R. Scott Barry, an individual, Ronald W. Eastman, an individual, and Petri Vainio, an individual, each of which serve as a Manager and collectively as the Managers. Essex IX Fund GP is the general partner of each of EWHP and EWHP-A, and Essex IX General Partner is the general partner of Essex IX Fund GP. The Managers are each managers of Essex IX General Partner. EWHP and EWHP-A have the sole voting and investment power with respect to their respective shares of common stock. Each of the Managers may be deemed to have shared voting and dispositive power with respect to the shares of common stock registered hereunder. Each of Essex IX Fund GP, Essex IX General Partner and the Managers, including Mr. Eastman, disclaims beneficial ownership of the shares held by EWHP and EWHP-A, except to the extent of any pecuniary interests therein. The principal address of EWHP, EWHP-A, Essex IX Fund GP, Essex IX General Partner and each of the Managers is 21 Waterway Avenue, Suite 225, The Woodlands, Texas 77380.

(3)	Consists of 40,283,255 shares of common stock held by EWHP and 1,620,701 shares of common stock held by EWHP-A.
(4)

Dr. Landis joined our Board on October 25, 2018. Dr. Landis did not hold any shares of our common stock as of April 26, 2019, nor did Dr. Landis have the right to acquire beneficial ownership of any shares of our common stock within sixty (60) days of April 26, 2019.

(5)

Dr. Guyer joined our Board on January 25, 2019. Dr. Guyer did not hold any shares of our common stock as of April 26, 2019, nor did Dr. Guyer have the right to acquire beneficial ownership of any shares of our common stock within sixty (60) days of April 26, 2019.

(6)

Mr. Price joined the Company as Chief Financial Officer on August 1, 2018. Mr. Price did not hold any shares of common stock as of April 26, 2019, nor did Mr. Price have the right to acquire beneficial ownership of any shares of our common stock within sixty (60) days of April 26, 2019.

Equity Compensation Plan Information

The following table provides information about the securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2018:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)(4)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column a) (c)
Equity Compensation plans approved by security holders	8,575,008	(1)	$2.91	1,305,278
Equity Compensation plans not approved by security holders(2)	1,060,000	(3)	2.14	—

Total	9,635,008		$2.83	1,305,278

(1)

Consists of outstanding stock options, performance-based stock units, restricted stock units and deferred stock units to purchase 8,575,008 awards pursuant to our 2008 Equity Incentive Plan, as amended, or the 2008 Plan, and our 2016 Plan.

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(2)

Our Board has not established any specific number of shares that could be issued without stockholder approval. Inducement grants to new key employees are determined on a case-by-case basis. Other than possible inducement grants, we expect all equity awards will be made under stockholder-approved plans.

(3)

In August 2018, we issued 610,000 inducement equity awards outside of the 2016 Plan in accordance with Nasdaq Listing Rule 5635(c)(4). The inducement equity awards were approved by the Compensation Committee of the Board and were made as an inducement material to David Price’s acceptance of employment with us in accordance with Nasdaq Listing Rule 5635(c)(4). Mr. Price is our Chief Financial Officer. Mr. Price’s inducement awards consisted of a non-qualified stock option award to purchase a total of 385,000 shares of common stock and performance stock units, or PSUs, entitling Mr. Price to receive up to 225,000 shares of common stock based on the achievement of prescribed performance metrics determined by the Compensation Committee. The stock option to purchase 385,000 shares of common stock is scheduled to vest ratably on each of the first, second and third anniversaries of the date of grant, subject to the terms of grant. The performance metrics associated with the PSU award are subject to measurement during the 3-year period ending June 30, 2021.

In August 2018, we issued 100,000 inducement equity awards outside of the 2016 Plan in accordance with Nasdaq Listing Rule 5635(c)(4). The inducement equity award was approved by the Compensation Committee of the Board and was made as an inducement material to John Weet’s acceptance of employment with us in accordance with Nasdaq Listing Rule 5635(c)(4). Dr. Weet is our SVP, Regulatory Affairs & Quality. Dr. Weet’s inducement award consisted of a non-qualified stock option award to purchase a total of 100,000 shares of common stock. The stock option to purchase 100,000 shares of common stock is scheduled to vest ratably on each of the first, second and third anniversaries of the date of grant, subject to the terms of grant.

In November 2018, we issued 350,000 inducement equity awards outside of the 2016 Plan in accordance with Nasdaq Listing Rule 5635(c)(4). The inducement equity award was approved by the Compensation Committee of the Board and was made as an inducement material to Ron Honig’s acceptance of employment with us in accordance with Nasdaq Listing Rule 5635(c)(4). Mr. Honig is our SVP, General Counsel and Company Secretary. Mr. Honig’s inducement award consisted of a non-qualified stock option award to purchase a total of 350,000 shares of common stock. The stock option to purchase 350,000 shares of common stock is scheduled to vest ratably on each of the first, second and third anniversaries of the date of grant, subject to the terms of grant.

(4) Performance-based stock units, restricted stock units and deferred stock units are not included in the weighted-average exercise price calculation because there is no exercise price associated with stock units.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our directors, executive officers and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Directors, officers and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of Forms 3, 4 and 5 furnished to us during each of the fiscal year ended June 30, 2018 and the six-month transition period ended December 31, 2018, we believe that the directors, executive officers and greater than 10% beneficial owners have complied with all applicable filing requirements during each of the fiscal year ended June 30, 2018 and the six-month transition period ended December 31, 2018 except that the Statements of Changes of Beneficial Ownership of Securities on Form 4 filed by Essex Woodlands Healthcare Partners on April 2, 2018 and July 3, 2018, James Barry on May 14, 2018 and each of David J. Mazzo, Douglas Godshall, Michael Rogers, Jay Duker and Kristine Peterson on June 26, 2018, respectively, were not filed before the end of the second business day following the day on which the transaction resulting in a change in beneficial ownership had been consummated.

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EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Our named executive officers for the six-month transition period ended December 31, 2018 are Nancy Lurker, our President and Chief Executive Officer, David Price, our Chief Financial Officer, and Dario Paggiarino, our SVP and Chief Medical Officer, who we collectively refer to as our Named Executive Officers.

Summary Compensation Table

The following table and footnotes provide information regarding the compensation of our Named Executive Officers for the six-month transition period ended December 31, 2018 (2018TP) and the fiscal years ended June 30, 2018 and 2017:

Executive Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)		Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Nancy Lurker	2018TP	281,139	15,463	—		—	154,626	1,804	453,032
President and Chief Executive Officer	2018	545,900	48,309	454,316	(6)	785,415	326,997	14,860	2,175,797
	2017	421,622	—	725,000	(7)	715,920	299,152	25,470	2,187,164

David Price	2018TP	177,083	9,031	—		493,928	90,313	9,159	779,514
Chief Financial Officer

Dario Paggiarino	2018TP	204,223	8,679	—		—	86,795	5,222	304,919
SVP and Chief Medical Officer	2018	396,550	16,655	86,904	(8)	205,135	149,896	19,888	875,028
	2017	352,917	—	53,100	(9)	645,377	137,403	5,547	1,194,344

(1)

These amounts represent the discretionary annual bonuses paid to the Named Executive Officer for the six-month transition period ended December 31, 2018 and for fiscal year 2018 in excess of the respective amounts earned by the executive based upon achievement of the applicable corporate and individual performance goals for each such period. The Compensation Committee determined to award an overall corporate performance achievement score of 110% (pro-rated to 55% for the six-month transition period), which was greater than the score of 100% (pro-rated to 50%) that resulted from the achievement of the applicable corporate goals, in recognition of the transformational accomplishments made by the Company during the six-month transition period. A similar 10% additional bonus amount (pro-rated to 5%) was applied to the 25% weighting of the individual performance achievement score of 125% for Mr. Price and Dr. Paggiarino. For fiscal 2018, the Compensation Committee determined to award an overall corporate performance achievement score of 125%, which was greater than the score that resulted from the achievement of the applicable corporate goals (109%), in recognition of the significant transformation of the Company during fiscal 2018. In accordance with SEC guidance, these excess amounts are included in the “Bonus” column of the “Summary Compensation Table.”

(2)

These amounts represent the aggregate grant date fair value of restricted stock unit awards and performance stock unit awards granted during the applicable fiscal year period computed in accordance with FASB ASC Topic 718. For a more detailed discussion of the valuation model and assumptions used to calculate the fair value of each stock award, refer to Note 12 of the consolidated financial statements included in our Transition Report on Form 10-K for the six months ended December 31, 2018 filed on March 18, 2019. The grant date fair value was measured at the date of stockholder approval for stock awards granted to Ms. Lurker prior to our May 7, 2018 delisting from the Australian Securities Exchange (ASX), which approval was required by ASX Listing Rules, and at the date of Compensation Committee approval in the case of all other stock awards to our Named Executive Officers. The grant date fair value of the performance stock units awarded to Mr. Price on August 1, 2018 as an inducement to his hire as Chief Financial Officer is zero, which represents the probable outcome of the achievement of the applicable performance conditions as of the grant date in accordance with FASB ASC Topic 718. The maximum number of such performance stock units that would be earned upon satisfaction of the applicable service and performance-based vesting

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conditions is 225,000. Assuming that the highest level of performance conditions will be achieved over the 3-year measurement period, the value of the award would be $499,500 based on the $2.22 closing price of our common stock on the date of grant. Mr. Price’s inducement award was made outside of our 2016 Plan, but is subject to the terms and conditions of the 2016 Plan.
(3)

These amounts represent the aggregate grant date fair value of option awards granted during the applicable fiscal year period computed in accordance with FASB ASC Topic 718. The grant date fair value of the option awards is estimated using the Black-Scholes option pricing model. For a more detailed discussion of the assumptions used to calculate the fair value of each option award, refer to Note 12 of the consolidated financial statements included in our Transition Report on Form 10-K for the six months ended December 31, 2018 filed on March 18, 2019. The grant date fair value was measured at the date of stockholder approval in the case of Ms. Lurker for option awards granted prior to our May 7, 2018 delisting from ASX, which approval was required under ASX Listing Rules, and at the date of Compensation Committee approval in the case of all other option awards to our Named Executive Officers. The option award granted to Ms. Lurker in fiscal 2017 was an inducement grant in connection with her hire as President and Chief Executive Officer on September 15, 2016, which was granted outside of our 2008 Plan, but is subject to the terms and conditions of the 2008 Plan. The option award granted to Mr. Price during the 2018 transition period was an inducement grant in connection with his hire as Chief Financial Officer on August 1, 2018, which was granted outside of the 2016 Plan but is subject to the terms and conditions of the 2016 Plan.

(4)	These amounts represent the amount of the annual performance bonus earned by the Named Executive Officer for the 2018 transition period and fiscal years 2018 and 2017, as applicable.
(5)

These amounts consist of 401(k) employer matching contributions, payment of group term life insurance premiums and, in the case of Ms. Lurker for 2017, payment of $5,000 of her personal legal fees associated with the negotiation of her employment agreement with us.

(6)

This amount includes the grant date fair value of 115,000 performance stock units (PSUs) that were granted to Ms. Lurker on June 27, 2017, which were subject to stockholder approval under the then applicable ASX listing rules. Accordingly, the grant date fair value of this award was measured in fiscal 2018 following the December 15, 2017 annual meeting of stockholders, at which time the first performance condition was determined to be probable of achievement. As a result, the grant date fair value for Ms. Lurker’s PSUs of $43,316 at December 15, 2017 has been included as a component of the total stock awards value for Ms. Lurker for fiscal 2018 in the above table. The maximum number of performance stock units that would be earned by Ms. Lurker upon satisfaction of the applicable service and performance-based vesting conditions is 115,000.

This amount also includes the grant date fair value of the service-based restricted stock units that were granted to Ms. Lurker on June 27, 2017, which were subject to stockholder approval under the then applicable ASX listing rules. Accordingly, the grant date fair value of this award was measured in fiscal 2018 following the December 15, 2017 annual meeting of stockholders and has been included as a component of the total stock awards value for Ms. Lurker for fiscal 2018 in the above table. The grant date fair value of this award ($135,600) was equal to the closing price of our common stock on the stockholder approval date ($1.13) multiplied by the number of service-based restricted stock units (120,000).

This amount also includes the grant date fair value of the service-based restricted stock units granted to Ms. Lurker on June 14, 2018 ($275,400), which is equal to the closing price of our common stock on the grant date ($2.04) multiplied by the number of restricted stock units granted to Ms. Lurker (135,000).

(7)

This amount includes the grant date fair value of the 500,000 market-based performance stock units granted to Ms. Lurker as an inducement award in fiscal 2017, which vest based upon a relative percentile rank of the 3-year change in the closing price of our common stock compared to that of the companies that make up the Nasdaq Biotechnology Index. The grant date fair value was estimated using a Monte Carlo valuation model and represents the probable outcome of the achievement of the applicable performance conditions as of the grant date. The number of market-based performance stock units to be earned by Ms. Lurker will range from 0 to 500,000, dependent upon the level of performance achieved.

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(8)

This amount includes the grant date fair value of the service-based restricted stock units granted to Dr. Paggiarino on June 14, 2018, which is equal to the closing price of our common stock on the grant date ($2.04) multiplied by the number of restricted stock units granted (42,600).

(9)

This amount represents the grant date fair value of the service-based restricted stock units granted to Dr. Paggiarino on June 27, 2017, which was equal to the closing price of our common stock on the grant date ($1.77) multiplied by the number of restricted stock units granted (30,000).

Narrative Disclosure to Summary Compensation Table

2018 Transition Period Base Salaries

Effective as of July 1, 2018, the annual base salaries for Ms. Lurker and Dr. Paggiarino were each increased by 3% to $562,277 and $408,447, respectively. Mr. Price’s employment as our Chief Financial Officer commenced on August 1, 2018 with an annual base salary of $425,000. For the fiscal year ending December 31, 2019, the Compensation Committee approved salary increases of 3.5% for each of our Named Executive Officers, with effect from April 1, 2019, resulting in an annual base salary of $581,957 for Ms. Lurker, $439,875 for Mr. Price and $425,000 for Dr. Paggiarino, which also reflected an incremental adjustment in connection with his promotion to SVP and Chief Medical Officer.

2018 Transition Period Non-Equity Incentive Plan Compensation

Each of our executive officers is eligible to receive an annual performance bonus based on the achievement of corporate goals, as determined by our Board of Directors, and individual performance goals, as recommended by our Chief Executive Officer and approved by the Compensation Committee. The performance bonus for our Chief Executive Officer is weighted 100% for achievement of our corporate goals, whereas the performance bonus for our other named executive officers is weighted 75% for corporate goal achievement and 25% for individual goal achievement. The annual target bonus as a percentage of base salary was established at 55% for Ms. Lurker and 40% for each of Mr. Price and Dr. Paggiarino.

The corporate goals were established for the year ending June 30, 2019 before the Board’s decision to change the Company’s fiscal year end from June 30 to December 31. For the six-month transition period ending December 31, 2018, the Compensation Committee applied its judgement to extrapolate the Company’s goal achievement for the remainder of the original twelve-month performance period, with primary focus on the Company’s pre-commercialization and launch readiness activities for its YUTIQ and DEXYCU products, both of which were launched in the first quarter of calendar 2019. The Compensation Committee approved a corporate performance score of 100% as recommended by our Chief Executive Officer, and approved an additional 10%, for a total of 110%, based on its assessment of the transformational accomplishments of the Company during the transition period, with the resulting aggregate score prorated at 50%, or a total score of 55%, for the six-month transition period. Each of Mr. Price and Dr. Paggiarino were given an individual performance score of 125%, similarly adjusted and prorated. Actual bonus amounts earned with respect to the 100% corporate goal achievement and the 125% individual performance scores applicable to Mr. Price and Dr. Paggiarino for the 2018 Transition Period (2018TP) are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above. The incremental discretionary incentive compensation amounts approved by the Compensation Committee are reflected in the “Bonus” column of the Summary Compensation Table.

2018 Transition Period Equity Award Grants

In connection with his appointment as our Chief Financial Officer on August 1, 2018, Mr. Price was granted two equity awards, both of which were granted as inducements material to his entering into employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4). These consisted of (i) an option to purchase 385,000 shares of our common stock with an exercise price of $2.22, which was equal to the closing price of our common stock on the date of grant, vesting in three equal annual installments commencing on the first

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anniversary of the date of grant; and (ii) 225,000 performance-based restricted stock units (PSUs), which vest as described below in this paragraph. 150,000 of the PSUs, or the Revenue PSUs, become earned based upon the achievement of defined amounts of the Company’s cumulative product revenues over a three-year performance period beginning on July 1, 2018 and ending on June 30, 2021. The number of Revenue PSUs that become earned, if any, will vest on the later of (x) the date the Compensation Committee determines the level of achievement of the applicable product revenue target and (y) August 1, 2021, subject, in each case, to Mr. Price’s continued employment through August 1, 2021. 75,000 of the PSUs, or the Transaction PSUs, become earned and vested based upon the cumulative net present value of any merger or acquisition transactions, asset in-licenses, asset out-licenses, collaborations or other commercial transactions consummated by the Company during the period commencing on August 1, 2018 and ending on August 1, 2021, measured as of the date of each such transaction, subject to Mr. Price’s continue employment through the closing date of the applicable transaction.

No equity awards were made to our other Named Executive Officers during the six-month transition period ended December 31, 2018.

On February 21, 2019, the Compensation Committee approved the following option grants to our Named Executive Officers: 930,000 options to Ms. Lurker, 300,000 options to Mr. Price and 370,000 options to Dr. Paggiarino. The exercise price of these options is $2.65 per share, the closing price of the Company’s common stock on the date of Compensation Committee approval, and the options will vest on a monthly basis over a 4-year period. In addition, the Compensation Committee approved a supplemental award of 411,523 restricted stock units (RSUs) to Ms. Lurker, with pro rata annual vesting over 3 years. Each of these equity awards is subject to the approval of Annual Meeting Proposal No. 2, as discussed further below, to amend our 2016 Plan to increase by 11,000,000 the number of shares of common stock authorized for issuance under the 2016 Plan.

401(k) Plan

We maintain a defined contribution 401(k) retirement plan, or 401(k) Plan, for all employees in the United States, including our Named Executive Officers. Employees are eligible to participate in the 401(k) Plan in the month following their date of hire. Under the terms of the 401(k) Plan, participating employees may defer up to 100% of their pre-tax salary provided that such deferral is not in excess of the applicable statutory limits within any calendar year. The Company matches 100% of employee contributions up to a maximum of 5% of salary and bonus compensation, subject to annual Internal Revenue Service limits. Employee contributions and our company matching contributions to the 401(k) Plan vest immediately.

Employee Benefits and Perquisites

Our Named Executive Officers are eligible to participate in our health and welfare programs to the same extent as all full-time employees generally and are entitled to 20 days of annual paid time off in accordance with our vacation policy. We also provide our Named Executive Officers and other employees with group term life insurance and short and long-term disability (LTD) insurance at our expense. Under the terms of the group LTD policy, premiums paid by the Company are included in the employee’s taxable income, provided that any benefits payable to an employee under the LTD policy are not subject to income tax.

Employment Agreements

Nancy Lurker, who became our President and Chief Executive Officer on September 15, 2016, is employed under an employment agreement with us that provides for a minimum base salary, a discretionary annual cash bonus based on the achievement of Company performance goals, discretionary equity incentives and severance payments as described further below under Additional Narrative Disclosure—Termination-Based Compensation. In addition, as an inducement to her hire, Ms. Lurker was awarded restricted stock units that are eligible to vest

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based on our total stockholder return relative to the total stockholder returns of the companies that comprise the Nasdaq Biotechnology Index, in each case, over a three-year performance period ending on September 14, 2019, and stock options that are eligible to vest in equal annual installments on each of the first four anniversaries of the grant date based on Ms. Lurker’s continued service with us.

David Price, who became our Chief Financial Officer on August 1, 2018, is employed under an employment agreement that provides for a minimum base salary, a discretionary annual cash bonus based on the achievement of Company and individual performance goals, discretionary equity incentives and severance payments as described further below under Additional Narrative Disclosure—Termination-Based Compensation.

Dario Paggiarino, who initially became our Vice President, Chief Medical Officer on August 1, 2016, is employed under an employment agreement with us that provides for a base salary, a discretionary annual cash bonus based on the achievement of Company and individual performance goals, discretionary equity incentives and severance payments as described further below under Additional Narrative Disclosure—Termination-Based Compensation.

Outstanding Equity Awards at 2018 Transition Period-End

The following table and footnotes provide information concerning outstanding equity awards for our Named Executive Officers as of December 31, 2018:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)			Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(8)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not yet vested ($)(8)
	Exercisable	Unexercisable
Nancy Lurker	425,000	425,000	(1)	3.6300	09/15/26
	80,000	160,000	(1)	1.7700	06/27/27
	—	540,000	(1)	2.0400	06/14/28
									100,000	(6)	189,000
						272,500	(4)	515,025

David Price	—	385,000	(2)	2.2200	08/01/28
									112,500	(7)	212,625

Dario Paggiarino	115,000	115,000	(3)	3.9300	08/01/26
	20,000	40,000	(3)	1.7700	06/27/27
	—	170,500	(3)	2.0400	06/14/28
						75,100	(5)	141,939

(1)

Ms. Lurker’s unexercisable options vest and become exercisable as follows: 425,000 in two equal annual installments commencing September 15, 2019, 160,000 in two equal annual installments commencing June 27, 2019 and 540,000 in three equal annual installments commencing June 14, 2019.

(2)	Mr. Price’s unexercisable options vest and become exercisable as follows: 385,000 in three equal annual installments commencing August 1, 2019.
(3)

Dr. Paggiarino’s unexercisable options vest and become exercisable as follows: 115,000 in two equal annual installments commencing August 1, 2019, 40,000 in two equal annual installments commencing June 27, 2019 and 170,500 in three equal annual installments commencing June 14, 2019.

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(4)

Ms. Lurker’s restricted stock units vest as follows: 80,000 in two equal annual installments commencing June 27, 2019, 135,000 in three equal annual installments commencing June 14, 2019, 19,167 on March 19, 2019 and 38,333 on October 12, 2019.

(5)

Dr. Paggiarino’s restricted stock units vest as follows: 20,000 in two equal annual installments commencing June 27, 2019, 42,600 in three equal annual installments commencing June 14, 2019, 4,167 on March 19, 2019 and 8,333 on October 12, 2019.

(6)

Reflects the number of performance stock units that Ms. Lurker would earn if the threshold level of performance is achieved. The actual number of performance stock units that will vest on September 14, 2019, if any, will be determined based upon a relative percentile rank of the 3-year change in the closing price of our common stock compared to that of the companies that make up the Nasdaq Biotechnology Index.

(7)

Reflects the number of performance stock units that Mr. Price would earn if the threshold level of performance is achieved. The actual number of performance stock units that vest will be determined based on (1) the Company’s cumulative product revenues for the 3-year period ending June 30, 2021 and (ii) the net present value of any merger or acquisition transactions, asset in-licenses, asset out-licenses, collaborations or other commercial transactions closed by the Company during the 3-year period ending August 1, 2021.

(8)	The market price of unvested and unearned stock awards is calculated based on the closing price of our common stock at December 31, 2018 of $1.89, as reported on the Nasdaq Global Market.

Additional Narrative Disclosure

Termination-Based Compensation

Nancy Lurker

Termination of Ms. Lurker’s employment by us without “cause,” or by Ms. Lurker with “good cause” (as such terms are defined in her employment agreement), would require us to pay severance to Ms. Lurker. Upon any such termination (other than in connection with a “change of control” (as defined in Ms. Lurker’s employment agreement)), Ms. Lurker would be entitled to receive (i) base salary continuation for a period of 12 months from the date of termination, payable in accordance with our normal payroll practices, (ii) one times her annual target bonus, payable in equal installments during the period of base salary continuation under clause (i) above, and (iii) provided that Ms. Lurker timely elects COBRA continuation coverage for herself and her eligible dependents, a monthly amount that equals the portion of the monthly health premiums paid by us on behalf of her and her eligible dependents immediately preceding the date that her employment terminates until the earlier of the last day of the period of Ms. Lurker’s base salary continuation or the date that Ms. Lurker and her eligible dependents become ineligible for COBRA continuation coverage pursuant to applicable law or plan terms.

With respect to Ms. Lurker’s sign-on equity grant of 850,000 stock options, any unvested portion of the options held by Ms. Lurker immediately prior to her employment termination by us without cause or by Ms. Lurker with good cause that would have vested as of the second anniversary of her employment termination will vest upon any such termination, and such options would remain exercisable until the earlier of (1) three months thereafter and (2) the applicable option expiration date. Pursuant to the applicable award agreements, (x) with respect to all other stock options held by Ms. Lurker, any unvested portion that would have vested as of the first anniversary following the date of her termination by us without cause or by Ms. Lurker with good cause will vest upon any such termination, and such options would remain exercisable until the earlier of (i) three months thereafter and (ii) the applicable option expiration date; and (y) with respect to any unvested time-based restricted stock units held by Ms. Lurker that would have vested as of the first anniversary following the date of her termination of employment by us without cause or by Ms. Lurker with good cause, such units would vest upon any such termination.

In the event of any such termination that occurs within 60 days prior to, or within 18 months following a change of control, Ms. Lurker would be entitled to receive (i) base salary continuation for a period of 18 months, payable

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in accordance with our normal payroll practices, (ii) 1.5 times her annual target bonus, payable in equal installments during the period of base salary continuation under clause (i) above, and (iii) provided that Ms. Lurker timely elects COBRA continuation coverage for herself and her eligible dependents, a monthly amount that equals the portion of the monthly health premiums paid by us on behalf of her and her eligible dependents immediately preceding the date that her employment terminates until the earlier of the last day of the period of Ms. Lurker’s base salary continuation or the date that Ms. Lurker and her eligible dependents become ineligible for COBRA continuation coverage pursuant to applicable law or plan terms. In addition, upon any such termination following a change of control, any unvested portion of Ms. Lurker’s options and any unvested time-based restricted stock units would vest and the options would become exercisable upon such termination, and such options would remain exercisable until the earlier of (i) one year thereafter and (ii) the applicable option expiration date, provided, however, that with respect to Ms. Lurker’s sign-on equity grant of 850,000 stock options, pursuant to the applicable award agreement, such termination must occur within 24 months following a change of control. Termination by us for cause or by Ms. Lurker without good cause would not require us to pay any severance to Ms. Lurker.

With respect to Ms. Lurker’s sign-on equity grant of 500,000 performance stock units, in the event of a termination of Ms. Lurker’s employment by us without cause or by Ms. Lurker with good cause, a pro-rated portion of the performance stock units, based on the number of days elapsed between September 15, 2016 and Ms. Lurker’s termination date divided by 1,095 days (the original 3-year performance period) would remain outstanding and eligible to be earned based on our total stockholder return, or TSR, relative to the companies that comprise the Nasdaq Biotechnology Index, with Ms. Lurker’s termination date serving as the last day of the performance period. In the event that a change of control occurs before the end of the three-year performance period, the performance stock units will be eligible to vest on the date of the change of control based on our TSR relative to the companies that comprise the Nasdaq Biotechnology Index, with performance measured as of the change of control.

Ms. Lurker’s right to receive the severance payments and benefits described above under her employment agreement is conditioned upon her execution and non-revocation of a separation agreement containing a general release of claims. Ms. Lurker’s employment agreement contains certain restrictive covenants, including non-disclosure of confidential information, assignment of rights to intellectual property, a non-competition covenant that runs for 12 months following her termination of employment for any reason, a non-solicitation covenant with respect to certain of our customers, vendors, suppliers and business partners that runs for 12 months following her termination of employment for any reason and a non-solicitation covenant with respect to our employees and independent contractors that runs for 12 months following her termination of employment.

David Price

If Mr. Price’s employment is terminated by the Company without “cause” or by Mr. Price for “good cause” (as such terms are defined in his employment agreement), Mr. Price will be entitled to (a) his base salary for the period of 12 months from the date of termination; provided, however, that if such termination occurs within 12 months following his August 1, 2018 start date (a “One Year Termination”), Mr. Price will instead be entitled to his base salary for the period of 6 months from the date of termination; (b) 100% of his target bonus, or 50% of his target bonus in the event of a One Year Termination, in either case, payable in equal installments during the period of base salary continuation payable in clause (a); and (c) reimbursements equal to the portion of the monthly health premiums paid by the Company on Mr. Price’s behalf and that of his eligible dependents immediately preceding the date that Mr. Price’s employment terminates until the earlier of (i) the last day of the period of base salary continuation under clause (a) and (ii) that date that Mr. Price and his eligible dependents become ineligible for COBRA coverage.

Pursuant to the applicable award agreements, (x) with respect to all options held by Mr. Price, any unvested portion that would have vested as of the first anniversary following the date of his termination of employment by us without cause or by Mr. Price with good cause would vest upon any such termination, and such options would remain exercisable until the earlier of (1) three months thereafter and (2) the applicable option expiration date; and (y) with respect to any unvested time-based restricted stock units held by Mr. Price that would have vested as of the first anniversary following the date of his termination of employment by us without cause or by Mr. Price

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with good cause, such units would vest upon any such termination. Upon a “change of control” (as such term is defined in his employment agreement), any options to purchase shares of the Company’s common stock or shares of restricted stock of the Company held by Mr. Price that are not fully vested at the time of the change of control will immediately accelerate and vest in full, provided that Mr. Price is employed by the Company on the date of the change of control.

In addition to the payments set forth in the preceding paragraph, upon the termination of Mr. Price’s employment for any reason, Mr. Price will be entitled to receive any earned or accrued amounts and vested benefits that remain unpaid as of the date of his termination of employment. The payments and benefits set forth above are subject to Mr. Price’s execution of a release of claims. Pursuant to a Confidential Information, Non-Disclosure, Non-Solicitation, Non-Compete, and Rights to Intellectual Property Agreement entered into by Mr. Price in connection with his appointment as our Chief Financial Officer, Mr. Price is subject to certain restrictive covenants, including non-disclosure of confidential information, assignment of rights to intellectual property, a non-competition covenant that runs for 12 months following his termination of employment for any reason, a non-solicitation covenant with respect to certain of our customers, vendors, suppliers and business partners that runs for 12 months following his termination of employment for any reason and a non-solicitation covenant with respect to our employees and independent contractors that runs for 12 months following his termination of employment.

With respect to the 225,000 PSUs granted to Mr. Price in connection with his appointment as our Chief Financial Officer, the award agreement evidencing the grant of such PSUs generally provides that Mr. Price (i) will forfeit all unvested Revenue PSUs in the event his employment terminates for any reason prior to August 1, 2021, and (ii) will forfeit all unvested Transaction PSUs in the event his employment terminates for any reason at any time. In the event a “change of control” (as defined in the award agreement evidencing the grant of such PSUs) occurs during the applicable performance period (with respect to the Revenue PSUs) or prior to August 1, 2021 (with respect to the Transaction PSUs), the Compensation Committee will determine the number of PSUs that are earned, if any, in connection with such change of control, based upon the achievement of the applicable performance objectives determined as of the date of such change of control. Any earned PSUs will vest on the date of the change of control, subject to Mr. Price’s continued employment through such date.

Dario Paggiarino

If we terminate Dr. Paggiarino’s employment without “cause,” or if Dr. Paggiarino terminates his employment with us for “good cause” (as such terms are defined in his employment agreement), we are obligated to (i) pay Dr. Paggiarino’s base salary for a period of 12 months, payable in accordance with our then-current payroll practices, (ii) pay Dr. Paggiarino an amount equal to his annual target bonus, payable in equal installments during the period of base salary continuation under clause (i) above, and (iii) provided that Dr. Paggiarino timely elects COBRA continuation coverage for himself and his eligible dependents, pay Dr. Paggiarino a monthly amount that equals the portion of the monthly health premiums paid by us on behalf of him and his eligible dependents immediately preceding the date that his employment terminates until the earlier of the last day of the period of Dr. Paggiarino’s base salary continuation or the date that Dr. Paggiarino and his eligible dependents become ineligible for COBRA continuation coverage pursuant to applicable law or plan terms.

Pursuant to the applicable award agreements, (x) with respect to all options held by Dr. Paggiarino, any unvested portion that would have vested as of the first anniversary following the date of his termination of employment by us without cause or by Dr. Paggiarino with good cause would vest upon any such termination, and such options would remain exercisable until the earlier of (1) three months thereafter and (2) the applicable option expiration date; and (y) with respect to any unvested time-based restricted stock units held by Dr. Paggiarino that would have vested as of the first anniversary following the date of his termination of employment by us without cause or by Dr. Paggiarino with good cause, such units would vest upon any such termination. In addition, upon any such termination within 24 months of a change of control, (i) any unvested portion of Dr. Paggiarino’s options would vest and become exercisable upon such termination, and such options would remain exercisable until the earlier of (A) one year thereafter and (B) the applicable option expiration date and (ii) any unvested portion of Dr. Paggiarino’s time-based restricted stock units would vest upon any such termination.

In addition to the severance benefits described above, Dr. Paggiarino’s employment agreement provides that if we terminate his employment without cause or if Dr. Paggiarino terminates his employment with us for good

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cause, following, in each case, a change of control, as defined in Dr. Paggiarino’s employment agreement, any stock options or restricted stock held by Dr. Paggiarino at the time of such change of control and assumed or substituted in connection with such change of control, will, following his termination as described above, accelerate and vest in full and such options will remain exercisable until the earlier of the first anniversary of Dr. Paggiarino’s termination (or three months following such termination in the case of incentive stock options) and the last day of any applicable option term.

Dr. Paggiarino’s right to receive the severance payments and benefits described above under his employment agreement is conditioned upon his execution and non-revocation of a separation agreement containing a general release of claims. Dr. Paggiarino’s employment agreement contains certain restrictive covenants, including non-disclosure of confidential information, assignment of rights to intellectual property, a non-competition covenant that runs for 12 months following his termination of employment for any reason, a non-solicitation covenant with respect to certain of our customers, vendors, suppliers and business partners that runs for 12 months following his termination of employment for any reason and a non-solicitation covenant with respect to our employees and independent contractors that runs for 12 months following his termination of employment.

DIRECTOR COMPENSATION

Transition Period Compensation Summary

The following table and footnotes provide information regarding the compensation paid to our non-executive directors for the six-month transition period ended December 31, 2018:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Stock Awards ($)(1)(2)	All Other Compensation ($)	Total ($)
Göran Ando(3)	28,250	26,689	—	—	54,939
David Mazzo(4)	37,250	2,138	967	—	40,355
Michael Rogers(5)	33,750	—	—	—	33,750
Douglas Godshall	28,750	—	—	—	28,750
Jay Duker	26,500	—	—	—	26,500
Kristine Peterson	26,500	—	—	—	26,500
Ron Eastman	—	—	—	—	—
John Landis(6)	8,131	106,069	—	—	114,200

(1)

The amounts in these columns reflect the grant date fair value as determined in accordance with FASB ASC Topic 718. The underlying valuation assumptions for equity awards are further disclosed in Note 12 of the audited financial statements filed with our Transition Report on Form 10-K for the six months ended December 31, 2018.

(2)	The following table shows the aggregate number of outstanding shares underlying outstanding options and unvested deferred stock units held by our non-executive directors as of December 31, 2018:

Name	Outstanding Option Awards	Outstanding Stock Awards
Göran Ando	95,000	—
David Mazzo	370,000	8,750
Michael Rogers	256,667	6,667
Douglas Godshall	206,667	6,667
Jay Duker	86,667	6,667
Kristine Peterson	106,667	6,667
Ron Eastman	—	—
John Landis	80,000	—

(3)	On October 11, 2018, in consultation with our compensation consultant, the Compensation Committee awarded Dr. Ando an option to purchase 15,000 shares of common stock to reflect Dr. Ando assuming the

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role of Board chair. This incremental new director award will vest in equal installments over three years from the date of grant.
(4)

On September 6, 2018, the Compensation Committee awarded Dr. Mazzo an additional grant of 1,667 options to purchase common stock and 417 deferred stock units, each with one-year cliff vesting, in connection with Dr. Mazzo ceasing to serve as Board chair.

(5)	Mr. Rogers will not stand for re-election to the Board at the 2019 Annual Meeting. As a result, his term will expire at the completion of the 2019 Annual Meeting.
(6)	Dr. Landis received a new director option grant to purchase 80,000 shares on October 25, 2018.

Elements of Non-Executive Director Compensation

The rates of compensation to our non-executive directors in effect for the six-month transition period ended December 31, 2018, and continuing until otherwise modified in the future, were as follows:

•	annual retainer of $60,000 for the Board chair and $40,000 for each other Board member;

•	annual retainer of $20,000 for the chair and $8,000 for each member of the Audit Committee;

•	annual retainer of $15,000 for the chair and $7,500 for each member of the Compensation Committee;

•	annual retainer of $10,000 for the chair and $5,000 for each member of the Governance and Nominating Committee;

•	annual retainer of $8,000 for the chair and $4,000 for each member of the Science Committee;

•	in the event a director attends more than twelve committee meetings, meeting attendance fees of $1,000 for each Board and committee meeting attended thereafter;

•	initial grant of an option to purchase 80,000 shares for a new director, which vests in three equal annual installments commencing on the first anniversary of the date of grant;

•

annual grants of options to purchase 50,000 shares for the Board chair and 40,000 shares for other non-executive directors, other than Mr. Eastman, subject to allowable allocations between stock options and deferred stock units utilizing relative values between each instrument determined in consultation with the Company’s compensation consultant. Annual grants vest on the first anniversary of the date of grant.

On February 21, 2019, the Compensation Committee approved the following annual equity awards consisting solely of stock options as described above. Each of these equity awards is subject to the approval of Annual Meeting Proposal No. 2, as discussed further below, to amend our 2016 Plan to increase by 11,000,000 the number of shares of common stock authorized for issuance under the 2016 Plan.

Name	Option Award
Göran Ando	50,000
David Mazzo	40,000
Michael Rogers	40,000
Douglas Godshall	40,000
Jay Duker	40,000
Kristine Peterson	40,000
John Landis	40,000

Ms. Lurker receives no additional compensation for serving as a director. Mr. Eastman does not receive compensation for his serving as a director, although he is entitled to seek reimbursement for reasonable expenses incurred in connection with his service on the Board and is entitled to the same benefits, including benefits under any director and officer indemnification or insurance policy maintained by us, as any other non-employee director of the Board. Dr. Guyer was not eligible for an annual equity award as he received a new director grant in January 2019 upon his appointment as a Board member.

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PROPOSAL 1

ELECTION OF NINE DIRECTORS

The Board currently consists of ten directors, Göran Ando, David J. Mazzo, Nancy Lurker, Michael Rogers, Douglas Godshall, Jay Duker, Kristine Peterson, Ronald W. Eastman, John Landis and David Guyer. Michael Rogers will not stand for re-election to the Board but will continue to serve as a director until the expiration of his term at the Annual Meeting. At the recommendation of the Governance and Nominating Committee, the Board has (i) re-nominated our other current directors (excluding Mr. Rogers) for election at the Annual Meeting and (ii) reduced the size of the Board to nine directors, effective as of the conclusion of the Annual Meeting. Each nominee, if elected, will hold office until our 2020 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified, or until he or she sooner dies, resigns or is removed. Except as disclosed below, the proposed nominees are not being nominated pursuant to any arrangement or understanding with any person. We do not anticipate that any nominee will become unavailable to serve.

Biographical information and the attributes, skills and experience of each nominee that led our Governance and Nominating Committee and Board to determine that such nominee should serve as a director are discussed in the “Directors and Executive Officers” section of this proxy statement.

THE BOARD RECOMMENDS THAT YOU VOTE FOR ALL ON PROPOSAL NO. 1 TO ELECT GÖRAN ANDO, DAVID J. MAZZO, NANCY LURKER, DOUGLAS GODSHALL, JAY DUKER, KRISTINE PETERSON, RONALD W. EASTMAN, JOHN LANDIS AND DAVID GUYER TO THE BOARD.

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PROPOSAL 2

APPROVAL OF AMENDMENT TO 2016 PLAN

Background

Our Board of Directors believes that equity incentives are important tools in motivating the performance of our officers, key employees and directors. Through the acquisition of Icon Bioscience, Inc. in March 2018, which included its newly FDA-approved DEXYCU product for the treatment of post-operative ocular inflammation, and the FDA approval in October 2018 of our internally developed YUTIQ product, a micro-insert providing sustained release drug for the treatment of non-infectious uveitis affecting the posterior segment of the eye for up to 36 months from a single in-office injection, we have undergone a substantial transformation of our company leading up to the direct commercial launch of both products in the first quarter of calendar 2019. The build-out of our commercial and operational infrastructure in the past year has resulted in significant headcount additions in many functional areas, including marketing and sales, medical affairs, regulatory, quality assurance, human resources, information technology and finance. As of March 31, 2019, we had a total of 60 employees compared to 24 employees at March 31, 2018.

We believe our success depends largely upon our ability to attract, retain and motivate the highly skilled talent and personnel we need and expect to make important contributions to our company. We accomplish this by providing our employees with meaningful equity ownership opportunities and performance-based incentives. The life sciences market is highly competitive, and our results are largely attributable to the talents, expertise, efforts and dedication of our employees. Our compensation program, including the granting of equity compensation, is the primary means by which we attract and recruit new employees, as well as retain our most experienced and skilled employees. As noted above, we are operating in a period of high growth in both infrastructure and headcount, and maintaining a sustainable equity program that effectively aids in executing this growth strategy is key to our future success.

In this labor market, we are often competing for highly-skilled talent with many companies that have evergreen provisions in their equity incentive plans which provide for annual additions of new shares eligible for grant to current and prospective future employees. We do not have an evergreen provision in our equity plan that provides for annual refreshes of new shares to grant and, as such, we are required to request stockholders to approve a total share pool that will sustain the Company’s equity incentive program for the next several years, and this request is intended to do so. We project this share request, if approved, will sustain the Company’s equity program for at least the next three years and this request should be viewed by stockholders in that very important context.

Additionally, we have carefully modeled our projected future share usage and needs for current employees and expected new hires to determine the appropriate share request amount. We have then studied the effect this share request and its approval would have on the total overhang of the Company’s equity program. We have thoughtfully compared these results to publicly disclosed share usage data from a set of biopharmaceutical companies that are comparable to us in terms of revenue, market value, stage of development, and headcount (“peer companies” or “peer group”). Our analysis versus this set of peer companies has led to the following key conclusions:

•	Our 2019 burn rate projects to be positioned between the 25th and 50th percentile of the peer companies;

•	Our issued overhang at the end of 2019 projects to approximate the peer companies’ 25th percentile; and

•	Our total overhang at the end of 2019 projects to be positioned between the 50th and 75th percentile of the peer companies.

We believe the above positioning demonstrates the reasonableness of this share request and that it should be supported to allow the Company to compete successfully and create value for stockholders over the next several years.

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As of December 31, 2018, there were 1,305,278 shares available for the grant of future equity awards under the 2016 Plan. Upon the recommendation of the Compensation Committee, the Board of Directors has approved, subject to stockholder approval, an amendment to the 2016 Plan to increase the number of shares authorized for issuance under the 2016 Plan by 11,000,000 shares. The Board believes that equity awards provide an important incentive for our employees, including our executive officers, other key employees and our directors, to remain with the Company, to motivate them to help achieve our corporate objectives and to align their interests with those of our stockholders. The Board voted to approve the amendment to the 2016 Plan to ensure that we have sufficient capacity under the 2016 Plan to continue to provide appropriate equity incentives.

In February 2019, the Compensation Committee approved annual grants to non-executive employees under the 2016 Plan and initial grants have been made since December 31, 2018 to newly hired employees. These awards, net of forfeitures, have reduced the shares available for grant under the 2016 Plan to approximately 669,000 at April 26, 2019.

On April 26, 2019, the closing price of our common stock on the Nasdaq Global Market was $1.77 per share.

Summary of the Material Terms of the 2016 Plan

The following summary describes the material terms of the 2016 Plan and provides a general description of the U.S. federal income tax consequences applicable to certain transactions involving awards under the 2016 Plan. The following description of certain features of the 2016 Plan is qualified in its entirety by reference to the full text of (x) Amendment No. 1 to the 2016 Plan and (y) the 2016 Plan, each of which is filed as Annex A to this proxy statement.

Plan Administration. The 2016 Plan is administered by the Compensation Committee, which has the authority to, among other things, interpret the 2016 Plan, determine eligibility for, grant and determine, modify or waive the terms and conditions of awards under the 2016 Plan, and to do all things necessary or appropriate to carry out the purposes of the 2016 Plan. The Compensation Committee’s determinations under the 2016 Plan are conclusive and binding. The Compensation Committee may delegate certain of its duties, powers and responsibilities as it deems appropriate to one or more of its members (or one or more other members of the Board, including the full Board), our officers or our employees.

Term. No awards will be made after the tenth anniversary of the 2016 Plan’s approval by our Board, or October 3, 2026, but previously granted awards may continue beyond that date in accordance with their terms.

Authorized Shares. Prior to the adoption of the amendment, the maximum number of shares of our common stock that may be delivered in satisfaction of awards under the 2016 Plan consisted of an the aggregate of 3,000,000 shares, plus up to 800,000 shares that remain available for grant under the 2008 Plan as of the Board’s adoption of the 2016 Plan (which occurred on October 3, 2016) and any shares that would otherwise have become available for grant under the 2008 Plan after the Board’s adoption of the 2016 Plan as a result of the termination or forfeiture of awards under the 2008 Plan. As of December 31, 2018, there were 1,305,278 shares available for the grant of future equity awards under the 2016 Plan. The proposed amendment will increase the number of shares that may be issued under our 2016 Plan by 11,000,000 shares, for a total of 14,000,000 shares, plus 336,741 shares that remained available for grant under the 2008 Plan as of the adoption of the 2016 Plan on December 12, 2016, and any shares that would otherwise become available for grant under the 2008 Plan thereafter as a result of the termination or forfeiture of awards under the 2008 Plan, subject to adjustment to prevent the dilution or enlargement of rights from stock dividends, stock splits, recapitalization or similar transactions.

The number of shares of common stock delivered in satisfaction of awards under the 2016 Plan will be determined by (i) including shares withheld by us in payment of the exercise price or purchase price of the award or in satisfaction of tax withholding requirements with respect to the award, (ii) including the full number of

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shares covered by stock appreciation rights (“SARs”) any portion of which is settled in common stock (and not only the number of shares delivered in settlement) and (iii) by excluding any shares underlying awards that expire, become unexercisable, terminate or are forfeited to or repurchased by us without the issuance of common stock. The number of shares available for delivery under the 2016 Plan will not be increased by the amount of any shares delivered under the plan that are subsequently repurchased using proceeds directly attributable to stock option exercises. Shares delivered under the 2016 Plan may be authorized but unissued shares or previously issued shares of our common stock acquired by us.

Annual Individual Limits. The maximum number of shares for which stock options may be granted to any person in any calendar year is 3,000,000 shares. The maximum number of shares for which SARs may be granted to any person in any calendar year is 3,000,000 shares. The maximum number of shares subject to awards other than stock options, SARs or cash awards that may be granted to any person in any calendar year is 3,000,000 shares. The maximum amount that may be payable to any employee in any calendar year in respect of any cash award is $5,000,000.

Annual Non-Employee Director Limits. The aggregate value of all compensation granted or paid to any non-employee director with respect to any calendar year, including all awards granted under the 2016 Plan and any other fees or compensation paid to such director outside of the 2016 Plan for services as a director, will not exceed $350,000. This limit does not apply to any award or shares of stock granted pursuant to a director’s election to receive an award or shares in lieu of cash retainers or other fees. The Board may make an exception to such limit for any director in extraordinary circumstances, as the Board may determine in its discretion, provided that any director who is granted or paid such additional compensation may not participate in the decision to grant or pay such additional compensation.

Eligibility. The Compensation Committee selects participants from among the key employees and directors of and consultants and advisors to us and our affiliates. Eligibility for incentive stock options (ISOs) is limited to our employees and employees of certain of our affiliates and eligibility for stock options other than ISOs is limited to individuals providing direct services to us or a subsidiary on the date of grant or who we reasonably anticipate will begin providing direct services to us or a subsidiary of ours within twelve months following the date of grant. As of April 26, 2019, 61 employees and nine non-executive directors would be eligible to participate in the 2016 Plan. On April 26, 2019, the closing price of a share of our common stock was $1.77.

Types of Awards. The 2016 Plan provides for grants of stock options, SARs, restricted and unrestricted stock and stock units, performance awards, other awards convertible into or otherwise based on shares of our stock and cash awards. Dividend equivalents may also be provided in connection with awards under the 2016 Plan. Awards may be settled in shares of our common stock, cash, property, other awards or a combination thereof.

Stock Options and SARs. The 2016 Plan provides for the grant of ISOs, non-qualified stock options (NSOs), and SARs. The exercise price of an option, and the base price against which a SAR is to be measured, may not be less than the fair market value (or, in the case of an ISO granted to a 10-percent stockholder, 110% of the fair market value) of a share of our common stock on the date of grant. The Compensation Committee determines when stock options or SARs become exercisable and the terms on which such awards remain exercisable. Stock options and SARs may have a maximum term of no more than ten years from the date of grant (or five years from the date of grant in the case of an ISO granted to a 10-percent stockholder).

Restricted and Unrestricted Stock: A restricted stock award is an award of our common stock subject to restrictions requiring that it be redelivered or offered for sale to us if specified conditions are not met, while an unrestricted stock award is not subject to restrictions.

Stock Units. A stock unit award is an unfunded and unsecured promise, denominated in shares of our common stock, and entitles the participant to receive stock or cash measured by the value of the shares in the future. The delivery of common stock or cash under a stock unit may be subject to the satisfaction of performance or other vesting conditions.

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Performance Awards. A performance share award is an award the vesting, settlement or exercisability of which is subject to specified performance criteria.

Cash Awards. A cash award is an award denominated in cash.

Vesting. The Compensation Committee has the authority to determine the vesting schedule applicable to each award, and to accelerate the vesting or exercisability of any award, provided that stock options, SARs, restricted stock, restricted stock units and cash awards granted under the 2016 Plan will be subject to a minimum vesting and exercisability period of at least one year from the award grant date, subject to a carve-out for awards that in the aggregate do not exceed five percent of the total shares of our common stock reserved for issuance under the plan.

Termination of Employment or Service. The Compensation Committee determines the effect of termination of employment or service on an award. Unless otherwise provided by the Compensation Committee, upon a termination of employment or service, all unvested stock options and other unvested awards will be forfeited and all vested stock options and SARs will remain exercisable for the lesser of the remaining term of the award and, in the case of a termination due to death, one year following the participant’s death, or, in the case of a termination for any other reason, three months following termination. Notwithstanding the foregoing, upon a termination of employment or service for “Cause” (as defined in the 2016 Plan) or in circumstances that would have constituted grounds for “Cause,” all stock options and SARs, whether or not exercisable, will terminate upon cessation of employment.

Transferability. Awards under the 2016 Plan generally may not be transferred except by will or by the laws of descent and distribution. The Compensation Committee may permit the gratuitous transfer of awards other than ISOs.

Corporate Transactions. In the event of a consolidation, merger or similar transaction or series of related transactions, a sale or transfer of all or substantially all of our assets or a dissolution or our liquidation (a Covered Transaction), the Compensation Committee may, among other things, provide for the continuation or assumption of outstanding awards, for new grants in substitution of outstanding awards, for the accelerated vesting or delivery of shares of common stock under awards or for a cash out of outstanding awards, in each case on such terms and with such restrictions as it deems appropriate. Except as the Compensation Committee may otherwise determine, awards not assumed will terminate upon the consummation of such Covered Transaction.

Adjustment. In the event of certain corporate transactions (including, but not limited to, a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in our capital structure that constitutes an equity restructuring within the meaning of Financial Accounting Standards Board, or FASB, ASC Topic 718), the Compensation Committee will make appropriate adjustments to the maximum number of shares that may be issued under and the individual limits included in the 2016 Plan, and will also make appropriate adjustments to the number and kind of shares of stock or securities underlying equity awards, the exercise or purchase prices (or base values) of awards and any other terms of awards affected by such change. The Compensation Committee may also make the types of adjustments described above to take into account distributions to stockholders and events other than those listed above if it determines that such adjustments are appropriate to avoid distortion in the operation of the 2016 Plan.

Recoupment. The Compensation Committee may provide that outstanding awards, whether or not vested or exercisable, and the proceeds from the exercise or disposition of awards or stock acquired under awards will be subject to forfeiture and disgorgement to us, with interest and other related earnings, if the participant to whom the award was granted violates a non-competition, non-solicitation, confidentiality or other restrictive covenant or any of our policies that provides for forfeiture or disgorgement with respect to incentive compensation that includes awards under the 2016 Plan. In addition, the Administrator may require forfeiture and disgorgement to us of outstanding awards and the proceeds from the exercise or disposition of awards or stock acquired under

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awards, with interest and other related earnings, to the extent required by law, including, without limitation, Section 10D of the Exchange Act, or applicable stock exchange listing standards and any of our related corporate policies.

Amendment and Termination. The Compensation Committee can amend the 2016 Plan or outstanding awards issued under the 2016 Plan, or terminate the 2016 Plan as to future grants of awards, at any time except that the Compensation Committee will not be able to alter the terms of an award without a participant’s consent if it would materially and adversely affect the participant’s rights under the award (unless expressly reserved by the Compensation Committee at the time of grant). Stockholder approval will be required for any amendment to the extent such approval is required by law, including the Code and applicable stock exchange requirements.

No Repricing. Except in connection with a corporate transaction involving the Company, the Company may not, without obtaining stockholder approval, (x) amend the terms of outstanding stock options or SARs to reduce the exercise price or base value of such stock options or SARs, (y) cancel outstanding stock options or SARs in exchange for stock options or SARs with an exercise price or base value that is less than the exercise price or base value of the original stock options or SARs, or (z) cancel outstanding stock options or SARs that have an exercise price or base value greater than the fair market value of a share of the Company’s common stock on the date of such cancellation in exchange for cash or other consideration.

New Plan Benefits

At its February 21, 2019 meeting, the Compensation Committee approved annual stock option awards to our Named Executive Officers, senior management and non-executive directors, and a restricted stock unit award to our Chief Executive Officer, that, as a result, are subject to stockholder approval of this proposed 2016 Plan amendment. These awards are summarized in the table below. No other awards have been granted under the 2016 Plan that are subject to stockholder approval of this proposed 2016 Plan amendment.

2016 Long-Term Incentive Plan
	Stock Options		Restricted Stock Units
Name and Position	Dollar Value ($)	Number of Options (#)	Dollar Value ($)	Number of Units (#)
Nancy Lurker, President and Chief Executive Officer	—	930,000	1,090,536	411,523
David Price, Chief Financial Officer	—	300,000	—	—
Dario Paggiarino, SVP and Chief Medical Officer	—	370,000	—	—

Total Executive Officers	—	1,600,000	1,090,536	411,523
Non-Executive Director Group	—	290,000	—	—
Non-Executive Officer Employee Group	—	475,000	—	—

The stock options in the table above have an exercise price of $2.65 per share, the closing price on February 21, 2019, and (i) would vest ratably on a monthly basis over four years from that date for the executive officers and the non-executive officer employee group and (ii) would vest on the first anniversary of the date of grant for the non-executive director group. Each stock option will expire no later than 10 years from the grant date. The restricted stock unit award to our Chief Executive Officer would vest ratably on an annual basis over three years. The amounts in the “Dollar Value” column in the table above represent the aggregate grant date fair value of the restricted stock unit award to our Chief Executive Officer computed based on the closing share price of $2.65 on February 21, 2019. The dollar value in accordance with FASB ASC Topic 718 will be determined based on the closing share price on June 25, 2019 following an approval of Proposal 2. We expect further additions to headcount during 2019 to support anticipated growth in our product sales. It is not possible to predict the individuals who will receive future awards under the 2016 Plan or the number of shares of common stock covered by any future award because such awards are wholly within the discretion of our Compensation Committee and our Board.

U.S. Federal Income Tax Consequences under the 2016 Plan

The following is a summary of some of the material U.S. federal income tax consequences associated with the grant and exercise of awards under the 2016 Plan under current U.S. federal tax laws and certain other tax

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considerations associated with awards under the 2016 Plan as of the date hereof. The summary does not address tax rates or non-U.S. or U.S. state or local tax consequences, nor does it address employment tax or other U.S. federal tax consequences, except as noted.

ISOs. In general, a participant realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the participant. With some exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the participant (and generally a tax deduction to us) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which we are not entitled to a deduction. If the participant does not dispose of the shares until after the expiration of these one- and two-year holding periods, generally any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which we are not entitled to a deduction.

NSOs. In general, a participant has no taxable income upon the grant of an NSO but realizes taxable income in connection with exercise of the option in an amount equal to the excess (at time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding tax deduction is generally available to us. Upon a subsequent sale or exchange of the shares, any recognized gain or loss is treated as a capital gain or loss for which we are not entitled to a deduction.

SARs. The grant of a SAR does not itself result in taxable income to a participant, nor does taxable income result merely because a SAR becomes exercisable. In general, a participant who exercises a SAR for shares of stock or receives payment in cancellation of a SAR will have ordinary income equal to the amount of any cash and the fair market value of any stock or other property received. A corresponding tax deduction is generally available to us at that time.

Restricted Stock. A participant who is awarded or purchases shares subject to a substantial risk of forfeiture generally does not have taxable income until the risk of forfeiture lapses. When the risk of forfeiture lapses, the participant has ordinary income equal to the excess of the fair market value of the shares at that time over the purchase price, if any, and a corresponding tax deduction is generally available to us in the same year that the participant recognizes ordinary income. However, a participant may make an election under Section 83(b) of the Code (83(b) election) to be taxed on restricted stock when it is acquired rather than later, when the substantial risk of forfeiture lapses. A participant who makes an effective 83(b) election will realize ordinary income equal to the fair market value of the shares as of the time of acquisition less any price paid for the shares. A corresponding tax deduction will generally be available to us in the same year that the participant recognizes ordinary income. If a participant makes an effective 83(b) election, no additional income results by reason of the lapsing of the restrictions.

For purposes of determining capital gain or loss on a sale of shares awarded under the 2016 Plan, the holding period in the shares begins just after the participant recognizes taxable income with respect to the transfer. The participant’s tax basis in the shares equals the amount paid for the shares plus any income realized with respect to the transfer. However, if a participant makes an effective 83(b) election and later forfeits the shares, the tax loss realized as a result of the forfeiture is limited to the excess of what the participant paid for the shares (if anything) over the amount (if any) realized in connection with the forfeiture.

Unrestricted Stock. A participant who purchases or is awarded unrestricted stock generally has ordinary income equal to the excess of the fair market value of the shares at the time of such purchase or award, as applicable, over the purchase price, if any, and a corresponding tax deduction is generally available to us in the same year that the participant recognizes ordinary income.

Restricted Stock Units. The grant of a restricted stock unit does not itself generally result in taxable income. Participants are generally taxed upon settlement (and a corresponding tax deduction is generally available to us) of a restricted stock unit, unless he or she has made a proper election to defer the receipt of the shares (or cash if

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the award is cash settled) under Section 409A of the Code. If the shares delivered are restricted for tax purposes, the participant will instead be subject to the rules described above for restricted stock.

Certain Change of Control Payments. Under Section 280G of the Code, the vesting or accelerated exercisability of stock options or the vesting and payments of other awards in connection with a change of control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards may be subject to an additional 20% federal tax and may be non-deductible to us.

Proposed Amendment to the 2016 Plan.

Our Board has approved, and recommends for adoption by our stockholders, an amendment to the 2016 Plan to increase the number of shares of common stock reserved for issuance under the 2016 Plan from 3,000,000 shares to 14,000,000 shares, plus 336,741 shares that remained available for grant under the 2008 Plan as of the adoption of the 2016 Plan on December 12, 2016, and any shares that would otherwise become available for grant under the 2008 Plan thereafter as a result of the termination or forfeiture of awards under the 2008 Plan.

The effectiveness of the proposed amendment to our 2016 Plan is contingent upon stockholder approval. If our stockholders do not approve the amendment, the existing version of our 2016 Plan will remain in effect, unchanged.

THE BOARD RECOMMENDS THAT YOU VOTE FOR PROPOSAL NO. 2, TO APPROVE THE AMENDMENT TO THE 2016 PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE 2016 PLAN.

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PROPOSAL 3

APPROVAL OF THE ADOPTION OF THE EYEPOINT PHARMACEUTICALS, INC. 2019 EMPLOYEE STOCK PURCHASE PLAN

General

On April 26, 2019, at the recommendation of the Compensation Committee, the Board of Directors adopted the EyePoint Pharmaceuticals, Inc. 2019 Employee Stock Purchase Plan, or the ESPP, in substantially the form attached hereto as Annex B. The purpose of the ESPP is to encourage and to enable eligible employees to acquire proprietary interests in the Company through the purchase and ownership of shares of our common stock. The ESPP is intended to benefit us and our stockholders by incentivizing participants to contribute to our success and to operate and manage our business in a manner that will provide for our long-term growth and profitability and that will benefit our stockholders and other important stakeholders. The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986.

Share Reserve

The ESPP will authorize the issuance of up to 1,100,000 shares of our common stock pursuant to purchase rights granted to our employees or to employees of any of our participating affiliates.

Administration

The ESPP will be administered under the direction of our Board of Directors, our Compensation Committee, or any other committee designated by our Board of Directors. Our Board of Directors has delegated full authority to administer the ESPP to its Compensation Committee. Among other things, the Compensation Committee will have the authority to determine eligibility for participation in the ESPP, designate separate offerings under the plan, and construe, interpret and apply the terms of the plan.

Eligibility

All of our employees who are employed by us or our participating affiliates may be eligible to participate in the ESPP, provided that the following employees are among those that are ineligible under the ESPP: (i) employees whose customary employment is 20 hours or less per week; (ii) employees whose customary employment is for not more than five months in any calendar year; and (iii) employees who, after exercising their rights to purchase our common stock under the ESPP, would own 5% or more of our total combined voting power.

As of April 26, 2019, a total of 61 employees would be eligible to participate in the ESPP.

No employee may purchase shares of our common stock in any calendar year under the ESPP and under all other employee stock purchase plans having an aggregate fair market value in excess of $25,000, determined as of the first trading day of the offering period. In addition, unless otherwise determined by our Compensation Committee, no employee may purchase more than 50,000 shares of our common stock in any one offering period.

Offering Periods

The ESPP will be implemented through a series of offerings under which eligible employees are granted purchase rights to purchase our common stock on specified dates during such offerings. Our Compensation Committee will determine offering periods of not more than 27 months and may permit periodic purchases of our common stock within a single offering period. Unless otherwise established by our Compensation Committee prior to the start of an offering period, the plan will have two offering periods (with concurrent purchase periods)

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that commence each calendar year, and each offering period will be of approximately six months’ duration, with the first such offering period beginning on the first trading day of February and ending on the last trading day of the immediately following July, and the second such offering period beginning on the first trading day of August and ending on the last trading day of the immediately following January. Unless otherwise established by our Compensation Committee prior to the start of the first offering period, the first offering period under the ESPP will begin on August 1, 2019 and end on January 31, 2020.

Payroll Deductions and Purchase Price

Generally, all employees, including executive officers, employed by us or by any of our participating affiliates, may participate in the ESPP and may contribute, normally through payroll deductions, up to 15% of their eligible compensation for the purchase of our common stock under the ESPP. Unless otherwise determined by our Compensation Committee, the purchase price per share of our common stock under the ESPP will be 85% of the lesser of the average of the high and low sales price of our common stock on (i) the first trading day of the relevant offering period and (ii) the last trading day of the relevant offering period (or, if the relevant offering period has multiple purchase periods, the last trading day of the relevant purchase period).

On April 26, 2019, the closing price of a share of our common stock was $1.77.

Limitations on the Sale of Shares

Our Compensation Committee has the right to (i) require that an employee not request that all or a part of the shares of our common stock purchased by the employee be reissued in the employee’s own name and shares be delivered to the employee until two years have elapsed since the offering date of the offering period in which the shares of our common stock were purchased and one year has elapsed since the day the shares of our common stock were purchased, or the holding period, (ii) require that any sales of our common stock during the holding period be performed through a licensed broker acceptable to us and (iii) limit sales or other transfers of shares of our common stock for up to two years from the date the employee purchases shares of our common stock under the ESPP.

Corporate Transactions

In the event that there occurs a change in our capital structure through such actions as a recapitalization, stock split, reverse stock split, spin-off, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, our Compensation Committee will make appropriate adjustments to the number and kind of shares that may be purchased, and the number and kind of shares for which options are outstanding, under the ESPP.

In the event of certain significant corporate transactions, including (i) a dissolution or liquidation, (ii) a merger, consolidation or reorganization where we are not the surviving entity, (iii) a sale of all or substantially all of our assets, or (iv) a merger or consolidation resulting in any person or entity owning more than 50% of the combined voting power of all classes of our capital stock, the ESPP and all elections outstanding under the ESPP will terminate, except for certain situations where, for instance, the parties make arrangements for the continuation or assumption of the ESPP. In the event of any such termination of the ESPP, the offering period and the purchase period will be deemed to have ended on the last trading day prior to such termination, and the options of each participant then outstanding will be deemed to be automatically exercised on such last trading day.

Amendment, Suspension, or Termination

The ESPP will terminate on the day before the 10th anniversary of the date of adoption of the ESPP by our Board of Directors, unless earlier terminated. Our Compensation Committee may amend, suspend, or terminate the ESPP; however, any such amendment, suspension, or termination may not impair any vested rights without the employee’s consent. Our Compensation Committee may not increase the number of shares reserved for issuance under the ESPP without stockholder approval.

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U.S. Federal Income Tax Consequences under the ESPP

The following is a summary of some of the material U.S. federal income tax consequences associated with participation in the ESPP under current U.S. federal tax laws. The summary does not address tax rates or non-U.S. or U.S. state or local tax consequences, nor does it address employment-tax or other U.S. federal tax consequences, except as noted.

The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code, and options to make purchases under the ESPP are intended to qualify under the provisions of Section 423 of the Internal Revenue Code. Amounts withheld from a participant’s earnings under the ESPP will be taxable income to the participant in the year in which the amounts otherwise would have been received, but the participant will not be required to recognize additional income for U.S. federal income tax purposes either at the time the participant is deemed to have been granted an option to purchase our common stock on the grant date or when the option to purchase our common stock is exercised on the purchase date. No additional taxable income will be recognized for U.S. federal income tax purposes by a participant until the sale or other disposition of the shares of our common stock acquired under the ESPP. Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends upon the length of time such shares are held by the participant prior to selling or disposing of them.

If a participant holds the shares of our common stock purchased under the ESPP for at least two years after the grant date and for at least one year from the purchase date of the shares of our common stock, when the participant sells or disposes of the shares of our common stock (a “qualifying disposition”), the participant will recognize as ordinary income an amount equal to the lesser of: (i) the excess of the fair market value of the shares of our common stock on the date of such sale or disposition over the purchase price or (ii) the fair market value of the shares of our common stock on the grant date multiplied by the discount percentage for stock purchases under the ESPP. Any additional gain will be treated as long-term capital gain. If the shares are held for the holding periods described above but are sold for a price that is less than the purchase price, there is no ordinary income, and the participant has a long-term capital loss for the difference between the sale price and the purchase price.

If a participant sells or disposes of the shares of our common stock purchased under the ESPP within two years after the grant date or before one year has elapsed since the purchase date (a “disqualifying disposition”), the participant will recognize as ordinary income an amount equal to the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares were held following the date they were purchased by the participant prior to selling or disposing of them.

In connection with a qualifying disposition, the Company will not receive any deduction for U.S. federal income tax purposes with respect to those shares of our common stock or the option under which it was purchased. In connection with a disqualifying disposition, the Company will be entitled to a deduction in an amount equal to the amount that is considered ordinary income

New Plan Benefits

Because the number of shares of our common stock that may be purchased under the ESPP will depend on each participant’s voluntary election to participate and on the fair market value of our common stock at various future dates, the actual number of shares that may be purchased by any individual cannot be determined in advance. No shares of our common stock have been issued under the ESPP as of the date of this proxy statement, and no shares of our common stock will be issued under the ESPP prior to approval of the ESPP by the Company’s stockholders.

THE BOARD RECOMMENDS THAT YOU VOTE FOR PROPOSAL NO. 3, TO APPROVE THE ADOPTION OF THE EYEPOINT PHARMACEUTICALS, INC. 2019 EMPLOYEE STOCK PURCHASE PLAN.

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PROPOSAL 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required under Section 14A of the Exchange Act, the Board is submitting a “say on pay” proposal for stockholder consideration. While the vote on executive compensation is nonbinding and advisory, the Board and the Compensation Committee value the opinion of our stockholders, and to the extent there is any significant vote against the executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and evaluate what actions may be appropriate to address those concerns. Our current policy is to provide stockholders with an opportunity to approve the compensation of our Named Executive Officers each year at the annual meeting of stockholders. It is expected that the next such vote will occur at the 2020 annual meeting of stockholders.

Our Board and the Compensation Committee value the perspectives and concerns of our stockholders regarding executive compensation. We are therefore pleased to entertain stockholder views and receive comments about our executive compensation practices.

Our executives regularly hold meetings with stockholders, and participate in professional investor conferences, to hear stockholder views on our financial performance, strategic business plans, corporate governance, executive compensation and related subjects. While we have not received particular stockholder feedback that warranted significant actions be undertaken to change our executive compensation program and practices, we will continue to regularly engage with stockholders and entertain their views, and also consult with professional advisors, regarding our Named Executive Officer compensation practices in the future.

The compensation of our Named Executive Officers is described starting on page 30 of this proxy statement.

We are asking stockholders to vote on the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in the proxy statement for the 2019 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

THE BOARD RECOMMENDS THAT YOU VOTE, ON AN ADVISORY BASIS, FOR PROPOSAL NO. 4 TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

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PROPOSAL 5

ADVISORY VOTE ON FREQUENCY OF ADVISORY STOCKHOLDER VOTES ON COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS

At the 2013 annual meeting of stockholders, the holders of a majority of our shares present and voting on the matter voted, on an advisory basis, to hold “say-on-pay” votes, as described in the immediately preceding proposal, on an annual basis. After taking into consideration the results of this “say on frequency” vote, our Board determined to include “say-on-pay” votes in management’s proxy materials on an annual basis until the next required “say-on-frequency” vote. Under Section 14A of the Securities Exchange Act of 1934, as amended, we are required to solicit stockholder advisory votes on the frequency of future “say-on-pay” votes at least once every six years. Accordingly, we are providing stockholders with the opportunity to cast an advisory vote on whether they would prefer future “say-on-pay” votes on an annual basis, or once every two or once every three years.

Because this proposal calls for a non-binding advisory vote, our Board of Directors and the Compensation Committee may determine to hold “say-on-pay” votes more or less frequently than the option selected by our stockholders (though no less frequently than once every three years). However, our Board of Directors and the Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when determining the frequency of future “say-on-pay” votes. We expect that the next “say-on-frequency” vote will occur at the 2025 Annual Meeting of Stockholders.

After careful consideration, our Board of Directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate for a company such as EyePoint, and recommends that stockholders vote for a frequency of “1 YEAR” for future advisory votes on executive compensation. Our Board of Directors believes that an annual advisory vote will enable our stockholders to provide timely, direct input on our executive compensation program as disclosed in the proxy statement each year, and is consistent with our efforts to engage in an ongoing dialogue with our stockholders. The Compensation Committee, which administers the executive compensation program, values the opinions expressed by our stockholders in these votes, and even though non-binding, will continue to consider the outcome of these votes in making its decisions on executive compensation.

The approval of Proposal No. 5 requires the affirmative vote of a majority of the votes properly cast on the matter. However, because stockholders have several voting choices with respect to the proposal on the frequency of future advisory votes on executive compensation, it is possible that no single choice will receive a majority vote. In light of the foregoing, the Board of Directors will consider the outcome of the vote when determining the frequency of future advisory votes on executive compensation. Moreover, because this vote is non-binding, the Board may determine the frequency of future advisory votes on executive compensation in its discretion.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR “1 YEAR” ON THE PROPOSAL RECOMMENDING THE FREQUENCY OF ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION.

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PROPOSAL 6

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte to serve as our independent registered public accounting firm and to audit our financial statements and our internal control over financial reporting for fiscal 2019. Although ratification is not required, we are seeking stockholder approval of the selection as a matter of good corporate practice. If stockholders do not ratify the appointment, then the Audit Committee will consider whether it is appropriate to select a different independent registered public accounting firm or to continue Deloitte’s appointment as our independent registered public accounting firm. Even if stockholders do ratify the appointment, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year, if the Audit Committee determines that such a change would be in our and our stockholders’ best interests.

Deloitte was our independent registered public accounting firm for the fiscal years ended June 30, 2018 and 2017 and for the six-month transition period ended December 31, 2018. Deloitte is expected to have a representative present at the Annual Meeting to answer appropriate questions and to make a statement if he or she desires.

THE BOARD RECOMMENDS THAT YOU VOTE FOR PROPOSAL NO. 6 TO RATIFY OUR SELECTION OF DELOITTE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2019.

Accounting Fees and Services

The following table sets forth the total fees paid to Deloitte and its affiliates with respect to the six-month transition period ended December 31, 2018 and the fiscal years ended June 30, 2018 and 2017 (in thousands):

	2018 Transition Period	Year Ended June 30,
		2018	2017
Audit fees(1)	$321	$488	$404
Audit-related fees(2)	—	45	48
Tax fees(3)	47	70	66
All other fees(4)	2	2	3

	$370	$605	$521

(1)

Audit fees relate to professional services rendered in connection with the audit for the six-month transition period or prior fiscal years of our consolidated financial statements, reviews of the condensed consolidated financial statements performed in connection with each of our Quarterly Reports on Form 10-Q and the fiscal 2017 statutory audit of our wholly-owned United Kingdom subsidiary. The 2018 Transition Period fees also included $27,000 related to the consents for the incorporation by reference of audit reports on Form S-3 and Form S-8 registration statements filed with the SEC. Fiscal 2018 fees also included incremental professional services related to accounting for the acquisition of Icon Bioscience, Inc. and equity and debt transactions and issuance of a comfort letter in connection with our ATM program. Fiscal 2017 fees also include the audit of our internal controls over financial reporting, which was not required in fiscal 2018 as we were a non-accelerated filer under SEC rules for that year. In addition, $48,000 of comfort letter and Form S-8 consent fees for fiscal 2017 previously classified as Audit-related fees have been reclassified to Audit Fees in the above table to conform to 2018 classification based on prevailing guidance.

(2)

These are fees for assurance and related services that are reasonably related to performance of the audit and review of our financial statements, and which are not reported under “Audit fees”. These services in fiscal 2018 were related to due diligence activities in connection with the acquisition of Icon Bioscience, Inc. and equity and debt transactions.

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(3)	Tax fees paid to Deloitte for the 2018 transition period, fiscal 2018 and fiscal 2017 were related to the preparation of various corporate tax returns as well as tax advice.
(4)	All other fees relate to a subscription to Deloitte’s on-line accounting research database.

Our policies require the Audit Committee to pre-approve all audit and permitted non-audit services provided by the independent registered public accounting firm, including engagement fees and terms. The Audit Committee may delegate pre-approval authority to one or more of its members, who will report any pre-approval decisions to the full committee at its next scheduled meeting but may not delegate pre-approval authority to members of management. The Audit Committee may approve only those non-audit services classified as “all other services” that it believes to be routine and recurring services, to be consistent with SEC rules and to not impair the auditor’s independence with respect to us. The Audit Committee reviewed and pre-approved all audit services and permitted non-audit services performed during the six-month transition period ended December 31, 2018 and fiscal 2018 and 2017.

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INFORMATION ABOUT STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Stockholder proposals for inclusion in our proxy statement: To be eligible for inclusion in our proxy statement and form of proxy relating to our 2020 Annual Meeting of Stockholders, or the 2020 Annual Meeting, stockholder proposals must be submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, and received at our principal executive offices no later than January 11, 2020, which is 120 calendar days before May 10, 2020—the anniversary of the date this proxy statement was released to stockholders in connection with the Annual Meeting. If the date of the 2020 Annual Meeting is changed by more than 30 days from the anniversary date of this year’s Annual Meeting on June 25, 2019, then the deadline is a reasonable time before we begin to print and mail proxy materials.

Other stockholder proposals: A nomination of one or more persons for election as a director or any other stockholder proposal not included in our proxy statement for the 2020 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to our Company Secretary at our principal executive offices and otherwise complies with the provisions of our By-Laws. To be timely, our By-Laws provide that we must receive the stockholder’s notice: (i) not less than 60 days in advance of the meeting if the meeting is to be held on a day which is within 30 days preceding the anniversary of the 2019 Annual Meeting, (ii) not less than 90 days in advance of the meeting if the meeting is to be held on or after the anniversary of the 2019 Annual Meeting, and (iii) in any other cases, not more than 15 days following the date on which notice or public disclosure (as defined in our By-Laws) of the date of the 2020 Annual Meeting is made.

We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the foregoing requirements and with the SEC regulations regarding stockholder proposals.

HOUSEHOLDING OF PROXY MATERIALS

We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, stockholders of record who have the same address and last name may receive only one Notice of Internet Availability of Proxy Materials, unless we are notified that one or more of these stockholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice of Internet Availability of Proxy Materials, or if you hold our stock in more than one account, and in either case you wish to receive only a single copy of the Notice of Internet Availability of Proxy Materials for your household, please contact our Company Secretary by mail, c/o EyePoint Pharmaceuticals, Inc., 480 Pleasant Street, Suite A210, Watertown, MA 02472, or by phone at (617) 926-5000. If you participate in householding and wish to receive a separate copy of the Notice of Internet Availability of Proxy Materials, or if you do not wish to continue to participate in householding and prefer to receive separate copies of this document in the future, please contact our Company Secretary as indicated above.

If your shares are held in street name through a broker, bank or other intermediary, please contact your broker, bank or intermediary directly if you have questions, require additional copies of our proxy materials or wish to receive a single copy of such materials in the future for all beneficial owners of shares of our common stock sharing an address.

AVAILABILITY OF TRANSITION REPORT ON FORM 10-K

A copy of our Transition Report on Form 10-K for the six months ended December 31, 2018 has been posted on the Internet along with this proxy statement, each of which is accessible by following the instructions in the Notice of Internet Availability of Proxy Materials. The Transition Report on Form 10-K is not incorporated into this proxy statement and is not considered proxy-soliciting material.

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We filed our Transition Report on Form 10-K with the SEC on March 18, 2019. We will mail without charge, upon request, a copy of our Transition Report on Form 10-K for the six months ended December 31, 2018, excluding the exhibits thereto. We will provide copies of the exhibits to the Form 10-K upon request by eligible stockholders, provided that we may impose a reasonable fee for providing such exhibits, which is limited to our reasonable expenses. Requests for copies of the Transition Report on Form 10-K or such exhibits should be mailed to our Company Secretary by mail, c/o EyePoint Pharmaceuticals, Inc., 480 Pleasant Street, Suite A210, Watertown, MA 02472.

OTHER BUSINESS

As of the date of this Proxy Statement, we do not know of any other matter that properly may come before the Annual Meeting, and do not intend to present any other matter. However, if any other matters properly come before the meeting or any adjournment, the persons named as proxies will be able to vote on those matters in accordance with their own judgment.

If there are insufficient votes to approve the proposals, your proxy may be voted by the persons named in the proxy to adjourn the Annual Meeting in order to solicit additional proxies in favor of the approval of such proposals. If the Annual Meeting is adjourned or postponed for any purpose, at any subsequent reconvening of the meeting your proxy will be voted in the same manner as it would have been voted at the original convening of the Annual Meeting unless you withdraw or revoke your proxy. Your proxy may be voted in this manner even though it may have been voted on the same or any other matter at a previous session of the Annual Meeting.

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ANNEX A

AMENDMENT NO. 1 TO THE

EYEPOINT PHARMACEUTICALS, INC.

2016 LONG-TERM INCENTIVE PLAN

WHEREAS, EyePoint Pharmaceuticals, Inc. (the “Company”) maintains the EyePoint Pharmaceuticals, Inc. 2016 Long-Term Incentive Plan, which was effective December 12, 2016 (the “Plan”);

WHEREAS, pursuant to Section 9 of the Plan, the Compensation Committee (“Compensation Committee”) of the Board of Directors of the Company (the “Board”) may amend the Plan at any time; provided that, amendments to the Plan must be approved by the Company’s stockholders if and to the extent required by applicable laws or stock exchange requirements (“Stockholder Approval”);

WHEREAS, pursuant to terms of the Plan, the Compensation Committee has discretionary authority, subject only to the express provisions of the Plan, to interpret and administer the plan and the Compensation Committee may delegate to the Board such of its duties, powers and responsibilities as it may determine;

WHEREAS, the Compensation Committee, in consultation with legal and financial advisors, has determined that it is advisable and in the best interests of the Company and its stockholders to increase the number of shares of the Company’s common stock, $0.001 par value per share, reserved for issuance under the Plan (the “Share Increase”);

WHEREAS, pursuant to Section 9 of the Plan, in order to effect the Share Increase, Stockholder Approval must be obtained;

WHEREAS, the Compensation Committee has approved the Share Increase and has recommended that the Board adopt and approve the Share Increase subject to Stockholder Approval;

WHEREAS, the Board desires to amend the Plan to provide for the Share Increase as set forth in this amendment to the Plan (this “Amendment”), effective upon receipt of the Stockholder Approval; and

WHEREAS, capitalized terms used in this Amendment but not defined herein shall have the meaning given to them in the Plan.

NOW, THEREFORE, the Board hereby amends the Plan, effective upon receipt of the Stockholder Approval, as follows:

1.	Section 4(a) of the Plan is deleted and replaced in its entirety with the following:

4.    LIMITS ON AWARDS UNDER THE PLAN.

“(a) Number of Shares. Subject to adjustment as provided in Section 7(b), the maximum number of shares of Stock that may be issued in satisfaction of Equity Awards under the Plan is 14,000,000, plus 336,741 shares of Stock that remained available for grant under the 2008 Plan as of the Date of Adoption, plus any shares of Stock that would otherwise have become available for grant under the 2008 Plan after the Date of Adoption as a result of the termination or forfeiture of awards under 2008 Plan. Up to the total number of shares of Stock set forth in the preceding sentence may be issued in satisfaction of ISOs, but nothing in this Section 4(a) will be construed as requiring that any, or any fixed number of, ISOs be awarded under the Plan. For purposes of this Section 4(a), the number of shares of Stock issued in satisfaction of Equity Awards will be determined (i) by including shares of Stock withheld by the Company in payment of the exercise price or purchase price of the Award or in satisfaction of tax withholding requirements with respect to the Award, (ii) by including the full number of shares covered by a SAR any portion of which is settled in Stock (and not only the number of shares of Stock delivered in settlement), and (iii) by excluding any shares of Stock underlying Awards that expire, become unexercisable, terminate or are forfeited to or repurchased by the Company without the issuance of Stock. For the avoidance of doubt, the number of shares of Stock available for delivery under the Plan will not be increased by any shares of Stock delivered under the Plan that are subsequently repurchased using proceeds directly attributable to Stock Option exercises. The limits set forth in this Section 4(a) will be construed to comply with Section 422. To the extent consistent with the requirements of Section 422 and the regulations thereunder, and other applicable legal requirements (including applicable stock exchange requirements), Stock issued under Substitute Awards will not reduce the number of shares available for Awards under the Plan. The number of shares of Stock that may be delivered under Substitute Awards will be in addition to the limitations set forth in this Section 4(a) on the number of shares available for issuance under the Plan, and such Substitute Awards will not be subject to the per-Participant Award limits described in Section 4(c) below.”

2.

Except as specifically provided in and modified by this Amendment, the Plan is in all other respects hereby ratified and confirmed and references to the Plan shall be deemed to refer to the Plan as modified by this Amendment, effective upon receipt of the Stockholder Approval.

* * *

EYEPOINT PHARMACEUTICALS, INC.

2016 LONG TERM INCENTIVE PLAN

1. DEFINED	TERMS

Exhibit A, which is incorporated by reference, defines the terms used in the Plan and includes certain operational rules related to those terms.

2. PURPOSE

The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Stock, Stock-based and other incentive Awards.

3. ADMINISTRATION

The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; determine the form of settlement of Awards (whether in cash, shares of Stock, or other property); prescribe forms, rules and procedures relating to the Plan and Awards; and otherwise do all things necessary or desirable to carry out the purposes of the Plan. Determinations of the Administrator made under the Plan will be conclusive and will bind all persons.

4. LIMITS	ON AWARDS UNDER THE PLAN

(a)    Number of Shares. Subject to adjustment as provided in Section 7(b), the maximum number of shares of Stock that may be issued in satisfaction of Equity Awards under the Plan is 3,000,000, plus up to 800,000 shares of Stock that remain available for grant under the 2008 Plan as of the Date of Adoption, plus any shares of Stock that would otherwise have become available for grant under the 2008 Plan after the Date of Adoption as a result of the termination or forfeiture of awards under 2008 Plan. Up to the total number of shares of Stock set forth in the preceding sentence may be issued in satisfaction of ISOs, but nothing in this Section 4(a) will be construed as requiring that any, or any fixed number of, ISOs be awarded under the Plan. For purposes of this Section 4(a), the number of shares of Stock issued in satisfaction of Equity Awards will be determined (i) by including shares of Stock withheld by the Company in payment of the exercise price or purchase price of the Award or in satisfaction of tax withholding requirements with respect to the Award, (ii) by including the full number of shares covered by a SAR any portion of which is settled in Stock (and not only the number of shares of Stock delivered in settlement), and (iii) by excluding any shares of Stock underlying Awards that expire, become unexercisable, terminate or are forfeited to or repurchased by the Company without the issuance of Stock. For the avoidance of doubt, the number of shares of Stock available for delivery under the Plan will not be increased by any shares of Stock delivered under the Plan that are subsequently repurchased using proceeds directly attributable to Stock Option exercises. The limits set forth in this Section 4(a) will be construed to comply with Section 422. To the extent consistent with the requirements of Section 422 and the regulations thereunder, and other applicable legal requirements (including applicable stock exchange requirements), Stock issued under Substitute Awards will not reduce the number of shares available for Awards under the Plan. The number of shares of Stock that may be delivered under Substitute Awards will be in addition to the limitations set forth in this Section 4(a) on the number of shares available for issuance under the Plan, and such Substitute Awards will not be subject to the per-Participant Award limits described in Section 4(c) below.

(b)    Type of Shares. Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the Plan.

(c)    Section 162(m) Limits. Subject to Section 4(d) below, the following additional limits will apply to Awards of the specified type granted or, in the case of Cash Awards, payable to any person in any calendar year:

(1)    Stock Options: 3,000,000 shares of Stock.

(2)    SARs: 3,000,000 shares of Stock.

(3)    Awards other than Stock Options, SARs or Cash Awards: 3,000,000 shares of Stock.

(4)    Cash Awards: $5,000,000.

In applying the foregoing limits, (i) all Awards of the specified type granted to the same person in the same calendar year will be aggregated and made subject to one limit; (ii) the limits applicable to Stock Options and SARs refer to the number of shares of Stock underlying those Awards; (iii) the share limit under clause (3) refers to the maximum number of shares of Stock that may be delivered, or the value of which could be paid in cash or other property, under an Award or Awards of the type specified in clause (3) assuming a maximum payout; (iv) Awards other than Cash Awards that are settled in cash will count against the applicable share limit under clause (1), (2) or (3) and not against the dollar limit under clause (4); and (v) the dollar limit under clause (4) refers to the maximum dollar amount payable under an Award or Awards of the type specified in clause (4) assuming a maximum payout. The foregoing provisions will be construed in a manner consistent with Section 162(m), including, without limitation, where applicable, the rules under Section 162(m) pertaining to permissible deferrals of exempt awards.

(d)    Limitations on Awards to Directors. The aggregate value of all compensation granted or paid to any Director with respect to any calendar year, including all Awards granted under the Plan and any other fees or compensation paid to such Director outside of the Plan for his or her services as a Director during such calendar year, will not exceed $350,000 in the aggregate, calculating the value of any Awards in accordance with FASB ASC Topic 718 (or any successor provision), assuming maximum performance (if applicable). The Board may make an exception to such limit for any Director in extraordinary circumstances, as the Board may determine in its discretion, provided that any Director who is granted or paid such additional compensation may not participate in the decision to grant or pay such additional compensation. The limitations applicable to Director Awards will not apply to any Award or shares of Stock granted pursuant to a Director’s election to receive an Award or shares of Stock in lieu of cash retainers or other fees (to the extent such Award or shares of Stock have a fair value equal to the value of such cash retainers or other fees).

(e)    Award Vesting/Exercisability/Payment/Distribution Limitations. (i) No portion of any grant of Restricted Stock shall be scheduled to vest prior to the date that is one (1) year following the date the Restricted Stock is granted; (ii) no portion of any grant of an Stock Option or SAR shall be scheduled to become exercisable prior to the date that is one (1) year following the date the Stock Option or SAR is granted; and (iii) no portion of any grant of a Restricted Stock Unit or Cash Award shall be scheduled to vest or be settled, paid or distributed prior to the date that is one (1) year following the date the applicable Restricted Stock Unit or Cash Award is granted; provided; however, that Awards that result in the issuance (as determined in accordance with the rules set forth in Section 4(a)) of an aggregate of up to five percent (5%) of the shares of Stock reserved for issuance under Section 4(a) may be granted to eligible persons without regard to the minimum vesting, exercisability, settlement, payment and distribution provisions of this Section 4(e).

5. ELIGIBILITY	AND PARTICIPATION

The Administrator will select Participants from among key Employees and Directors of, and consultants and advisors to, the Company and its Affiliates. Eligibility for ISOs is limited to individuals described in the first sentence of this Section 5 who are employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code. Eligibility for SARs and Stock Options other than ISOs is limited to individuals described in the first sentence of this Section 5 who are providing direct services on the date of grant of the Award to the Company or a subsidiary of the Company that would be described in the first sentence of Treas. Regs. §1.409A-1(b)(5)(iii)(E) or to other individuals who the Company reasonably anticipates will begin providing direct services to the Company or a subsidiary of the Company within twelve (12) months following an Award’s date of grant.

6. RULES	APPLICABLE TO AWARDS

(a)    All Awards.

(1)    Award Provisions. The Administrator will determine the terms of all Awards, subject to the limitations provided herein. By accepting (or, under such rules as the Administrator may prescribe, being deemed to have accepted) an Award, the Participant will be deemed to have agreed to the terms of the Award and the Plan. Notwithstanding any provision of this Plan to the contrary, Substitute Awards may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.

(2)    Term of Plan. No Awards may be made after 10 years from the Date of Adoption, but previously granted Awards may continue beyond that date in accordance with their terms.

(3)    Transferability. Neither ISOs nor, except as the Administrator otherwise expressly provides in accordance with the third sentence of this Section 6(a)(3), other Awards may be transferred other than by will or by the laws of descent and distribution. During a Participant’s lifetime, ISOs and, except as the Administrator otherwise expressly provides in accordance with the third sentence of this Section 6(a)(3), SARs and NSOs may be exercised only by the Participant. The Administrator may permit the gratuitous transfer (i.e., transfer not for value) of Awards other than ISOs, subject to applicable securities and other laws and such limitations as the Administrator may impose.

(4)    Vesting, etc. The Administrator will determine the time or times at which an Award will vest or become exercisable and the terms on which a Stock Option or SAR will remain exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax or other consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, however, the following rules will apply if a Participant’s Employment ceases:

(A)    Except as provided in (B) and (C) below, immediately upon the cessation of the Participant’s Employment each Stock Option and SAR that is then held by the Participant or by the Participant’s permitted transferees, if any, will cease to be exercisable and will terminate and all other Awards that are then held by the Participant or by the Participant’s permitted transferees, if any, to the extent not already vested will be forfeited.

(B)    Subject to (C) and (D) below, all Stock Options and SARs held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.

(C)    Subject to (D) below, all Stock Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the Participant’s death, to the extent then exercisable, will remain exercisable for the lesser of (i) the one year period ending with the first anniversary of the Participant’s death or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.

(D)    All Stock Options and SARs (whether or not exercisable) held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment will immediately terminate upon such cessation of Employment if the termination is for Cause or occurs in circumstances that in the sole determination of the Administrator would have constituted grounds for the Participant’s Employment to be terminated for Cause.

(5)    Recovery of Compensation. The Administrator may provide in any case that outstanding Awards (whether or not vested or exercisable) and the proceeds from the exercise or disposition of Awards or

Stock acquired under Awards will be subject to forfeiture and disgorgement to the Company, with interest and other related earnings, if the Participant to whom the Award was granted violates (i) a non-competition, non-solicitation, confidentiality or other restrictive covenant by which he or she is bound, or (ii) any Company policy applicable to the Participant that provides for forfeiture or disgorgement with respect to incentive compensation that includes Awards under the Plan. In addition, the Administrator may require forfeiture and disgorgement to the Company of outstanding Awards and the proceeds from the exercise or disposition of Awards or Stock acquired under Awards, with interest and other related earnings, to the extent required by law or applicable stock exchange listing standards, including, without limitation, Section 10D of the Securities Exchange Act of 1934, as amended, and any related Company policy. Each Participant, by accepting or being deemed to have accepted an Award under the Plan, agrees to cooperate fully with the Administrator, and to cause any and all permitted transferees of the Participant to cooperate fully with the Administrator, to effectuate any forfeiture or disgorgement required hereunder. Neither the Administrator nor the Company nor any other person, other than the Participant and his or her permitted transferees, if any, will be responsible for any adverse tax or other consequences to a Participant or his or her permitted transferees, if any, that may arise in connection with this Section 6(a)(5).

(6)    Taxes. The delivery, vesting and retention of Stock, cash or other property under an Award are conditioned upon full satisfaction by the Participant of all tax withholding requirements with respect to the Award. The Administrator will prescribe such rules for the withholding of taxes with respect to any Award as it deems necessary. The Administrator may hold back shares of Stock from an Equity Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements (but not in excess of the maximum statutory rates for the applicable jurisdictions or such greater amount as would not result in adverse accounting consequences to the Company under FASB ASC Topic 718 (or any successor provision)).

(7)    Dividend Equivalents, Etc. The Administrator may provide for the payment of amounts (on terms and subject to conditions established by the Administrator) in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award whether or not the holder of such Award is otherwise entitled to share in the actual dividend or distribution in respect of such Award. Any entitlement to dividend equivalents or similar entitlements will be established and administered either consistent with an exemption from, or in compliance with, the requirements of Section 409A. Dividends or dividend equivalent amounts payable in respect of Awards that are subject to restrictions may be subject to such limits or restrictions as the Administrator may impose.

(8)    Rights Limited. Nothing in the Plan will be construed as giving any person the right to be granted an Award or to continued employment or service with the Company or its Affiliates, or any rights as a shareholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or any Affiliate to the Participant.

(9)    Section 162(m). In the case of any Performance Award (other than a Stock Option or SAR) intended to qualify for the performance-based compensation exception under Section 162(m), the Administrator shall establish the Performance Criterion (or Criteria) applicable to the Award within the time period required under Section 162(m) and the grant, vesting or payment, as the case may be, of the Award will be conditioned upon the satisfaction of the Performance Criterion (or Criteria) as certified by the Administrator . The Administrator shall grant and administer such Performance Awards pursuant to the requirements of Section 162(m), unless the Administrator subsequently determines that such Awards are not, or are no longer, intended to qualify as “performance-based compensation” under Section 162(m). For the avoidance of doubt, in the case of an Award otherwise intended to qualify for the performance-based compensation exception under Section 162(m), the Administrator may provide for payment or vesting under the Award in the event of the death or disability of the Participant or a change in ownership or control of the Company without regard to the conditions that would apply to so qualify the Award, including the requirement of this Section 6(a)(9) that payment or vesting be conditioned upon the satisfaction of Performance Criterion (or Criteria) and including the limits set forth in Section 4(c).

(10)    Coordination with Other Plans. Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or its Affiliates. For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company or its Affiliates may be settled in Stock (including, without limitation, Unrestricted Stock) under the Plan if the Administrator so determines, in which case the shares delivered will be treated as awarded under the Plan (and will reduce the number of shares thereafter available under the Plan in accordance with the rules set forth in Section 4). In any case where an award is made under another plan or program of the Company or its Affiliates and is intended to qualify for the performance-based compensation exception under Section 162(m), and such award is settled by the delivery of Stock or another Award under the Plan, the applicable Section 162(m) limitations under both the other plan or program and under the Plan will be applied to the Plan as necessary (as determined by the Administrator) to preserve the availability of the Section 162(m) performance-based compensation exception with respect thereto.

(11)    Section 409A.

(A)    Without limiting Section 11(b) hereof, each Award will contain such terms as the Administrator determines, and will be construed and administered, such that the Award either qualifies for an exemption from the requirements of Section 409A or satisfies such requirements.

(B)    If a Participant is deemed on the date of the Participant’s termination of Employment to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B), then, with regard to any payment that is considered nonqualified deferred compensation under Section 409A, to the extent applicable, payable on account of a “separation from service”, such payment will be made or provided on the date that is the earlier of (i) the expiration of the six-month period measured from the date of such “separation from service” and (b) the date of the Participant’s death (the “Delay Period”). Upon the expiration of the Delay Period, all payments delayed pursuant to this Section 6(a)(11) (whether they would have otherwise been payable in a single lump sum or in installments in the absence of such delay) will be paid on the first business day following the expiration of the Delay Period in a lump sum and any remaining payments due under the Award will be paid in accordance with the normal payment dates specified for them in the applicable Award agreement.

(C)    For purposes of Section 409A, each payment made under this Plan shall be treated as a separate payment.

(b)    Stock Options and SARs.

(1)    Time and Manner of Exercise. Unless the Administrator expressly provides otherwise, no Stock Option or SAR will be deemed to have been exercised until the Administrator receives a physical or electronic notice of exercise in a form acceptable to the Administrator that is signed by the appropriate person and accompanied by any payment required under the Award. Any attempt to exercise a Stock Option or SAR by any person other than the Participant will not be given effect unless the Administrator has received such evidence as it may require that the person exercising the Award has the right to do so.

(2)    Exercise Price. The exercise price (or the base value from which appreciation is to be measured) of each Award requiring exercise will be no less than 100% (in the case of an ISO granted to a 10-percent shareholder within the meaning of subsection (b)(6) of Section 422, 110%) of the Fair Market Value of the Stock subject to the Award, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant.

(3)    Payment of Exercise Price. Where the exercise of an Award is to be accompanied by payment, payment of the exercise price must be by cash or check acceptable to the Administrator or, if so permitted by the Administrator and if legally permissible, (i) through the delivery of previously acquired unrestricted shares of Stock, or the withholding of unrestricted shares of Stock otherwise deliverable upon exercise, in either case that have a Fair Market Value equal to the exercise price, (ii) through a broker-assisted exercise program acceptable to the Administrator, (iii) by other means acceptable to the Administrator, or (iv) by any combination of the foregoing permissible forms of payment. The delivery of previously acquired shares in payment of the exercise price under clause (i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.

(4)    Maximum Term. The maximum term of Stock Options and SARs may not exceed 10 years from the date of grant (or five years from the date of grant in the case of an ISO granted to a 10-percent shareholder described in Section 6(b)(2) above).

(5)    No Repricing. Except in connection with a corporate transaction involving the Company (which term includes, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares) or as otherwise contemplated by Section 7 below, the Company may not, without obtaining shareholder approval, (A) amend the terms of outstanding Stock Options or SARs to reduce the exercise price or base value of such Stock Options or SARs, (B) cancel outstanding Stock Options or SARs in exchange for Stock Options or SARs with an exercise price or base value that is less than the exercise price or base value of the original Stock Options or SARs, or (C) cancel outstanding Stock Options or SARs that have an exercise price or base value greater than the Fair Market Value of a share of Stock on the date of such cancellation in exchange for cash or other consideration.

7. EFFECT	OF CERTAIN TRANSACTIONS

(a)    Mergers, etc.    Except as otherwise expressly provided in an Award agreement, the following provisions will apply in the event of a Covered Transaction:

(1)    Assumption or Substitution. If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may provide for (A) the assumption or continuation of some or all outstanding Awards or any portion thereof or (B) the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.

(2)    Cash-Out of Awards. Subject to Section 7(a)(5), below the Administrator may provide for payment (a “cash-out”), with respect to some or all Awards or any portion thereof, equal in the case of each affected Equity Award or portion thereof to the excess, if any, of (A) the Fair Market Value of one share of Stock times the number of shares of Stock subject to the Award or such portion, over (B) the aggregate exercise or purchase price, if any, under the Award or such portion (in the case of a SAR, the aggregate base value above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Administrator determines; provided, however, for the avoidance of doubt, that if the exercise or purchase price (or base value) of an Equity Award is equal to or greater than the Fair Market Value of one share of Stock, the Award may be cancelled with no payment due hereunder or otherwise in respect of such Equity Award.

(3)    Acceleration of Certain Awards. Subject to Section 7(a)(5) below, the Administrator may provide that any Award requiring exercise will become exercisable, in full or in part, and/or that the delivery of any shares of Stock remaining deliverable under any outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will be accelerated, in full or in part, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the delivery of the shares, as the case may be, to participate as a shareholder in the Covered Transaction.

(4)    Termination of Awards upon Consummation of Covered Transaction. Except as the Administrator may otherwise determine in any case, each Award will automatically terminate (and in the case of outstanding shares of Restricted Stock, will automatically be forfeited) immediately upon consummation of the

Covered Transaction, other than (A) any Award assumed pursuant to Section 7(a)(1) above, and (B) any Cash Award that by its terms, or as a result of action taken by the Administrator, continues following the Covered Transaction.

(5)    Additional Limitations. Any share of Stock and any cash or other property delivered pursuant to Section 7(a)(2) or Section 7(a)(3) above with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Covered Transaction. For purposes of the immediately preceding sentence, a cash-out under Section 7(a)(2) above or an acceleration under Section 7(a)(3) above will not, in and of itself, be treated as the lapsing (or satisfaction) of a performance or other vesting condition. In the case of Restricted Stock that does not vest and is not forfeited in connection with the Covered Transaction, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

(b)    Changes in and Distributions with Respect to Stock.

(1)    Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure that constitutes an equity restructuring within the meaning of FASB ASC Topic 718 (or any successor provision), the Administrator shall make appropriate adjustments to the maximum number of shares of Stock specified in Section 4(a) that may be issued under the Plan, and shall make appropriate adjustments to the number and kind of shares of stock or securities underlying Equity Awards then outstanding or subsequently granted, any exercise or purchase prices (or base values) relating to Awards and any other provision of Awards affected by such change.

(2)    Certain Other Adjustments. The Administrator may also make adjustments of the type described in Section 7(b)(1) above to take into account distributions to shareholders other than those provided for in Section 7(a) and 7(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan, having due regard for the qualification of ISOs under Section 422, the requirements of Section 409A, and the performance-based compensation rules of Section 162(m), to the extent applicable.

(3)    Continuing Application of Plan Terms. References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8. LEGAL	CONDITIONS ON DELIVERY OF STOCK

The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. The Company may require, as a condition to the exercise of an Award or the delivery of shares of Stock under an Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act of 1933, as amended, or any applicable state or non-U.S. securities law. Any Stock required to be issued to Participants under the Plan will be evidenced in such manner as the Administrator may deem appropriate, including book-entry registration or delivery of stock certificates. In the event that the Administrator determines that stock certificates will be issued to Participants under the Plan, the Administrator may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

9. AMENDMENT	AND TERMINATION

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, however, that except as otherwise expressly provided in the Plan the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect materially and adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time the Award was granted. Any amendments to the Plan will be conditioned upon shareholder approval only to the extent, if any, such approval is required by law (including the Code) or applicable stock exchange requirements, as determined by the Administrator.

10. OTHER	COMPENSATION ARRANGEMENTS

The existence of the Plan or the grant of any Award will not affect the Company’s right to award a person bonuses or other compensation in addition to Awards under the Plan.

11. MISCELLANEOUS

(a)    Waiver of Jury Trial. By accepting or being deemed to have accepted an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim will be tried before a court and not before a jury. By accepting or being deemed to have accepted an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers. Notwithstanding anything to the contrary in the Plan, nothing herein is to be construed as limiting the ability of the Company and a Participant to agree to submit disputes arising under the terms of the Plan or any Award made hereunder to binding arbitration or as limiting the ability of the Company to require any eligible individual to agree to submit such disputes to binding arbitration as a condition of receiving an Award hereunder.

(b)    Limitation of Liability. Notwithstanding anything to the contrary in the Plan, neither the Company, nor any Affiliate, nor the Administrator, nor any person acting on behalf of the Company, any Affiliate, or the Administrator, will be liable to any Participant, to any permitted transferee, to the estate or beneficiary of any Participant or any permitted transferee, or to any other holder of an Award by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to the Award.

12. ESTABLISHMENT	OF SUB-PLANS

The Administrator may at any time and from time to time establish one or more sub-plans under the Plan (for local-law compliance purposes or other administrative reasons determined by the Administrator) by adopting supplements to the Plan containing, in each case, such limitations on the Administrator’s discretion under the Plan, and such additional terms and conditions, as the Administrator deems necessary or desirable. Each supplement so established will be deemed to be part of the Plan but will apply only to Participants within the group to which the supplement applies (as determined by the Administrator).

13. GOVERNING	LAW

(a)    Certain Requirements of Corporate Law. Equity Awards will be granted and administered consistent with the requirements of applicable Delaware law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case as determined by the Administrator.

(b)    Other Matters. Except as otherwise provided by the express terms of an Award agreement, under a sub-plan described in Section 12 or as provided in Section 13(a) above, the provisions of the Plan and of Awards under the Plan and all claims or disputes arising out of our based upon the Plan or any Award under the Plan or relating to the subject matter hereof or thereof will be governed by and construed in accordance with the domestic substantive laws of the Commonwealth of Massachusetts without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

(c)    Jurisdiction. By accepting an Award, each Participant will be deemed to (a) have submitted irrevocably and unconditionally to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of or based upon the Plan or any Award; (b) agree not to commence any suit, action or other proceeding arising out of or based upon the Plan or an Award, except in the federal and state courts located within the geographic boundaries of the United States District Court for the District of Massachusetts; and (c) waive, and agree not to assert, by way of motion as a defense or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Plan or an Award or the subject matter thereof may not be enforced in or by such court.

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“2008 Plan”: The pSivida Corp. 2008 Incentive Plan, as from time to time amended and in effect.

“Administrator”: The Compensation Committee, except that the Compensation Committee may delegate (i) to one or more of its members (or one or more other members of the Board, including the full Board) such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant Awards to the extent permitted by Section 157(c) of the Delaware General Corporation Law; and (iii) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term “Administrator” will include the person or persons so delegated to the extent of such delegation.

“Affiliate”: Any corporation or other entity that stands in a relationship to the Company that would result in the Company and such corporation or other entity being treated as one employer under Section 414(b) and Section 414(c) of the Code.

“Award”: Any or a combination of the following:

(i) Stock Options.

(ii) SARs.

(iii) Restricted Stock.

(iv) Unrestricted Stock.

(v) Stock Units, including Restricted Stock Units.

(vi) Performance Awards.

(vii) Cash Awards.

(viii) Awards (other than Awards described in (i) through (vii) above) that are convertible into or otherwise based on Stock.

“Board”: The Board of Directors of the Company.

“Cash Award”: An Award denominated in cash.

“Cause”: In the case of any Participant who is party to an employment or severance-benefit agreement that contains a definition of “Cause,” the definition set forth in such agreement will apply for Plan purposes for so long as such agreement is in effect with respect to such Participant. In every other case, “Cause” will mean, as determined by the Administrator, (i) a substantial failure of the Participant to perform the Participant’s duties and responsibilities to the Company or subsidiaries or substantial negligence in the performance of such duties and responsibilities; (ii) the commission by the Participant of a felony or a crime involving moral turpitude; (iii) the commission by the Participant of theft, fraud, embezzlement, material breach of trust or any material act of dishonesty involving the Company or any of its subsidiaries; (iv) a significant violation by the Participant of the code of conduct of the Company or its subsidiaries of any material policy of the Company or its subsidiaries, or of any statutory or common law duty of loyalty to the Company or its subsidiaries; (v) material breach of any of the terms of the Plan or any Award made under the Plan, or of the terms of any other agreement between the Company or subsidiaries and the Participant; or (vi) other conduct by the Participant that could be expected to be harmful to the business, interests or reputation of the Company.

“Code”: The U.S. Internal Revenue Code of 1986, as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Compensation Committee”: The Compensation Committee of the Board.

“Company”: EyePoint Pharmaceuticals, Inc., a Delaware corporation.

“Covered Transaction”: Any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction will be deemed to have occurred upon consummation of the tender offer.

“Date of Adoption”: The earlier of the date the Plan was approved by the Company’s shareholders or adopted by the Board, as determined by the Committee.

“Director”: A member of the Board who is not an Employee.

“Employee”: Any person who is employed by the Company or an Affiliate.

“Employment”: A Participant’s employment or other service relationship with the Company and its Affiliates. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to, the Company or an Affiliate. If a Participant’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant’s Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates. Notwithstanding the foregoing and the definition of “Affiliate” above, in construing the provisions of any Award relating to the payment of “nonqualified deferred compensation” (subject to Section 409A) upon a termination or cessation of Employment, references to termination or cessation of employment, separation from service, retirement or similar or correlative terms will be construed to require a “separation from service” (as that term is defined in Section 1.409A-1(h) of the Treasury Regulations) from the Company and from all other corporations and trades or businesses, if any, that would be treated as a single “service recipient” with the Company under Section 1.409A-1(h)(3) of the Treasury Regulations. The Company may, but need not, elect in writing, subject to the applicable limitations under Section 409A, any of the special elective rules prescribed in Section 1.409A-1(h) of the Treasury Regulations for purposes of determining whether a “separation from service” has occurred. Any such written election will be deemed a part of the Plan.

“Equity Award”: An Award other than a Cash Award.

“Fair Market Value”: As of a particular date, (i) the closing price for a share of Stock reported on the NASDAQ Global Market (or any other national securities exchange on which the Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the immediately preceding date on which a closing price was reported or (ii) in the event that the Stock is not traded on a national securities exchange, the fair market value of a share of Stock determined by the Administrator consistent with the rules of Section 422 and Section 409A to the extent applicable.

“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422. Each Stock Option granted pursuant to the Plan will be treated as providing by its terms that it is to be an NSO unless, as of the date of grant, it is expressly designated as an ISO.

“NSO”: A Stock Option that is not intended to be an “incentive stock option” within the meaning of Section 422.

“Participant”: A person who is granted an Award under the Plan.

“Performance Award”: An Award subject to Performance Criteria. The Administrator may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended to so qualify.

“Performance Criteria”: Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. A Performance Criterion and any targets with respect thereto need not be based upon an increase, a positive or improved result or avoidance of loss. For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion will mean an objectively determinable measure or objectively determinable measures of performance relating to any, or any combination of, the following (measured either absolutely or comparatively (including, without limitation, by reference to an index or indices or the performance of one or more companies) and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof and subject to such adjustments, if any, as the Committee specifies, consistent with the requirements of Section 162(m)) : sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; shareholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Administrator may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

“Plan”: The EyePoint Pharmaceuticals, Inc. 2016 Long Term Incentive Plan, as from time to time amended and in effect.

“Restricted Stock”: Stock subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified service- or performance-based conditions are not satisfied.

“Restricted Stock Unit”: A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

“SAR”: A right entitling the holder upon exercise to receive an amount (payable in cash or in shares of Stock of equivalent value) equal to the excess of the Fair Market Value of the shares of Stock subject to the right over the base value from which appreciation under the SAR is to be measured.

“Section 409A”: Section 409A of the Code.

“Section 422”: Section 422 of the Code.

“Section 162(m)”: Section 162(m) of the Code.

“Stock”: Common stock of the Company, par value $0.001 per share.

“Stock Option”: An option entitling the holder to acquire shares of Stock upon payment of the exercise price.

“Stock Unit”: An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.

“Substitute Awards”: Equity Awards issued under the Plan in substitution for equity awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition.

“Unrestricted Stock”: Stock not subject to any restrictions under the terms of the Award.

Annex B

EYEPOINT PHARMACEUTICALS, INC.

2019 EMPLOYEE STOCK PURCHASE PLAN

1. PURPOSE	AND INTERPRETATION

(a)    The purpose of the EyePoint Pharmaceuticals, Inc. 2019 Employee Stock Purchase Plan is to encourage and to enable Eligible Employees of the Company and its Participating Affiliates, through after-tax payroll deductions or periodic cash contributions, to acquire proprietary interests in the Company through the purchase and ownership of shares of Stock. The Plan is intended to benefit the Company and its stockholders (a) by incentivizing Participants to contribute to the success of the Company and to operate and manage the Company’s business in a manner that will provide for the Company’s long-term growth and profitability and that will benefit its stockholders and other important stakeholders and (b) by encouraging Participants to remain in the employ of the Company or its Participating Affiliates. The Plan was adopted by the Board on April 26, 2019 and was approved by the Company’s stockholders on June 25, 2019.

(b)    The Plan and the Options granted under the Plan are intended to satisfy the requirements for an “employee stock purchase plan” under Code Section 423. Notwithstanding the foregoing, the Company makes no undertaking to, nor representation that it will, maintain the qualified status of the Plan or any Options granted under the Plan. In addition, Options that do not satisfy the requirements for an “employee stock purchase plan” under Code Section 423 may be granted under the Plan pursuant to the rules, procedures, or sub-plans adopted by the Administrator, in its sole discretion, for certain Eligible Employees.

2. DEFINITIONS

(a)    “Account” shall mean a bookkeeping account established and maintained to record the amount of funds accumulated pursuant to the Plan with respect to a Participant for the purpose of purchasing shares of Stock under the Plan.

(b)    “Administrator” shall mean the Board, the Compensation Committee of the Board, or any other committee of the Board designated by the Board to administer the Plan.

(c)    “Board” shall mean the Board of Directors of the Company.

(d)    “Code” shall mean the Internal Revenue Code of 1986, as amended, as now in effect or as hereafter amended, and any successor thereto. References in the Plan to any Code Section shall be deemed to include, as applicable, regulations and guidance promulgated under such Code Section.

(e)    “Company” shall mean EyePoint Pharmaceuticals, Inc., a Delaware corporation, and any successor thereto.

(f)    “Custodian” shall mean the third-party administrator designated by the Administrator from time to time.

(g)    “Effective Date” shall mean July 1, 2019.

(h)    “Eligible Compensation” shall mean, unless otherwise established by the Administrator prior to the start of an Offering Period, regular base compensation (including any shift differentials), but excludes any bonus, overtime payment, sales commission, incentive compensation, car allowance, advances, loans, contributions to any Code Section 125 or 401(k) plan, the cost of employee benefits paid for by the Company or a Participating Affiliate, education or tuition reimbursements, imputed income arising under any Company or Participating

Affiliate group insurance or benefit program, traveling expense reimbursements, business and moving expense reimbursements, income received in connection with stock options and other equity awards, or other form of extra compensation, as determined by the Administrator at any time in its sole discretion.

(i)    “Eligible Employee” shall mean a natural person who has been an employee (including an officer) of the Company or a Participating Affiliate for at least three (3) months as of an Offering Date, except the following, who shall not be eligible to participate under the Plan: (i) an employee whose customary employment is twenty (20) hours or less per week, (ii) an employee whose customary employment is for not more than five (5) months in any calendar year, (iii) an employee who, after exercising his or her rights to purchase shares of Stock under the Plan, would own (directly or by attribution pursuant to Code Section 424(d)) shares of Stock (including shares that may be acquired under any outstanding Options) representing five percent (5%) or more of the total combined voting power of all classes of stock of the Company, (iv) an employee who is a citizen or resident of a foreign jurisdiction (without regard to whether such employee is also a U.S. citizen or resident alien), if the grant of an Option under the Plan or an Offering Period to such employee is prohibited under the laws of such foreign jurisdiction or compliance with the laws of such foreign jurisdiction would cause the Plan or an Offering Period to violate the requirements of Code Section 423 and (v) any other natural person whom the Administrator determines to exclude from an offering designated to satisfy the requirements of Code Section 423, provided such exclusion is permitted by Code Section 423 and the guidance issued thereunder. The Administrator may, at any time in its sole discretion, if it deems it advisable to do so, exclude the participation of the employees of a particular Participating Affiliate from eligibility to participate in a future Offering Period. Notwithstanding the foregoing, for purposes of a Non-423(b) Offering under the Plan, if any, the Administrator shall have the authority, in its sole discretion, to establish a different definition of Eligible Employee as it may deem advisable or necessary.

(j)    “Enrollment Form” shall mean the agreement(s) between the Company and an Eligible Employee, in such written, electronic, or other format and/or pursuant to such written, electronic, or other process as may be established by the Administrator from time to time, pursuant to which an Eligible Employee elects to participate in the Plan or to which a Participant elects to make changes with respect to the Participant’s participation as permitted by the Plan.

(k)    “Enrollment Period” shall mean that period of time prescribed by the Administrator, which period shall conclude prior to the Offering Date, during which Eligible Employees may elect to participate in an Offering Period. The duration and timing of Enrollment Periods may be changed or modified by the Administrator from time to time.

(l)    “Fair Market Value” shall mean the value of each share of Stock subject to the Plan on a given date determined as follows: (i) if on such date the shares of Stock are listed on an established national or regional stock exchange or are publicly traded on an established securities market, the Fair Market Value of the shares of Stock shall be the closing price of the shares of Stock on such exchange or in such market (the exchange or market selected by the Administrator if there is more than one such exchange or market) on such date or, if such date is not a Trading Day, on the Trading Day immediately preceding such date, or, if no sale of the shares of Stock is reported for such Trading Day, on the next preceding day on which any sale shall have been reported; or (ii) if the shares of Stock are not listed on such an exchange or traded on such a market, the Fair Market Value of the shares of Stock shall be determined by the Administrator in good faith.

(m)    “Holding Period” shall have the meaning set forth in Section 10(c)(i).

(n)    “NGM” shall mean the Nasdaq Global Market.

(o)    “Non-423(b) Offering” shall mean the rules, procedures, or sub-plans, if any, adopted by the Administrator, in its sole discretion, as a part of the Plan, pursuant to which Options that do not satisfy the requirements for “employee stock purchase plans” that are set forth under Code Section 423 may be granted to Eligible Employees as a separate offering under the Plan.

(p)    “Offering Date” shall mean the first day of any Offering Period under the Plan.

(q)    “Offering Period” shall mean the period determined by the Administrator pursuant to Section 7, which period shall not exceed twenty-seven (27) months, during which payroll deductions or periodic cash contributions are accumulated for the purpose of purchasing Stock under the Plan.

(r)    “Option” shall mean the right granted to Participants to purchase shares of Stock pursuant to an offering under the Plan.

(s)    “Outstanding Election” shall mean a Participant’s then-current election to purchase shares of Stock in an Offering Period, or that part of such an election which has not been cancelled (including any voluntary cancellation under Section 6(c) and deemed cancellation under Section 11) prior to the close of business on the last Trading Day of the Offering Period (or if an Offering Period has multiple Purchase Periods, the last Trading Day of the Purchase Period) or such other date as determined by the Administrator.

(t)    “Participating Affiliate” shall mean any Subsidiary designated by the Administrator from time to time, in its sole discretion, whose employees may participate in the Plan or in a specific Offering Period under the Plan, if such employees otherwise qualify as Eligible Employees.

(u)    “Participant” shall mean an Eligible Employee who has elected to participate in the Plan pursuant to Section 5.

(v)    “Plan” shall mean this EyePoint Pharmaceuticals, Inc. 2019 Employee Stock Purchase Plan, as it may be amended from time to time.

(w)    “Purchase Period” shall mean the period during an Offering Period designated by the Administrator on the last Trading Day of which purchases of Stock are made under the Plan. An Offering Period may have one or more Purchase Periods.

(x)    “Purchase Price” shall mean the purchase price at which shares of Stock may be purchased under the Plan, which shall be set by the Administrator from time to time; provided, however, that except as set forth in Section 7(b) of the Plan, the Purchase Price shall not be less than the lesser of eighty-five percent (85%) of the average of the high and low sales price of the Stock on the NGM (or, if the Stock ceases to trade on the NGM, on the principal national securities exchange on which the Stock is then trading) on the Offering Date or the last Trading Day of the Offering Period (or, if an Offering Period has multiple Purchase Periods, on the last Trading Day of the Purchase Period).

(y)    “Stock” shall mean the common stock, par value $0.001 per share, of the Company, or any security into which shares of Stock may be changed or for which shares of Stock may be exchanged as provided in Section 12.

(z)    “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the Effective Date shall be considered a Subsidiary commencing as of such date.

(aa)    “Termination of Employment” shall mean, with respect to a Participant, a cessation of the employee-employer relationship between the Participant and the Company or a Participating Affiliate for any reason,

(i)    including, without limitation, (A) a termination by resignation, discharge, death, disability, retirement, or the disaffiliation of a Subsidiary, (B) unless otherwise determined or provided by the

Administrator, a transfer of employment to a Subsidiary that is not a Participating Affiliate as of the first day immediately following the expiration of the then-current Offering Period (or, if an Offering Period has multiple Purchase Periods, the then-current Purchase Period), and (C) a termination of employment where the individual continues to provide certain services to the Company or a Subsidiary in a non-employee role, but

(ii)    excluding (A) such termination of employment where there is a simultaneous reemployment of the Participant by the Company or a Participating Affiliate and (B) any bona fide and Company-approved or Participating Affiliate-approved leave of absence, such as family leave, medical leave, personal leave, and military leave, or such other leave that meets the requirements of Treasury Regulations section 1.421-1(h)(2); provided, however, where the period of leave exceeds three (3) months and the employee’s right to reemployment is not guaranteed either by statute or by contract, the employee-employer relationship will be deemed to have terminated on the first day immediately following such three (3)-month period.

(bb)    “Trading Day” shall mean a day on which the NGM (or, if the Stock ceases to trade on the NGM, the principal national securities exchange on which the Stock is then trading) is open for trading.

3. SHARES	SUBJECT TO THE PLAN

(a)    Share Reserve. Subject to adjustment as provided in Section 12, the maximum number of shares of Stock that may be issued pursuant to Options granted under the Plan (including any Non-423(b) Offering established hereunder) is One Million One Hundred Thousand (1,100,000) shares. The shares of Stock reserved for issuance under the Plan may be authorized but unissued shares, treasury shares, or shares purchased on the open market.

(b)    Participation Adjustment as a Result of the Share Reserve. If the Administrator determines that the total number of shares of Stock remaining available under the Plan is insufficient to permit the number of shares of Stock to be purchased by all Participants on the last Trading Day of an Offering Period (or if an Offering Period has multiple Purchase Periods, on the last Trading Day of the Purchase Period) pursuant to Section 9, the Administrator shall make a participation adjustment, where the number of shares of Stock purchasable by all Participants shall be reduced proportionately in as uniform and equitable a manner as is reasonably practicable, as determined in the Administrator’s sole discretion. After such adjustment, the Administrator shall refund in cash all affected Participants’ Account balances for such Offering Period as soon as practicable thereafter.

(c)    Applicable Law Limitations on the Share Reserve. If the Administrator determines that some or all of the shares of Stock to be purchased by Participants on the last Trading Day of an Offering Period (or if an Offering Period has multiple Purchase Periods, the last Trading Day of the Purchase Period) would not be issued in accordance with applicable laws or any approval by any regulatory body as may be required or the shares of Stock would not be issued pursuant to an effective Form S-8 registration statement or that the issuance of some or all of such shares of Stock pursuant to a Form S-8 registration statement is not advisable due to the risk that such issuance will violate applicable laws, the Administrator may, without Participants’ consent, terminate any outstanding Offering Period and the Options granted thereunder and refund in cash all affected Participants’ Account balances for such Offering Period as soon as practicable thereafter.

4. ADMINISTRATION

(a)    Generally. The Plan shall be administered under the direction of the Administrator. Subject to the express provisions of the Plan, the Administrator shall have full authority, in its sole discretion, to take any actions it deems necessary or advisable for the administration of the Plan, including, without limitation:

(i)    Interpreting and construing the Plan and Options granted under the Plan and the rules and regulations thereunder; prescribing, adopting, amending, suspending, waiving, and rescinding such rules and regulations as it deems appropriate to administer and implement the Plan, including amending any outstanding

Option, as it may deem advisable or necessary to comply with applicable laws; correcting any defect or supplying any omission or reconciling any inconsistency in the Plan or Options granted under the Plan or any Enrollment Form; and making all other decisions and determinations necessary and advisable in administering the Plan, including, without limitation:

(ii)    Making determinations relating to eligibility;

(iii)    Determining the Purchase Price;

(iv)    Establishing the timing and length of Offering Periods and Purchase Periods;

(v)    Establishing minimum and maximum contribution rates;

(vi)    Establishing new or changing existing limits on the number of shares of Stock a Participant may elect to purchase with respect to any Offering Period, if such limits are announced prior to the first Offering Period to be affected;

(vii)    Adopting such rules, procedures, or sub-plans as may be deemed advisable or necessary to comply with the laws of countries other than the United States, to allow for tax-preferred treatment of the Options or otherwise to provide for the participation by Eligible Employees who reside outside of the United States, including determining which Eligible Employees are eligible to participate in the Non-423(b) Offering or other sub-plans established by the Administrator;

(viii)    Establishing the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars and permitting payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the processing of properly completed Enrollment Forms; and

(ix)    Furnishing to the Custodian such information as the Custodian may require.

The Administrator’s determinations under the Plan shall be final, binding, and conclusive upon all persons.

(b)    Custodian. If the Administrator designates a Custodian for the Plan, the Custodian shall act as custodian under the Plan and shall perform such duties as requested by the Administrator in accordance with any agreement between the Company and the Custodian. The Custodian shall establish and maintain, as agent for each Participant, an Account and any subaccounts as may be necessary or desirable for the administration of the Plan.

(c)    Other Administrative Provisions. The Company will furnish information to the Custodian from its records as directed by the Administrator, and such records will be conclusive on all persons unless determined by the Administrator to be incorrect. Each Participant and other person claiming benefits under the Plan must furnish to the Company in writing an up-to-date mailing address and any other information as the Administrator or Custodian may reasonably request. The Plan will be administered on a reasonable and nondiscriminatory basis, and Plan provisions and rules thereunder will apply in a uniform manner to all persons similarly situated.

(d)    No Liability. Neither the Board, the Compensation Committee of the Board, any other committee of the Board, the Administrator or the Custodian, nor any of their respective agents or designees, shall be liable to any person (i) for any act, failure to act, or determination made in good faith with respect to the Plan or Options granted under the Plan or (ii) for any tax (including any interest and penalties) by reason of the failure of the Plan, an Option, or an Offering Period to satisfy the requirements of Code Section 423, the failure of the Participant to satisfy the requirements of Code Section 423, or otherwise asserted with respect to the Plan, Options granted under the Plan, or shares of Stock purchased or deemed purchased under the Plan.

5. PARTICIPATION	IN THE PLAN IN AN OFFERING PERIOD

(a)    Generally. An Eligible Employee may become a Participant for an Offering Period under the Plan by completing the prescribed Enrollment Form and submitting such Enrollment Form to the Company (or the Company’s designee), in the format and pursuant to the process as prescribed by the Administrator, during the Enrollment Period prior to the commencement of the Offering Period to which it relates. If properly completed and timely submitted, the Enrollment Form will become effective for the first Offering Period following submission of the Enrollment Form and all subsequent Offering Periods as provided by Section 5(b) until (i) it is terminated in accordance with Section 11, (ii) it is modified by filing another Enrollment Form in accordance with this Section 5(a) (including an election is made to cease payroll deductions or periodic cash contributions in accordance with Section 6(c)), or (iii) the Participant is otherwise ineligible to participate in the Plan or in a subsequent Offering Period.

(b)    Automatic Re-Enrollment. Following the end of each Offering Period, each Participant shall automatically be re-enrolled in the next Offering Period at the applicable rate of payroll deductions or periodic cash contributions in effect on the last Trading Day of the prior Offering Period or otherwise as provided under Section 6, unless (i) the Participant has experienced a Termination of Employment, or (ii) the Participant is otherwise ineligible to participate in the Plan or in the next Offering Period. Notwithstanding the foregoing, the Administrator may require current Participants to complete and submit a new Enrollment Form at any time it deems necessary or desirable to facilitate Plan administration or for any other reason.

6. PAYROLL	DEDUCTIONS OR PERIODIC CASH CONTRIBUTIONS

(a)    Generally. Each Participant’s Enrollment Form shall contain a payroll deduction authorization pursuant to which he or she shall elect, unless otherwise established by the Administrator prior to the start of an Offering Period, to have a designated whole percentage of Eligible Compensation between one percent (1%) and ten percent (10%) deducted, on an after-tax basis, on each payday during the Offering Period and credited to the Participant’s Account for the purchase of shares of Stock pursuant to the offering. The Administrator shall also have the authority, but not the obligation, to permit a Participant to elect to make periodic cash contributions, in lieu of payroll deductions, for the purchase of shares of Stock pursuant to the offering. Notwithstanding the foregoing, if local law prohibits payroll deductions, a Participant may elect to participate in an Offering Period through contributions to his or her Account in a format and pursuant to a process acceptable to the Administrator. In such event, any such Participant shall be deemed to participate in a separate offering under the Plan, unless the Administrator otherwise expressly provides.

(b)    Insufficiency of Contributions. Subject to Section 6(e), if in any payroll period a Participant has no pay or his or her pay is insufficient (after other authorized deductions) to permit deduction of the full amount of his or her payroll deduction election, then (i) the payroll deduction election for such payroll period shall be reduced to the amount of pay remaining, if any, after all other authorized deductions, and (ii) the percentage or dollar amount of Eligible Compensation shall be deemed to have been reduced by the amount of the reduction in the payroll deduction election for such payroll period. Deductions of the full amount originally elected by the Participant will recommence as soon as his or her pay is sufficient to permit such payroll deductions; provided, however, no additional amounts shall be deducted to satisfy the Outstanding Election. If the Administrator authorizes a Participant to elect to make periodic cash contributions in lieu of payroll deductions, the failure of a Participant to make any such contributions shall reduce, to the extent of the deficiency in such payments, the number of shares purchasable under the Plan by the Participant.

(c)    Cessation after Offering Date. A Participant may cease his or her payroll deductions or periodic cash contributions during an Offering Period by properly completing and timely submitting a new Enrollment Form to the Company (or the Company’s designee), in the format and pursuant to the process as prescribed by the Administrator, at any time prior to the last day of such Offering Period (or if an Offering Period has multiple Purchase Periods, the last day of such Purchase Period). Any such cessation in payroll deductions or periodic cash contributions shall be effective as soon as administratively practicable thereafter and shall remain in effect for the duration of such Offering Period and for successive Offering Periods as provided in Section 5(b) unless the Participant submits a new Enrollment Form for a later Offering Period in accordance with Section 5(a). A Participant may only increase his or her rate of payroll deductions or periodic cash contributions in accordance with Section 6(d).

(d)    Modification Prior to Offering Date. A Participant may increase or decrease his or her rate of payroll deductions or periodic cash contributions, to take effect on the Offering Date of the Offering Period following submission of the Enrollment Form, by properly completing and timely submitting a new Enrollment Form in accordance with Section 5(a).

(e)    Authorized Leave or Disability after Offering Date. Subject to Section 11, if a Participant is absent from work due to an authorized leave of absence or disability (and has not experienced a Termination of Employment), such Participant shall have the right to elect (i) to remain a Participant in the Plan for the then-current Offering Period (or if an Offering Period has multiple Purchase Periods, the then-current Purchase Period) but to cease his or her payroll deductions or periodic cash contributions in accordance with Section 6(c), or (ii) to remain a Participant in the Plan for the then-current Offering Period (or if an Offering Period has multiple Purchase Periods, the then-current Purchase Period) but to authorize payroll deductions to be made from payments made by the Company or a Participating Affiliate to the Participant during such leave of absence or disability and to undertake to make additional cash payments to the Plan at the end of each payroll period during the Offering Period to the extent that the payroll deductions from payments made by the Company or a Participating Affiliate to such Participant are insufficient to meet such Participant’s Outstanding Election. Neither the Company nor a Participating Affiliate shall advance funds to a Participant if the Participant’s payroll deductions and additional cash payments during the Participant’s leave of absence or disability are insufficient to fund the Participant’s Account at his or her Outstanding Election.

7. OFFERING	PERIODS AND PURCHASE PERIODS; PURCHASE PRICE

(a)    The Administrator shall determine from time to time, in its sole discretion, the Offering Periods and Purchase Periods under the Plan. Each Offering Period shall consist of one or more Purchase Periods, as determined by the Administrator. Unless otherwise established by the Administrator prior to the start of an Offering Period, the Plan shall have two (2) Offering Periods (with concurrent Purchase Periods) that commence each calendar year, and each Offering Period shall be of approximately six (6) months’ duration, with the first such Offering Period beginning on the first Trading Day of February and ending on the last Trading Day of the immediately following July, and the second such Offering Period beginning on the first Trading Day of August and ending on the last Trading Day of the immediately following January. For the avoidance of doubt, unless otherwise established by the Administrator prior to the commencement thereof, the first Offering Period under the Plan shall commence on August 1, 2019 and shall end on January 31, 2020.

(b)    The Administrator shall determine from time to time, in its sole discretion, the Purchase Price of each share of Stock for each Purchase Period during an Offering Period. Unless otherwise established by the Administrator prior to the start of an Offering Period, the Purchase Price shall be the lesser of eighty-five percent (85%) of the average of the high and low sales price of the Stock on the NGM (or, if the Stock ceases to trade on the NGM, on the principal national securities exchange on which the Stock is then trading) on the Offering Date or the last Trading Day of the Offering Period (or if an Offering Period has multiple Purchase Periods, on the last Trading Day of the applicable Purchase Period).

Illustrative Hypothetical Example of the Purchase Price calculation

Offering Period: August 1, 2019 – January 31, 2020

High sales price of EYPT Stock on August 1, 2019: $2.30

Low sales price of EYPT Stock on August 1, 2019: $2.20

Average high and low sales price of EYPT Stock on August 1, 2019: $2.25

85% of average high and low sales price of EYPT Stock on August 1, 2019: $1.9125

High sales price of EYPT Stock on January 31, 2020: $3.50

Low sales price of EYPT Stock on January 31, 2020: $3.30

Average high and low sales price of EYPT Stock on January 31, 2020: $3.40

85% of average high and low sales price of EYPT Stock on January 31, 2020: $2.89

The lesser of the two 85% of average high and low sales price figures is $1.9125. Thus, the Purchase Price applicable for this hypothetical Offering Period is $1.9125 per Share of EYPT Stock.

8. GRANT	OF OPTION

(a)    Grant of Option. On each Offering Date, each Participant in such Offering Period shall automatically be granted an Option to purchase as many whole shares of Stock as the Participant will be able to purchase with the payroll deductions or periodic cash contributions credited to the Participant’s Account during the applicable Offering Period.

(b)    5% Owner Limit. Notwithstanding any provisions of the Plan to the contrary, no Participant shall be granted an Option to purchase shares of Stock under the Plan if such Participant (or any other person whose Stock would be attributed to such Participant pursuant to Code Section 424(d)), immediately after such Option is granted, would own or hold Options to purchase shares of Stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries.

(c)    Other Limitation. The Administrator may determine, as to any Offering Period, that the offering shall not be extended to “highly compensated employees” within the meaning of Code Section 414(q).

9. PURCHASE	OF SHARES OF STOCK; PURCHASE LIMITATIONS

(a)    Purchase. Unless the Participant’s participation in the Plan has otherwise been terminated as provided in Section 11, such Participant will be deemed to have automatically exercised his or her Option to purchase Stock on the last Trading Day of the Offering Period (or if an Offering Period has multiple Purchase Periods, the last Trading Day of the Purchase Period) for the maximum number of shares of Stock that may be purchased at the Purchase Price with the Participant’s Account balance at that time; provided, however, the number of shares of Stock purchased is subject to adjustment by Section 3, this Section 9, and Section 12. The Administrator shall cause the amount credited to each Participant’s Account to be applied to such purchase, and the amount applied to purchase shares of Stock pursuant to an Option shall be deducted from the applicable Participant’s Account.

(b)    Limit on Number of Shares Purchased. Notwithstanding Section 8(a) or Section 9(a), in no event may a Participant purchase more than Fifty Thousand (50,000) shares of Stock in any one Offering Period; provided, however, that the Administrator may, in its sole discretion, prior to the start of an Offering Period, set a different limit on the number of shares of Stock a Participant may purchase during such Offering Period.

(c)    Limit on Value of Shares Purchased. Notwithstanding any provisions of the Plan to the contrary, excluding Options granted pursuant to any Non-423(b) Offering, no Participant shall be granted an Option to purchase shares of Stock under the Plan which permits the Participant’s rights to purchase shares under all “employee stock purchase plans” (described in Code Section 423) of the Company and its Subsidiaries to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of the aggregate Fair Market Value of such shares of Stock (determined at the time such Options are granted) for each calendar year in which such Options are outstanding at any time.

(d)    No Fractional Shares. Notwithstanding any provisions of the Plan to the contrary, no Participant may exercise an Option to purchase less than one whole share of Stock, certificates representing fractional shares will not be delivered to Participants under any circumstances, and any Option to purchase less than one whole share of Stock shall be automatically terminated on the last Trading Day of the Offering Period (or if an Offering Period has multiple Purchase Periods, the last Trading Day of the Purchase Period). Unless the Participant’s participation in the Plan has otherwise been terminated as provided in Section 11, the portion of a Participant’s Account balance remaining as a result of a Participant’s inability to exercise an Option to purchase less than one whole share of Stock shall be transferred to the Participant’s brokerage account.

10. STOCK	ISSUANCE; STOCKHOLDER RIGHTS; AND SALES OF PLAN SHARES

(a)    Stock Issuance and Account Statements. Shares of Stock purchased under the Plan will be held by the Custodian. The Custodian may hold the shares of Stock purchased under the Plan by book entry or in the form of stock certificates in nominee names and may commingle shares held in its custody in a single account without identification as to individual Participants. The Company shall cause the Custodian to deliver to each Participant a statement for each Offering Period during which the Participant purchases Stock under the Plan, which statement shall reflect, for each such Participant, (i) the transactions in his or her Account and the date thereof; (ii) the amount of payroll deductions withheld or periodic cash contributions made during the Offering Period; (iii) the number of shares of Stock purchased; (iv) the aggregate Purchase Price of the shares of Stock purchased; (v) the Purchase Price per share; (vi) the brokerage fees and commissions paid (if any); and (vii) the total number of shares of Stock held by the Custodian for the Participant as of the end of the Offering Period.

(b)    Stockholder Rights. A Participant shall not be a stockholder or have any rights as a stockholder with respect to shares of Stock subject to the Participant’s Options under the Plan until the shares of Stock are purchased pursuant to the Options and such shares of Stock are transferred into the Participant’s name on the Company’s books and records. No adjustment will be made for dividends or other rights for which the record date is prior to such time. Following purchase of shares of Stock under the Plan and transfer of such shares of Stock into the Participant’s name on the Company’s books and records, a Participant shall become a stockholder with respect to the shares of Stock purchased during such Purchase Period and, except as otherwise provided in Section 10(c), shall thereupon have all dividend, voting, and other ownership rights incident thereto.

(c)    Sales of Plan Shares. The Administrator shall have the right to require any or all of the following with respect to shares of Stock purchased under the Plan:

(i)    that a Participant may not request that all or part of the shares of Stock be reissued in the Participant’s own name and shares be delivered to the Participant until two (2) years (or such shorter period of time as the Administrator may designate) have elapsed since the Offering Date of the Offering Period in which the shares were purchased and one (1) year has elapsed since the day the shares were purchased (the “Holding Period”);

(ii)    that all sales of shares of Stock during the Holding Period applicable to such purchased shares be performed through a licensed broker acceptable to the Company; and

(iii)    that Participants abstain from selling or otherwise transferring shares of Stock purchased pursuant to the Plan for a period lasting up to two (2) years from the date the shares of Stock were purchased pursuant to the Plan.

11. DEEMED	CANCELLATION OR TERMINATION OF PARTICIPATION

(a)    Termination of Employment Other than Death. In the event a Participant who holds outstanding Options to purchase shares of Stock under the Plan experiences a Termination of Employment for any reason other than death prior to the last Trading Day of the Offering Period, the Participant’s outstanding Options to purchase shares of Stock under the Plan shall automatically terminate, and the Administrator shall refund in cash the Participant’s Account balance as soon as practicable thereafter.

(b)    Death. In the event of the death of a Participant while the Participant holds outstanding Options to purchase shares of Stock under the Plan, the legal representatives of such Participant’s estate (or, if the Administrator permits a beneficiary designation, the beneficiary or beneficiaries most recently designated by the Participant prior to his or her death) may, within three (3) months after the Participant’s death (but no later than the last Trading Day of the Offering Period (or if an Offering Period has multiple Purchase Periods, the last Trading Day of the then-current Purchase Period)) by written notice to the Company (or the Company’s designee), elect one of the following alternatives. In the event the Participant’s legal representatives (or, if applicable, beneficiary or beneficiaries) fail to deliver such written notice to the Company (or the Company’s designee) within the prescribed period, the alternative in Section 11(b)(ii) shall apply.

(i)    The Participant’s outstanding Options shall be reduced to the number of shares of Stock that may be purchased, as of the last day of the Offering Period (or if an Offering Period has multiple Purchase Periods, the last Trading Day of the then-current Purchase Period), with the amount then credited to the Participant’s Account; or

(ii)    The Participant’s Options to purchase shares of Stock under the Plan shall automatically terminate, and the Administrator shall refund in cash, to the Participant’s legal representatives, the Participant’s Account balance as soon as practicable thereafter.

(c)    Other Termination of Participation. If a Participant ceases to be eligible to participate in the Plan for any reason, the Administrator shall refund in cash the affected Participant’s Account balance as soon as practicable thereafter. Once terminated, participation may not be reinstated for the then-current Offering Period, but, if otherwise eligible, the Eligible Employee may elect to participate in a subsequent Offering Period in accordance with Section 5.

12. CHANGES	IN CAPITALIZATION

(a)    Changes in Stock. If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares that may be purchased under the Plan shall be adjusted proportionately and accordingly by the Administrator. In addition, the number and kind of shares for which Options are outstanding shall be similarly adjusted so that the proportionate interest of a Participant immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate Purchase Price payable by a Participant with respect to shares subject to such Options but shall include a corresponding proportionate adjustment in the Purchase Price per share. Notwithstanding the foregoing, in the event of a spin-off that results in no change in the number of outstanding shares of Stock, the Company may, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares for which Options are outstanding under the Plan and (ii) the Purchase Price per share.

(b)    Reorganization in Which the Company Is the Surviving Corporation. Subject to Section 12(c), if the Company shall be the surviving corporation in any reorganization, merger, or consolidation of the Company with one or more other corporations, all outstanding Options under the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Options would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Purchase Price per share so that the aggregate Purchase Price thereafter shall be the same as the aggregate Purchase Price of the shares subject to such Options immediately prior to such reorganization, merger, or consolidation.

(c)    Reorganization in Which the Company Is Not the Surviving Corporation, Sale of Assets or Stock, and Other Corporate Transactions. Upon any dissolution or liquidation of the Company, or upon a merger, consolidation, or reorganization of the Company with one or more other corporations in which the Company is not the surviving corporation, or upon a sale of all or substantially all of the assets of the Company to another corporation, or upon any merger or consolidation in which the Company is the surviving corporation that results in any person or entity owning more than fifty percent (50%) of the combined voting power of all classes of stock of the Company, the Plan and all Options outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the Options theretofore granted, or for the substitution for such Option of new rights covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and purchase prices, in which event the Plan and rights theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, the Offering Period and the Purchase Period shall be deemed to have ended on the last Trading Day prior to such termination, and in accordance with Section 9, the Options of each Participant then outstanding shall be deemed to be automatically exercised on such last Trading Day. The Administrator shall send written notice of an event that will result in such a termination to all Participants at least five (5) days prior to the date upon which the Plan will be terminated.

(d)    Adjustments. Adjustments under this Section 12 related to stock or securities of the Company shall be made by the Administrator, whose determination in that respect shall be final, binding, and conclusive.

(e)    No Limitations on Company. The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

13.    TERM; AMENDMENT, SUSPENSION, AND TERMINATION OF THE PLAN

(a)    Term. The Plan shall be effective as of the Effective Date. The Plan shall, without further action of the Board, terminate on the first to occur of (i) the day before the tenth (10th) anniversary of the date of adoption of the Plan by the Board (which was April 26, 2019), (ii) the date determined in accordance with Section 12, and (iii) the date determined in accordance with Section 13(b).

(b)    Amendment, Suspension, and Termination of the Plan. The Administrator may, at any time and from time to time, amend, suspend, or terminate the Plan or an Offering Period under the Plan; provided, however, that no amendment, suspension, or termination shall, without the consent of the Participant, materially impair any rights of a Participant that have vested at the time of such amendment, suspension, or termination. The effectiveness of any amendment to the Plan shall be contingent on approval of such amendment by the Company’s stockholders to the extent provided by the Board or required by applicable law.

14. GENERAL	PROVISIONS

(a)    Withholding of Taxes. To the extent that a Participant recognizes ordinary income in connection with a sale or other transfer of any shares of Stock purchased under the Plan, the Company may withhold amounts needed to cover such taxes from any payments otherwise due and owing to the Participant or from shares that would otherwise be issued to the Participant under the Plan. Any Participant who sells or otherwise transfers shares of Stock purchased under the Plan within two (2) years after the beginning of the Offering Period in which the shares were purchased or within one (1) year from the date the shares of Stock were purchased, must, within ten (10) days of such transfer, notify the Company in writing of such transfer.

(b)    Options Not Transferable or Assignable. A Participant’s Options under the Plan may not be sold, pledged, assigned, or transferred in any manner, whether voluntarily, by operation of law, or otherwise. If a Participant sells, pledges, assigns, or transfers his or her Options in violation of this Section 14(a), such Options shall immediately terminate, and the Participant shall immediately receive a refund of the amount then credited to the Participant’s Account. Any payment of cash or issuance of shares of Stock under the Plan may be made only to the Participant (or, in the event of the Participant’s death, to the Participant’s estate or, if the Administrator permits a beneficiary designation, the beneficiary or beneficiaries most recently designated by the Participant prior to his or her death). During a Participant’s lifetime, only such Participant may exercise his or her Options under the Plan.

(c)    No Right to Continued Employment. Neither the Plan nor any Option to purchase Stock under the Plan confers upon any Eligible Employee or Participant any right to continued employment with the Company or any of its Subsidiaries, nor will a Participant’s participation in the Plan restrict or interfere in any way with the right of the Company or any of its Subsidiaries to terminate the Participant’s employment at any time.

(d)    No Interest on Payments. No interest shall be paid on sums withheld from a Participant’s pay or otherwise contributed for the purchase of shares of Stock under the Plan unless otherwise determined necessary by the Administrator.

(e)    Governmental Regulation. The Company’s obligation to issue, sell, and deliver shares of Stock pursuant to the Plan is subject to such approval of any governmental authority and any national securities exchange or other market quotation system as may be required in connection with the authorization, issuance, or sale of such shares.

(f)    Rule 16b-3. Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or any successor provision under the Securities Exchange Act of 1934, as amended. If any provision of the Plan or action by the Administrator fails to so comply, it shall be deemed null and void to the extent permitted by applicable law and deemed advisable by the Board. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated in the Plan, such provision (other than one relating to eligibility requirements or the price and amount of awards) shall be deemed automatically to be incorporated by reference into the Plan.

(g)    Payment of Plan Expenses. The Company shall bear all costs of administering and carrying out the Plan.

(h)    Application of Funds. All funds received or held by the Company under the Plan may be used for any corporate purpose until applied to the purchase of Stock and/or refunded to Participants. Participants’ Accounts need not be segregated.

(i)    Governing Law. The validity and construction of the Plan and the Options granted hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware (other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan and the Options granted under the Plan to the substantive laws of any other jurisdiction), except to the extent superseded by applicable U.S. federal laws.

*                     *                    *

Your vote matters - here’s how to vote! You may vote online or by phone instead of mailing this card.
Votes submitted electronically must be received by 1:00 a.m., Eastern Time, on June 25, 2019.
Online
Go to www.envisionreports.com/EYPT or scan the QR code – login details are located in the shaded bar below.
Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/EYPT

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	The Board of Directors recommends you vote FOR ALL of the following nominees:

1.	Election of Directors:

01 - Göran Ando 05 - Jay Duker 09 - David Guyer	02 - Nancy Lurker 06 - Kristine Peterson	03 - David J. Mazzo 07 - Ronald W. Eastman	04 - Douglas Godshall 08 - John B. Landis

☐	Mark here to vote FOR all nomineese	☐	Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

B	The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 6, and to vote “1 Year” for proposal 5.

		For	Against	Abstain				For	Against	Abstain
2.	Approval of an amendment to the EyePoint Pharmaceuticals, Inc. 2016 Long-Term Incentive Plan to increase the number of shares authorized for issuance by 11,000,000.	☐	☐	☐	3.	Approval of the EyePoint Pharmaceuticals, Inc. 2019 Employee Stock Purchase Plan.		☐	☐	☐
							1 Year	2 Years	3 Years	Abstain
4.	Approval on an advisory basis of compensation paid to EyePoint Pharmaceuticals, Inc.’s named executive officers.	☐	☐	☐	5.	Approval on an advisory basis on the frequency of advisory stockholder votes on compensation paid to named executive officers.	☐	☐	☐	☐
6.	Ratification of the appointment of Deloitte & Touche LLP.	☐	☐	☐

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 25, 2019: The proxy statement and the Transition Report on Form 10-K for the six months ended December 31, 2018 are available at www.edocumentview.com/EYPT for street holders and www.envisionreports.com/EYPT for registered holders.

C	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.

/ /

0325ND

2019 Annual Meeting Admission Ticket

2019 Annual Meeting of EyePoint Pharmaceuticals, Inc.

Tuesday, June 25, 2019, 9 a.m. (EDT)

480 Pleasant Street, Suite A210

Watertown, Massachusetts 02472

Upon arrival, please present this admission ticket and photo identification at the registration desk.

You may obtain directions to the Annual Meeting

by calling our office at (617) 926-5000 or

e-mailing our office at rhonig@eyepointpharma.com

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on June 25, 2019: The proxy statement and the Transition Report on Form 10-K for the six months ended December 31, 2018 are available at www.edocumentview.com/EYPT for street holders and www.envisionreports.com/EYPT for registered holders.

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Help the environment by consenting to receive electronic
delivery, sign up at www.envisionreports.com/EYPT

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy – EyePoint Pharmaceuticals, Inc.

Notice of 2019 Annual Meeting of Stockholders

Proxy Solicited by the Board of Directors for the Annual Meeting of Stockholders – June 25, 2019

The undersigned hereby appoints Nancy S. Lurker and Ron I. Honig, and each of them, each with the full power of substitution, as proxies to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of EyePoint Pharmaceuticals, Inc. to be held on Tuesday, June 25, 2019 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted in the manner directed by the stockholder. If no such directions are indicated, each of the Proxies will have authority to vote FOR the election of all nominees, FOR proposals 2, 3, 4 and 6, and FOR “1 Year” frequency in proposal 5.

In his or her discretion, each of the Proxies is authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.

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